EXHIBIT A TO

FIFTH AMENDMENT AND

RESTATEMENT AGREEMENT

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 1, 2017,

among

USG CORPORATION,

as U.S. Borrower,

CGC INC.,

as Canadian Borrower,

The Lenders and Issuing Banks Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

as Canadian Administrative Agent,

and

BANK OF AMERICA, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

[CS&M Ref.: 6702-148]

i

SCHEDULES:

Schedule 1.01(a) – Investment Objective and Guidelines

Schedule 1.01(b) – Borrowing Base Supplemental Documentation

Schedule 2.01 – Commitments

Schedule 3.06 – Disclosed Matters

Schedule 3.10(c) – Canadian Pension Plans

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.09 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Base Certificate

Exhibit C – Form of Borrowing Request

Exhibit D – Form of Interest Election Request

Exhibit E – Form of Compliance Certificate

Exhibit F – Form of Administrative Questionnaire

Exhibit G – Form of Perfection Certificate

Exhibit H – Form of Revolving Note

Exhibit I – Forms of Tax Certificates

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 1, 2017 (this “Agreement”), among USG CORPORATION, a Delaware corporation, CGC INC., a New Brunswick corporation, the LENDERS and ISSUING BANKS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent, and BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents.

Subject to satisfaction of the conditions set forth in the Fifth Amendment and Restatement Agreement dated as of May 1, 2017 (the “Amendment and Restatement Agreement”), among the Borrowers, the Lenders and Issuing Banks (each as defined in the Existing Credit Agreement referred to below) party thereto, the Administrative Agent and the other parties thereto, the Fourth Amended and Restated Credit Agreement dated as of October 22, 2014, among the Borrowers, the Lenders and Issuing Banks party thereto, the Administrative Agent and Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents (as amended or otherwise modified from time to time prior to the Restatement Effective Date, the “Existing Credit Agreement”), is amended and restated in its entirety to read as provided herein.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreements.

“Account Debtor” means any Person obligated on an Account.

“Adjusted Eligible Accounts” means, at any time, the Eligible Accounts of (a) the U.S. Collateral Parties at such time, in the case of the U.S. Borrowing Base, or (b) the Canadian Collateral Parties at such time, in the case of the Canadian Borrowing Base, in each case minus the Dilution Reserve at such time applicable to such Borrowing Base.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (except in the case of the determination of the Adjusted LIBO Rate for purposes of clause (c) of the definition of the term “Alternate Base Rate”, rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. Notwithstanding the foregoing, if the Adjusted LIBO Rate, determined as provided above, would otherwise be less than zero, then the Adjusted LIBO Rate shall be deemed to be zero for all purposes.

“Adjustment Date” means each January 1, April 1, July 1 and October 1 occurring after the Restatement Effective Date.

“Administrative Agent” means (a) JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder (or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity), and (b) with respect to (i) Loans or Borrowings made to the Canadian Borrower denominated in Canadian dollars, (ii) Loans or Borrowings made to the Canadian Borrower denominated in U.S. dollars that are Eurodollar Loans or Eurodollar Borrowings and (iii) Canadian Letters of Credit denominated in Canadian dollars issued for the account of the Canadian Borrower (or any Canadian Subsidiary, as permitted hereunder), JPMCB Toronto (or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity), and, in each case, its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form of Exhibit F or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of (a) Section 9.04(b)(i), the term “Affiliate” shall also include any person that directly, or indirectly through one or more intermediaries, owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified and (b) the definition of the term “Eligible Accounts”, an “Affiliate” of the Collateral Parties shall not be deemed to include (i) Berkshire (or any of its Affiliates, other than the U.S. Borrower or any of the Subsidiaries), (ii) Gebr. Knauf Verwaltungsgesellschaft KG (or any of its Affiliates, other than the U.S. Borrower or any of the Subsidiaries) and (iii) with respect to Accounts in an amount less than $100,000 per person at any time outstanding arising in the ordinary course of business of the Collateral Parties, any officer, director or employee of any Loan Party. For purposes of the foregoing, the parties hereto acknowledge that, as of the Restatement Effective Date, neither Berkshire nor Gebr. Knauf Verwaltungsgesellschaft KG is an Affiliate of the U.S. Borrower or any of the Subsidiaries, except as provided in clause (a) of the immediately-preceding proviso as a result of such entity’s ownership of Equity Interests of the U.S. Borrower.

“Affiliated Account Debtor” means, with respect to any Account Debtor and solely to the extent that any Loan Party has knowledge of such ownership, another Person (a) that directly, or indirectly through one or more intermediaries, owns 25% or more of the voting Equity Interests of such Account Debtor or (b) of which 25% or more of the voting Equity Interests of such Person is directly, or indirectly through one or more intermediaries, owned by such Account Debtor or by any Person described in clause (a) of this definition.

“Aggregate Borrowing Base” means, at any time, the sum of (a) the U.S. Borrowing Base (as reported in the most recently delivered Borrowing Base Certificate) and (b) the lesser of (i) the Canadian Borrowing Base (as reported in the most recently delivered Borrowing Base Certificate) and (ii) the aggregate Canadian Revolving Sub-Commitment at such time.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the LIBO Screen Rate for a deposit in dollars and an Interest Period of one month, as such rate appears at approximately 11:00 a.m., London time, on such day. If no LIBO Screen Rate shall be available for an Interest Period of one month, then the Adjusted LIBO Rate for purposes of clause (c) above shall be based on the Interpolated Screen Rate on the applicable date of determination. Notwithstanding the foregoing, if the Adjusted LIBO Rate (determined as provided above) shall be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment and Restatement Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, provided that, for purposes of Section 2.20, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, at any time with respect to (a) any Revolving Lender other than a Defaulting Lender, the percentage of the aggregate Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Revolving Lender’s Revolving Commitment at such time, and (b) any Defaulting Lender, 0%. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans, LC Exposure and Swingline Exposure that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day with respect to any Eurodollar Loan, ABR Loan, CDOR Loan or Canadian Prime Loan, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar or CDOR Spread” or “ABR or Canadian Prime Spread”, as the case may be, based upon the Average Daily Excess Availability determined as of the most recent Adjustment Date; provided that until the first Adjustment Date to occur after the Restatement Effective Date, the Applicable Rate shall be the applicable rate per annum set forth below in Level III.

Level	Average Daily Excess Availability	Eurodollar or CDOR Spread	ABR or Canadian Prime Spread
I	Less than 33 1/3% of the Revolving Commitment	1.50%	0.50%
II	Greater than or equal to 33 1/3% of the Revolving Commitment but less than 66 2/3% of the Revolving Commitment	1.25%	0.25%
III	Greater than or equal to 66 2/3% of the Revolving Commitment	1.00%	0.00%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based on the Average Daily Excess Availability in accordance with the table above. In the event that the Borrowers shall fail, by the last day of any fiscal quarter of the U.S. Borrower, to timely deliver the relevant Borrowing Base Certificates necessary to calculate the Average Daily Excess Availability for such fiscal quarter then ended as and when required under Section 5.01(e), the Applicable Rate will be determined by reference to Level I in the table above until the delivery of all such Borrowing Base Certificates permitting calculation of the Average Daily Excess Availability for such fiscal quarter.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arrangers” means JPMorgan Chase Bank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.19(a).

“Available Finished Good Inventory” means, at any time, the lesser of (a) 75% of an amount equal to (x) the Eligible Finished Goods Inventory (valued at the lower of cost (determined on a first-in, first-out basis) or market value) at such time less (y) Inventory Reserves applicable thereto (without duplication of Inventory Reserves applicable to any other type of Inventory) and (b) 85% of the product of (i) the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal provided to the Administrative Agent in accordance with the terms hereof multiplied by (ii) an amount equal to (x) the Eligible Finished Goods Inventory (valued at the lower of cost (determined on a first-in, first-out basis) or market value) at such time less (y) any Inventory Reserves applicable thereto (without duplication of Inventory Reserves applicable to any other type of Inventory).

“Available Raw Materials Inventory” means, at any time, the lesser of (a) 75% of an amount equal to (x) the Eligible Raw Materials Inventory (valued at the lower of cost (determined on a first-in, first-out basis) or market value) at such time less (y) Inventory Reserves applicable thereto (without duplication of Inventory Reserves applicable to any other type of Inventory) and (b) 85% of the product of (i) the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal provided to the Administrative Agent in accordance with the terms hereof multiplied by (ii) an amount equal to (x) the Eligible Raw Materials Inventory (valued at the lower of cost (determined on a first-in, first-out basis) or market value) at such time less (y) any Inventory Reserves applicable thereto (without duplication of Inventory Reserves applicable to any other type of Inventory).

“Available WIP Inventory” means, at any time, the lesser of (a) 75% of an amount equal to (x) the Eligible WIP Inventory (valued at the lower of cost (determined on a first-in, first-out basis) or market value) at such time less (y) Inventory Reserves applicable thereto (without duplication of Inventory Reserves applicable to any other type of Inventory) and (b) 85% of the product of (i) the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal provided to the Administrative Agent in accordance with the terms hereof multiplied by (ii) an amount equal to (x) the Eligible WIP Inventory (valued at the lower of cost (determined on a first-in, first-out basis) or market value) at such time less (y) any Inventory Reserves applicable thereto (without duplication of Inventory Reserves applicable to any other type of Inventory).

“Availability Period” means the period from and including the Business Day immediately following the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Average Daily Excess Availability” means, at any Adjustment Date, the average daily Excess Availability for the three-month period immediately preceding such Adjustment Date (with the Borrowing Bases for any such day used to determine Excess Availability calculated by reference to the most recent Borrowing Base Certificate required to have been delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(e)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association, in its individual capacity, and its successors.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards and cardless e-payables services, (b) stored value cards and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means, collectively, the U.S. Banking Services Obligations and the Canadian Banking Services Obligations.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Bankruptcy Event” means, with respect to any Person, such Person becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of such Person’s business appointed for it, or, in the good faith determination of the Administrative Agent, having taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by any Governmental Authority or instrumentality thereof; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Berkshire” means Berkshire Hathaway Inc., a Delaware corporation.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Blocked Person” means any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or any similarly designated Person under other applicable laws, including the Special Economic Measures Act (Canada), the United Nations Act (Canada) and the Export and Import Permits Act (Canada), and in all such cases the regulations thereunder, as amended from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bond Pledge Agreement” has the meaning assigned to such term in the definition of “Canadian Hypothec”.

“Borrowers” means, collectively, the U.S. Borrower and the Canadian Borrower.

“Borrowing” means (a) Revolving Loans of the same Class, Type, and currency made, converted or continued on the same date and, in the case of Eurodollar Loans or CDOR Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) an Overadvance and (d) a Protective Advance.

“Borrowing Base” means each of the U.S. Borrowing Base and the Canadian Borrowing Base.

“Borrowing Base Acquisition Adjustment Principles” means, in connection with the consummation of any acquisition by a Collateral Party of a business or other assets that constitutes an Investment permitted by Section 6.04, or of the acquisition of any Person that becomes a Collateral Party upon the consummation thereof (in each case, for purposes of this definition, a “Permitted Acquisition”), the U.S. Borrower may submit a calculation of the applicable Borrowing Bases, with adjustments to reflect the acquisition of Accounts and Inventory in connection with such Permitted Acquisition, and availability hereunder for Loans and Letters of Credit shall be increased accordingly; provided, however, that no such adjustment with respect to any Permitted Acquisition shall result in the Aggregate Borrowing Base being increased by more than $45,000,000 until such time as the Administrative Agent shall have completed its review of the Accounts and Inventory acquired in such Permitted Acquisition, including (a) a field examination of the books and records relating to such Accounts and such Inventory and (b) receipt of new (or, if agreed by the Administrative Agent, recently completed) appraisals or updates of appraisals in respect of such Inventory from one or more appraisers reasonably acceptable to the Administrative Agent, in each case as the Administrative Agent may require in its Permitted Discretion (it being understood and agreed that (i) the Net Orderly Liquidation Value with respect to any Inventory acquired in connection with such Permitted Acquisition shall be based on such new (or recently completed) appraisals or updates of appraisals, if so required by the Administrative Agent (and, if not so required by the Administrative Agent, the appraisals or updates thereof then existing with respect to the applicable class of Eligible Inventory) and (ii) such acquired Accounts and Inventory shall be subject to the same advance rates, eligibility criteria and Reserves as are applicable to the existing assets included in the Borrowing Bases).

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer, in substantially the form of Exhibit B or another form which is reasonably acceptable to each of the Administrative Agent and the U.S. Borrower.

“Borrowing Base Supplemental Documentation” means the documentation listed on Schedule 1.01(b).

“Borrowing Request” means a request by either Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with a Loan made to, or a Letter of Credit issued for the account of, the Canadian Borrower (or, in the case of a Letter of Credit, a Canadian Subsidiary), the term “Business Day” shall also (i) exclude any day on which commercial banks in Toronto are authorized or required by law to remain closed but (ii) include any day on which commercial banks in Toronto are open for business, even if commercial banks in New York City are not open on such day.

“Canadian Banking Services Obligations” of the Canadian Loan Parties means any and all obligations (including obligations existing as of the Restatement Effective Date) of the Canadian Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services.

“Canadian Borrowing Base” means, at any time and subject to the Borrowing Base Acquisition Adjustment Principles, an amount (but not less than zero) equal to the sum of (a) the sum of (i) 85% of the Adjusted Eligible Accounts of Non-Investment Grade Account Debtors at such time and (ii) 90% of the Adjusted Eligible Accounts of Investment Grade Account Debtors at such time plus (b) the sum of (i) the Available Finished Goods Inventory, (ii) the Available Raw Materials Inventory and (iii) the Available WIP Inventory (for clauses (a) and (b) of this definition, in each case of the Canadian Borrower and the Canadian Collateral Parties at such time), less (c) without duplication of other Reserves included in the foregoing components of the Canadian Borrowing Base, the amount of any other Reserves established in accordance with the following sentence by the Administrative Agent in its Permitted Discretion at such time. The Administrative Agent may, in its Permitted Discretion and based on new information or a change in circumstances, adjust Reserves, with any such change to be effective three Business Days after delivery of written notice thereof to the Canadian Borrower and the Lenders. Subject to the immediately preceding sentence, the Canadian Borrowing Base at any time shall be determined by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.01(e) (or, in the case of the initial Borrowing Base Certificate delivered in connection with this Agreement, pursuant to Section 5(f) of the Amendment and Restatement Agreement), subject to adjustments made by the Administrative Agent in its Permitted Discretion to address any events or conditions relating to any of the Collateral occurring on or after the date with respect to which such Borrowing Base Certificate relates.

“Canadian Borrower” means CGC Inc., a New Brunswick corporation and wholly-owned subsidiary of the U.S. Borrower.

“Canadian Collateral” means Collateral of the Canadian Collateral Parties.

“Canadian Collateral Parties” means, collectively, the Canadian Loan Parties (in each case, other than any Subsidiary that is not a wholly owned Subsidiary).

“Canadian Collection Account” means the “Collection Account” as defined in the Canadian Security Agreement.

“Canadian dollars” or “C$” means the lawful money of Canada.

“Canadian Hypothec” means a deed of hypothec and issue of bonds granted or to be granted by any Loan Party in favor of the Administrative Agent on all of its present and future moveable or immoveable property pursuant to the laws of the Province of Quebec, together with all bonds, debentures and pledge of bond/debenture agreements or hypothecs thereof, as amended, supplemented or otherwise modified from time to time, and includes, for certainty and without limitation, (i) that certain Deed of Hypothec and Issue of Bonds (the “Deed of Hypothec”) dated December 4, 2014, made by the Canadian Borrower in favor of the Administrative Agent before Mtre. Shalini Sangani, notary for the Province of Québec, done and passed in the City of Montreal on such date under number 445, and (ii) a related Pledge of Bond Agreement (the “Bond Pledge Agreement”) dated December 4, 2014, made by the Canadian Borrower in favor of the Administrative Agent relating to a bond in the principal amount of C$100,000,000 represented by Certificate No. A-1 dated December 4, 2014, payable on demand to the Administrative Agent and issued by the Canadian Borrower pursuant to the Deed of Hypothec.

“Canadian LC Exposure” means, at any time, the sum of (a) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time issued for the account of the Canadian Borrower (or for which the Canadian Borrower is a co-applicant) and (b) the U.S. Dollar

Equivalent of the aggregate amount of all LC Disbursements on Letters of Credit issued for the account of the Canadian Borrower (or for which the Canadian Borrower is a co-applicant) that have not yet been reimbursed (including with the proceeds of Revolving Loans hereunder) by or on behalf of the Canadian Borrower at such time. The Canadian LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Canadian LC Exposure at such time.

“Canadian Loan Party” means (a) the Canadian Borrower, (b) each other Canadian Material Subsidiary, other than any Canadian Material Subsidiary that is not required to become a Loan Party in accordance with Section 5.10(a), and (c) each other Canadian Subsidiary designated by the Canadian Borrower, on or after the Restatement Effective Date, in writing to the Administrative Agent to be a “Loan Party” hereunder to the extent that the requirements of Section 5.10 have been satisfied with respect to such Canadian Subsidiary as if such Canadian Subsidiary were a Canadian Material Subsidiary (it being understood that any such Subsidiary so designated shall be deemed to be a Material Subsidiary for purposes of the Loan Documents).

“Canadian Material Subsidiary” means any Material Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Canadian Multi-Employer Plan” means a “multi-employer pension plan”, as such term is defined in the Pension Benefits Act (Ontario) or any similar plan registered under pension standards legislation of another jurisdiction in Canada to which the U.S. Borrower or any Subsidiary, including the Canadian Borrower and its Subsidiaries, contributes for its employees or former employees employed in Canada.

“Canadian Obligations” means (a) the due and punctual payment by the Canadian Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Canadian Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Canadian Borrower to any of the Secured Parties under any Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other Canadian Loan Party under or pursuant to any Loan Document.

“Canadian Pension Event” means (a) the termination or wind-up in whole or in part of a Canadian Pension Plan, (b) the occurrence of any circumstance or event that would provide any basis for a Governmental Authority to take steps to cause the termination or wind-up, in whole or in part, of any Canadian Pension Plan, the issuance of a notice (or a notice of intent to issue such a notice) to terminate in whole or in part any Canadian Pension Plan or the receipt of a notice of intent from a Governmental Authority to require the termination in whole or in part of any Canadian Pension Plan, revoking the registration of same or appointing a new administrator of such a plan, (c) an event or condition which constitutes grounds under applicable pension standards or tax legislation for the issuance of an order, direction or other communication from any Governmental Authority or a notice of an intent to issue such an order, direction or other communication requiring the U.S. Borrower or any Subsidiary to take or refrain from taking any action in respect of a Canadian Pension Plan, (d) the issuance of either any order or charges which may give rise to the imposition of any fines or penalties to or in respect of any Canadian

Pension Plan or the issuance of such fines or penalties, (e) the failure to remit by the U.S. Borrower or any Subsidiary (including the Canadian Borrower or any of its Subsidiaries) any contribution to a Canadian Pension Plan when due or the receipt of any notice from an administrator, a trustee or other funding agent or any other Person that the U.S. Borrower or any Subsidiary (including the Canadian Borrower or any of its Subsidiaries) have failed to remit any contribution to a Canadian Pension Plan or a similar notice from a Governmental Authority relating to a failure to pay any fees or other amounts, (f) the non-compliance by the U.S. Borrower or any Subsidiary (including the Canadian Borrower or any of its Subsidiaries) or with any law applicable to the Canadian Pension Plans and (g) the existence of any unfunded liability or any solvency deficiency with respect to any Canadian Pension Plan.

“Canadian Pension Plan” means a pension plan or plan that is a “registered pension plan” as defined in the Income Tax Act (Canada) or is subject to the funding requirements of the Pension Benefits Act (Ontario), or any similar pension benefits standards legislation in any Canadian jurisdiction, and which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, the U.S. Borrower or any Subsidiary, including the Canadian Borrower and its Subsidiaries, in respect of its employees or former employees employed in Canada, and for greater certainty does not include a Canadian Multi-Employer Plan.

“Canadian Prime”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Prime Rate” means, for any period, the rate per annum determined by the Administrative Agent to be the greater of (a) the rate of interest per annum most recently announced or established by JPMCB Toronto as its reference rate in effect on such day for determining interest rates for Canadian dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMCB Toronto and (b) the sum of (i) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (ii) 1.0%. If no CDOR Screen Rate shall be available for an Interest Period of one month, then the CDOR Rate for purposes of clause (b) above shall be based on the Interpolated Screen Rate on the applicable date of determination.

“Canadian Resident” means a Person that is (a) resident in Canada for purposes of the Canadian Tax Act or (b) deemed to be resident in Canada for purposes of the Canadian Tax Act in respect of all amounts paid or credited hereunder by the Canadian Borrower and the Canadian Loan Parties.

“Canadian Revolving Exposure” means, at any time, the sum of (without duplication) (a) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Canadian Revolving Loans at such time, (b) the Canadian LC Exposure at such time, (c) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Overadvances at such time made to the Canadian Borrower and (d) the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Protective Advances at such time made to the Canadian Borrower. The Canadian Revolving Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the Canadian Revolving Exposure at such time.

“Canadian Revolving Loan” means a Loan made to the Canadian Borrower pursuant to Section 2.01.

“Canadian Revolving Sub-Commitment” means, with respect to each Lender, the commitment of such Lender to make Canadian Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Protective Advances made to or for the account of the Canadian Borrower hereunder, expressed as an amount expressed in U.S. dollars representing the maximum possible aggregate amount of such Lender’s Canadian Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, Section 2.18(b) or Section 9.02(c) or (b) reduced or increased from time to time pursuant to assignments by or to such Lender, respectively, pursuant to Section 9.04. The initial amount of each Lender’s Canadian Revolving Sub-Commitment is set forth on the Schedule 2.01, or in the Assignment and Assumption or the Commitment Increase Amendment pursuant to which such Lender shall have assumed its Canadian Revolving Sub-Commitment, as applicable, and, in any such case, shall be equal to such Lender’s Applicable Percentage of the aggregate Canadian Revolving Sub-Commitments. The initial aggregate amount of the Lenders’ Canadian Revolving Sub-Commitments on the Restatement Effective Date is $50,000,000.

“Canadian Secured Obligations” means all Canadian Obligations, together with (a) Canadian Banking Services Obligations and (b) Swap Obligations owing by Canadian Loan Parties to one or more Lenders or their respective Affiliates, provided that, except with respect to Swap Obligations owing to one or more of the Lenders or their respective Affiliates as of the Restatement Effective Date, not later than the date that is ten calendar days after the date that any transaction relating to such Swap Obligation is executed (or amended, supplemented or otherwise modified to designate such Swap Obligations as Canadian Secured Obligations), the Lender (or the applicable Affiliate) party thereto (other than JPMCB) shall have delivered written notice to the Administrative Agent and the U.S. Borrower that such a transaction has been entered into (or has been amended, supplemented or otherwise modified, as the case may be) and that it constitutes a Canadian Secured Obligation entitled to the benefits of the Collateral Documents. Notwithstanding the foregoing, for purposes of clauses (a) and (b) of this defined term, the amount of Swap Obligations or Canadian Banking Services Obligations, as applicable, owing to one or more of the Lenders or their respective Affiliates at any time shall be deemed to be reduced by the aggregate amount of cash collateral provided in respect of such Swap Obligations or Canadian Banking Services Obligations, as applicable, at such time pursuant to cash collateralization terms agreed to by the applicable counterparties to such Swap Obligations or the provisions of such Canadian Banking Services Obligations, as applicable. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Canadian Secured Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Canadian Security Agreement” means that certain Pledge and Security Agreement, dated as of October 22, 2014 (as amended form time to time, including pursuant to the Amendment and Restatement Agreement), among the Canadian Collateral Parties and the Administrative Agent, for the benefit of the Secured Parties.

“Canadian Statutory Priority Claims” means claims for unpaid wages, vacation pay, worker’s compensation, employment insurance premiums, pension plan contributions, employee or non-resident withholding tax source deductions, realty taxes (including utility charges and business taxes which are collectable like realty taxes), unremitted goods and services taxes, provincial sales or harmonized sales taxes, customs duties or similar statutory obligations secured by, or the non-payment or non-remittance of which would give rise to, a Lien on the assets of a Canadian Loan Party or any Subsidiary of it; and “Canadian Statutory Priority Lien” means a Lien arising by operation of law securing a Canadian Statutory Priority Claim.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Canadian Tax Act” means the Income Tax Act (Canada) or any successor law purported to cover the same subject matter, as amended from time to time.

“Capital Expenditures” subject to Section 1.04, means, for any period, without duplication, any expenditure for any purchase or other acquisition of any asset that would be classified as a capital expenditure in the financial statements of the U.S. Borrower and the Subsidiaries for such period, prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, subject to Section 1.04.

“Cash Dominion Period” means any period in which full cash dominion is in effect pursuant to Section 7.03 of the Security Agreements (which, for purposes of clarity, shall be during any of (a) each period beginning on the date on which Excess Availability shall have been less than the Threshold Amount for five consecutive Business Days and ending on the first date thereafter on which Excess Availability shall have been equal to or greater than the Threshold Amount for 30 consecutive calendar days and (b) the continuation of any Event of Default).

“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means, for any Interest Period or one month period, the annual rate of interest determined by reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period or one month period for Canadian dollar-denominated bankers’ acceptances displayed and identified as such on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service Reuters Screen or, in the event such rate does not appear on such page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “CDOR Screen Rate”), as of 11:00 a.m., Local Time, on the first day of such Interest Period or one month period or, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 11:00 a.m., Local Time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If no CDOR Screen Rate shall be available for a particular Interest Period or one month period but CDOR Screen Rates shall be available for maturities both longer and shorter than such Interest Period or one month period, then the CDOR Rate for such Interest Period or one month period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the CDOR Rate, determined as provided above, would otherwise be less than zero, then the CDOR Rate shall be deemed to be zero for all purposes.

“CDOR Screen Rate” has the meaning assigned to such term in the definition of “CDOR Rate”.

“CFC” means a Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary which has no material assets other than the Equity Interests of one or more CFCs or other CFC Holdcos and which conducts no material business other than the ownership of such Equity Interests.

“Change in Control” means (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group (in each case, within the meaning of the Securities Exchange Act and the rules of the SEC thereunder as in effect on the Restatement Effective Date) other than the Restricted

Group (or any of them) of Equity Securities representing more than 35% of the aggregate ordinary voting power represented by Voting Securities of the U.S. Borrower (determined on a Fully Diluted Basis), (b) the ownership, directly or indirectly, beneficially or of record, by the Restricted Group (or any of them) of Equity Securities representing more than 40% of the aggregate ordinary voting power represented by the Voting Securities of the U.S. Borrower (determined on a Fully Diluted Basis, but excluding the effect of share repurchases, stock splits, stock dividends or other stock adjustments subsequent to the Restatement Effective Date and, in the case of share repurchases, pursuant to the U.S. Borrower’s share repurchase program approved by the U.S. Borrower’s board of directors on January 31, 2017) or (c) the failure of the U.S. Borrower to own 100% of the Equity Interests of the Canadian Borrower (unless, in the case of this clause (c), (i) the Canadian Revolving Sub-Commitment has been reduced to zero and (ii) the principal of and interest on each Loan made to the Canadian Borrower and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document by the Canadian Borrower shall have been paid in full in cash and all Letters of Credit issued for the account of the Canadian Borrower (or for which the Canadian Borrower is a co-applicant) shall have expired or been terminated (or cash collateralized in an amount equal to 102% of the aggregate undrawn amount of all such outstanding Letters of Credit (for each such Letter of Credit, denominated in the currency of such Letter of Credit) or otherwise collateralized (i.e., by issuance of backstop letters of credit to the applicable Issuing Banks in respect thereof), in each case in a manner satisfactory to the applicable Issuing Bank) and all LC Disbursements in respect of such Letters of Credit shall have been reimbursed).

“Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Canadian Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment or a Canadian Revolving Sub-Commitment.

“CLO” has the meaning assigned to such term in Section 9.04(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, subject to Section 9.19, all the “Collateral” as defined in any Collateral Document.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreements.

“Collateral Documents” means, collectively, the Security Agreements, the Canadian Hypothecs, the Deposit Account Control Agreements, the Collateral Access Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 to secure any of the Secured Obligations.

“Collateral Parties” means, collectively, the U.S. Collateral Parties and the Canadian Collateral Parties.

“Collection Account” means the U.S. Collection Account or, as applicable, the Canadian Collection Account.

“Commitment” means (a) with respect to any Revolving Lender, such Lender’s Revolving Commitment and (b) with respect to the Swingline Lender, its Swingline Commitment.

“Commitment Increase Amendment” has the meaning assigned to such term in Section 2.19(b).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means, on any date, any Person that is, as of such date, a competitor of the U.S. Borrower or any Subsidiary (as determined in good faith by the U.S. Borrower), which Person has been designated by the U.S. Borrower as a “Competitor” by written notice to the Administrative Agent (which the Administrative Agent shall deliver to the Lenders, including by posting such notice to the Electronic System) not less than three Business Days prior to such date, together with any parent company or subsidiary of such Person that is clearly identifiable on the basis of the similarity of its name (but excluding any bona fide debt fund Affiliate of such Competitor). “Competitor” shall exclude any Person that the U.S. Borrower has designated as no longer being a “Competitor” by written notice delivered to the Administrative Agent from time to time.

“Consolidated EBITDA” means, for any period, (a) Consolidated Net Income for such period before interest, taxes, depreciation, amortization and other non-cash adjustments (other than adjustments relating to minority interest expense) to Consolidated Net Income for such period, provided that Consolidated EBITDA shall be decreased by the amount of any cash expenditures in such period relating to non-cash adjustments added back to Consolidated EBITDA in any prior period, plus (b) without duplication and, except with respect to clause (xiii), to the extent deducted in determining the Consolidated Net Income for such period, the sum of (i) fees and expenses incurred by the U.S. Borrower or any Subsidiary during such period constituting the Transaction Costs, (ii) non-recurring charges incurred by the U.S. Borrower or any Subsidiary during such period in respect of restructurings, plant closings, headcount reductions or other similar actions (together with business optimization costs and costs incurred in connection with strategic initiatives, in each case incurred by the U.S. Borrower or any Subsidiary during such period, provided that the aggregate add-back for such costs for any period shall not to exceed 10.0% of Consolidated EBITDA for such period (calculated prior to giving effect to such add-back)), (iii) any losses incurred by the U.S. Borrower or any Subsidiary during such period attributable to the early extinguishment of Indebtedness, (iv) the cumulative effect of a change in accounting principles, (v) the aggregate amount of non-cash settlement charges of the U.S. Borrower or any Subsidiary during such period arising from post-retirement benefit plans, (vi) non-cash expenses incurred by the U.S. Borrower and Subsidiary during such period resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of the U.S. Borrower or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of the U.S. Borrower, (vii) fees and expenses incurred during such period in connection with any proposed or actual permitted merger, acquisition, investment, asset sale or other disposition, without regard to the consummation thereof, (viii) litigation settlement expenses incurred by the U.S. Borrower or any Subsidiary during such period, (ix) losses incurred by the U.S. Borrower or any Subsidiary during such period from discontinued operations, (x) charges incurred by the U.S. Borrower or any Subsidiary during such period resulting from the impairment of long-lived assets or intangible assets, (xi) losses incurred by the U.S. Borrower or any Subsidiary during such period resulting from the sale or disposition of assets of the U.S. Borrower or any Subsidiary outside the ordinary course of business, (xii) asset retirement obligation accretion expenses incurred by the U.S. Borrower or any Subsidiary during such period and (xiii) the income from non-consolidated joint ventures in an amount not to exceed the amount of cash dividends received by the U.S. Borrower and the Subsidiaries from such joint ventures during such period, minus (c) without duplication and to the extent included in determining the Consolidated Net Income for such period, the sum of (i) the aggregate amount of non-cash settlement gains of the U.S. Borrower or any Subsidiary during such period arising from post-retirement benefit plans, (ii) all gains during such period resulting from the sale or disposition of any asset of the U.S. Borrower or any Subsidiary outside the ordinary course of business, (iii) the cumulative effect of a change in accounting principles, (iv) any gains during such period attributable to the early extinguishment of Indebtedness, (v) gains during such period from discontinued operations and (vi) litigation settlement income of the U.S. Borrower or any Subsidiary during such period.

“Consolidated Net Income” means, for any period, the net income or loss of the U.S. Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding any extraordinary gains or losses of the U.S. Borrower and the Subsidiaries for such period, provided that Consolidated Net Income shall not include the income or loss of any Subsidiary that is not wholly owned by the U.S. Borrower to the extent such income or loss is attributable to the non-controlling interest in such Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Securities” means securities of the U.S. Borrower that are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“DBRS” means DBRS Limited.

“Debtor Relief Laws” means, collectively, the Bankruptcy Code, the BIA, the CCAA, the WURA and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws in the U.S. or any State or territory thereof or the District of Columbia, in Canada or any province or territory thereof, or in any other applicable jurisdiction from time to time in effect.

“Deed of Hypothec” has the meaning assigned to such term in the definition of “Canadian Hypothec”.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit, Swingline Loans or Overadvances or (iii) pay over to any Credit Party any other amount required to be paid by such Revolving Lender hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent applicable to such funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified either Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (x) under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent applicable to such funding (specifically identified and including the particular default, if any) cannot be satisfied) or (y) generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans, Overadvances and Protective Advances, provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or of a Bail-In Action.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreements.

“Designated Banking Services Obligations” means, as of any date, Banking Services Obligations that are Secured Obligations and that have been designated in writing (or designated in the Borrowing Base Certificate most recently delivered pursuant to Section 5.01(e) (or, in the case of the initial Borrowing Base Certificate delivered in connection with this Agreement, pursuant to Section 5(f) of the Amendment and Restatement Agreement) on or prior to such date) by a Borrower in its sole discretion to the Administrative Agent as “Designated Banking Services Obligations”; provided that in each case such designation shall not become effective until the third Business Day following the Administrative Agent’s receipt of such designation (it being acknowledged and agreed that, unless so designated, no Reserve in respect of such Banking Services Obligations will be instituted or maintained).

“Designated Swap Obligations” means, as of any date, Swap Obligations that are Secured Obligations and that have been designated in writing (or designated in the Borrowing Base Certificate most recently delivered pursuant to Section 5.01(e) (or, in the case of the initial Borrowing Base Certificate delivered in connection with this Agreement, pursuant to Section 5(f) of the Amendment and Restatement Agreement) on or prior to such date) by a Borrower in its sole discretion to the Administrative Agent as “Designated Swap Obligations”; provided that in each case such designation shall not become effective until the third Business Day following the Administrative Agent’s receipt of such designation (it being acknowledged and agreed that, unless so designated, no Reserve in respect of such Swap Obligations will be instituted or maintained).

“Dilution Factors” means, without duplication of any reduction to the balance of any Account, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits (including all volume discounts, trade discounts and rebates) that are recorded to reduce (x) with respect to the U.S. Borrowing Base, Accounts of the U.S. Collateral Parties in a manner consistent with current and historical accounting practices of the U.S. Collateral Parties or (y) with respect to the Canadian Borrowing Base, the Accounts of the Canadian Collateral Parties in a manner consistent with current and historical accounting practices of the Canadian Collateral Parties.

“Dilution Ratio” means, at any time, the amount (expressed as a percentage), calculated in connection with the delivery of the Borrowing Base Certificate for the calendar month most recently ended, equal to (a) with respect to the U.S. Borrowing Base, (i) the aggregate amount of the applicable Dilution Factors in respect of the Accounts of the U.S. Collateral Parties for the twelve-calendar-month period ended as of the last day of such calendar month divided by (ii) total gross invoices of the U.S. Collateral Parties for such twelve-calendar-month period or (b) with respect to the Canadian Borrowing Base, (i) the aggregate amount of the applicable Dilution Factors in respect of the Accounts of the Canadian Collateral Parties for the twelve-calendar-month period ended as of the last day of such calendar month divided by (ii) total gross invoices of the Canadian Collateral Parties for such twelve-calendar-month period.

“Dilution Reserve” means, at any time, (a) with respect to the U.S. Borrowing Base, the product of (i) the excess of (A) the applicable Dilution Ratio at such time over (B) 5.00%, multiplied by (ii) the aggregate amount of Eligible Accounts of the U.S. Collateral Parties at such time and (b) with respect to the Canadian Borrowing Base, the product of (i) the excess of (A) the applicable Dilution Ratio at such time over (B) 5.00%, multiplied by (ii) the aggregate amount of Eligible Accounts of the Canadian Collateral Parties at such time.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 or in any SEC Filing.

“Disqualified Equity Interests” means Equity Interests that (a) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (including those Equity Interests that may be required to be redeemed upon the failure to maintain or achieve any financial performance standards), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 180 days after the Original Maturity Date (other than (i) upon payment in full of the Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control”, provided that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests) or (b) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness or Equity Interests or other assets, in each case, other than Qualified Equity Interests prior to the date that is 180 days after the Original Maturity Date (other than (i) upon payment in full of the Obligations, reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control”, provided that any conversion or exchange required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests).

“Domestic Material Subsidiary” means any Material Subsidiary that is organized under the laws of the U.S., any State thereof or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the U.S., any State thereof or the District of Columbia.

“DQ List” has the meaning assigned to such term in Section 9.04(f)(iv).

“Early Maturity Date” means, with respect to any series of Senior Notes, the date that is 91 days prior to the stated maturity date for such series of Senior Notes set forth in the applicable Senior Notes Documents.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Banks and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time and subject to the Borrowing Base Acquisition Adjustment Principles, the Accounts of (x) the U.S. Collateral Parties at such time, in the case of the U.S. Borrowing Base, or (y) the Canadian Collateral Parties at such time, in the case of the Canadian Borrowing Base, but excluding any Account:

(a) that is not subject to a first-priority perfected security interest in favor of the Administrative Agent on behalf of the Secured Parties, except (i) (solely in the case of any Account of a Canadian Collateral Party) as otherwise resulting from the existence of any Canadian Statutory Priority Lien and (ii) (solely with respect to first-priority perfection of the applicable security interest) Accounts of Account Debtors described in the proviso to clause (l) of this definition;

(b) that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent on behalf of the Secured Parties, (ii) a Lien permitted under clauses (a) through (d), (f) or (j) of Section 6.02 that does not have priority over the Lien in favor of the Administrative Agent on behalf of the Secured Parties, or (iii) (solely in the case of any Account of a Canadian Collateral Party) an unregistered Canadian Statutory Priority Lien securing a Canadian Statutory Priority Claim which is not yet overdue or is being contested in compliance with Section 5.04(a) (and clauses (b), (c) and (d) of Section 5.04 are satisfied in respect of such contest), but, in each case, only to the extent of such Lien;

(c) with respect to which the scheduled due date is more than 60 days after the original invoice date, is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the applicable Collateral Party or otherwise designated as uncollectible (in determining the aggregate unpaid amount owing from each Account Debtor with respect to Accounts that are unpaid either more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, such aggregate amount shall not be reduced to give effect to any credits extended by, or amounts owing from, the Collateral Parties to such Account Debtor);

(d) that is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliated Account Debtors are ineligible under clause (c) of this definition;

(e) that is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliated Account Debtors to (i) in the case of the U.S.

Borrowing Base, all U.S. Collateral Parties exceeds (A) if the corporate credit rating of such Account Debtor is BBB- or higher by S&P or the corporate family rating of such Account Debtor is Baa3 or higher by Moody’s, 35% of the aggregate amount of all Eligible Accounts attributable to the U.S. Borrowing Base at such time or (B) if the corporate credit rating and the corporate family rating of such Account Debtor are otherwise (or if such Account Debtor does not have a corporate credit rating or a corporate family rating from S&P and Moody’s, respectively), 20% of the aggregate amount of all Eligible Accounts attributable to the U.S. Borrowing Base at such time, or (ii) in the case of the Canadian Borrowing Base, all Canadian Collateral Parties exceeds (A) if the corporate credit rating of such Account Debtor is BBB- or higher by S&P, the corporate family rating of such Account Debtor is Baa3 or higher by Moody’s or the long-term debt rating of such Account Debtor is BBB (low) or higher by DBRS, 35% of the aggregate amount of all Eligible Accounts attributable to the Canadian Borrowing Base at such time or (B) if the corporate credit rating, the corporate family rating and the long-term debt rating of such Account Debtor are otherwise (or if such Account Debtor does not have a corporate credit rating or a corporate family rating from S&P and Moody’s, respectively), 20% of the aggregate amount of all Eligible Accounts attributable to the Canadian Borrowing Base at such time; provided, however, that, notwithstanding the foregoing, this clause (e) shall not exclude any Account that is owing by (x) The Home Depot, Inc., a Delaware corporation, to the extent that the aggregate amount of Accounts owing from such Account Debtor and its Affiliated Account Debtors does not exceed 40% of the aggregate amount of all Eligible Accounts attributable to the U.S. Borrowing Base at such time (in the case of subclause (i) of this clause (e)) or the Canadian Borrowing Base at such time (in the case of subclause (ii) of this clause (e)) or (y) either American Builders & Contractors Supply Co., Inc., a Delaware corporation, or WSB Titan Inc., a Canadian corporation, to the extent that the aggregate amount of Accounts owing from such Account Debtor and its Affiliated Account Debtors does not exceed 25% of the aggregate amount of all Eligible Accounts attributable to the U.S. Borrowing Base at such time (in the case of subclause (i) of this clause (e)) or the Canadian Borrowing Base at such time (in the case of subclause (ii) of this clause (e));

(f) with respect to which any covenant, representation, or warranty contained in any Loan Document has been breached or is not true;

(g) that (i) does not arise from the sale of goods or performance of services in the applicable Collateral Party’s ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent that has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Collateral Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped or delivered to the Account Debtor (or its designee) or for which the services giving rise to such Account have not been performed by any Collateral Party or if such Account was invoiced more than once, provided that any Account for which the invoice has been corrected due to billing errors and resent to the applicable Account Debtor shall not be deemed to have been invoiced more than once for purposes of this clause (h);

(i) with respect to which any check or other instrument of payment therefor has been returned uncollected for any reason;

(j) that is owed by an Account Debtor that has (i) applied for, suffered or consented to the appointment of any receiver, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business;

(k) that is owed by any Account Debtor that has sold all or substantially all of its assets (it being understood, for purposes of clarity, that any Account that is transferred to the purchaser of all or substantially all of an Account Debtor’s assets in connection with any such sale shall be an Account owed by such purchaser and shall not be deemed to be ineligible as a result of the application of this clause (k));

(l) that is owed by an Account Debtor that (i) does not maintain its chief executive office in the U.S. (including any State thereof, the District of Columbia and, at the Administrative Agent’s discretion following a request therefor by the U.S. Borrower (and following the completion of, and the Administrative Agent’s satisfaction with, due diligence deemed to be necessary by the Administrative Agent), any territory thereof (including Puerto Rico, the U.S. Virgin Islands and Guam)) or Canada (including any province or territory thereof), (ii) is not otherwise a resident of the U.S. (including any State thereof, the District of Columbia and, at the Administrative Agent’s discretion following a request therefor by the U.S. Borrower (and following the completion of, and the Administrative Agent’s satisfaction with, due diligence deemed to be necessary by the Administrative Agent), any territory thereof (including Puerto Rico, the U.S. Virgin Islands and Guam)) or Canada (including any province or territory thereof) for purposes of establishing jurisdiction in the U.S. or Canada over such Account Debtor and (iii) is not organized under the applicable law of (A) the U.S. or any State or territory thereof (including Puerto Rico, the U.S. Virgin Islands and Guam) or the District of Columbia or (B) Canada or any province or territory thereof, in each case unless such Account is backed by a letter of credit, bankers acceptance or other credit support that is acceptable to the Administrative Agent and that is in the possession of, has been assigned to and is drawable directly by the Administrative Agent; provided, however, that, notwithstanding the foregoing, this clause (l) shall not exclude any Account that is owing by an Account Debtor that maintains its chief executive office in a Permitted Account Debtor Jurisdiction, is a resident of a Permitted Account Debtor Jurisdiction or is organized under the applicable law of a Permitted Account Debtor Jurisdiction to the extent that the aggregate amount of Accounts owing from all such Account Debtors described in this proviso does not exceed 5% of the aggregate amount of all Eligible Accounts attributable to the Aggregate Borrowing Base at such time;

(m) that is owed in any currency other than dollars or Canadian dollars;

(n) that is owed by (i) the government (or any department, agency, public (or Crown) corporation or instrumentality thereof) of any country other than (A) the U.S., in the case of the U.S. Borrowing Base, or (B) the U.S. or Canada (or any political subdivision thereof), in the case of the Canadian Borrowing Base, in each case, unless such Account (or portion thereof that is reasonably acceptable to the Administrative Agent) is backed by a letter of credit, guarantee or eligible bankers’ acceptance or other credit support that is acceptable to the Administrative Agent and that is in the possession of, has been assigned to and is drawable directly by the Administrative Agent, (ii) the government of the U.S., or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. §§ 3727 et seq. and 41 U.S.C. §§ 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction, or (iii) in the case of the Canadian Borrowing Base, the government of Canada (or any political subdivision thereof), or any department, agency, Crown corporation or instrumentality thereof, unless (x) the Financial Administration Act (Canada), as amended, or any comparable requirements under any other Canadian federal, provincial, territorial or municipal law regarding the assignment of Crown debts, and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction or (y) there are not comparable restrictions on the assignment of Crown debts of such political subdivision of Canada, or any department, agency, Crown corporation or institution thereof; provided that, notwithstanding the foregoing, up to $10,000,000 in the aggregate of Accounts owing by the government (or any department, agency, public (or Crown) corporation or instrumentality thereof) of the U.S. or Canada (if otherwise eligible hereunder) shall constitute “Eligible Accounts” whether or not the Federal Assignment of Claims Act or the Financial Administration Act (Canada) (or comparable provincial, territorial or municipal legislation) has been complied with in connection with such Accounts;

(o) that is owed by (i) any Affiliate of any Collateral Party or (ii) to the extent not otherwise constituting an Affiliate of any Collateral Party, any employee, officer, director or agent of any Collateral Party (other than, in the case of this clause (ii), any Account in an amount less than $100,000 per person at any time outstanding arising in the ordinary course of business of the Collateral Parties);

(p) that is (i) owed by an Account Debtor to which (or to whose Affiliated Account Debtor) any Collateral Party is indebted, but only to the extent of such indebtedness or (ii) subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) that is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r) that is evidenced by any promissory note, chattel paper or instrument;

(s) that is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Collateral Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Collateral Party has filed such report or qualified to do business in such jurisdiction, provided that any Account that would be an Eligible Account but for a failure to file such report or qualify to do business in the applicable jurisdiction shall be deemed to be an Eligible Account if such failure to file or qualify may be retroactively cured by making such filing and/or the payment of a nominal amount;

(t) with respect to which the applicable Collateral Party has made any agreement with the Account Debtor for any reduction thereof (solely to the extent of such reduction), other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Collateral Party created a new receivable for the unpaid portion of such Account;

(u) that does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) that is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than (i) a U.S. Collateral Party, in the case of the U.S. Borrowing Base, or (ii) a Canadian Collateral Party, in the case of the Canadian Borrowing Base, has an ownership interest in such goods, or which indicates any party other than (A) a U.S. Collateral Party, in the case of the U.S. Borrowing Base, or (B) a Canadian Collateral Party, in the case of the Canadian Borrowing Base, as payee or remittance party;

(w) that was created on cash-on-delivery terms; or

(x) that the Administrative Agent determines in its Permitted Discretion may not be collectible from the Account Debtor for any reason, with any such determination to be effective three Business Days after delivery of written notice thereof to the Borrowers and the Lenders.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Collateral Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Collateral Party to reduce the amount of such Account. In addition, for purposes of making any calculation under this Agreement or any other Loan Document as of any date, the amount of any Eligible Account that is owed in Canadian dollars shall be equal to the U.S. Dollar Equivalent of the amount of such Eligible Account as of such date determined using the Exchange Rate as of such date.

“Eligible Finished Goods Inventory” means Eligible Inventory of (x) the U.S. Collateral Parties at such time, in the case of the U.S. Borrowing Base, or (y) the Canadian Collateral Parties at such time, in the case of the Canadian Borrowing Base, in each case, consisting of finished goods available for sale (as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion and consistent with past practices).

“Eligible Inventory” means, at any time and subject to the Borrowing Base Acquisition Adjustment Principles, the Inventory of (x) the U.S. Collateral Parties at such time, in the case of the U.S. Borrowing Base, or (y) the Canadian Collateral Parties at such time, in the case of the Canadian Borrowing Base, but excluding any Inventory:

(a) that is not subject to a first priority perfected Lien in favor of the Administrative Agent on behalf of the Secured Parties, except as otherwise resulting from (i) the exercise of the Administrative Agent’s sole discretion under clause (e) of this defined term with respect to goods held on consignment on behalf of any Collateral Party (as consignor) or (ii) solely in the case of any Inventory of a Canadian Collateral Party, the existence of any Canadian Statutory Priority Lien;

(b) that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent on behalf of the Secured Parties, (ii) any Lien permitted under clauses (a) through (d), (f) or (j) of Section 6.02 that does not have priority over the Lien in favor of the Administrative Agent on behalf of the Secured Parties or (iii) solely in the case of any Inventory of a Canadian Collateral Party, an unregistered Canadian Statutory Priority Lien securing a Canadian Statutory Priority Claim which is not yet overdue or is being contested in compliance with Section 5.04(a) (and clauses (b), (c) and (d) of Section 5.04 are satisfied in respect of such contest), but, in each case, only to the extent of such Lien;

(c) with respect to which any covenant, representation, or warranty contained in any Loan Document has been breached or is not true and which does not conform to all standards imposed by any applicable Governmental Authority;

(d) in which any Person other than any (x) U.S. Collateral Party, in the case of the U.S. Borrowing Base, or (y) Canadian Collateral Party, in the case of the Canadian Borrowing Base, shall (i) have any direct or indirect ownership, interest or title to such Inventory (other than any such interest resulting from a Lien described in subclause (i) or (ii) of clause (b) of this definition) or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(e) that constitutes spare or replacement parts (other than those held for sale in the ordinary course of business), packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment by any U.S. Collateral Party (in the case of the U.S. Borrowing Base) or Canadian Collateral Party (in the case of the Canadian Borrowing Base) (as consignee), goods held on consignment on behalf of any U.S. Collateral Party (in the case of the U.S. Borrowing Base) or Canadian Collateral Party (in the case of the Canadian Borrowing Base) (as consignor) (other than up to $25,000,000 of Inventory on consignment with Investment Grade Customers and subject to a Collateral Access Agreement and, if requested by the Administrative Agent in its sole discretion, with respect to which the applicable Collateral Party has perfected its purchase money security interest) or goods that are not of a type held for sale in the ordinary course of business;

(f) that is not located in the U.S. or is in transit from the U.S. to Canada for delivery to the Canadian Collateral Parties (in the case of the U.S. Borrowing Base) or Canada (in the case of the Canadian Borrowing Base) or is in transit with a common carrier from vendors and suppliers;

(g) that is located in any location leased by a Collateral Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably request or (ii) a Rent Reserve has been established by the Administrative Agent with respect to such Inventory, provided that any Inventory located at any such location where Inventory on-hand has a book value of less than $100,000 shall not constitute Eligible Inventory;

(h) that is located in any third party warehouse or other storage facility or is in the possession of a bailee (other than a third party processor) and is not evidenced by a document (other than bills of lading to the extent permitted by clause (f) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably request or (ii) a Rent Reserve has been established by the Administrative Agent with respect to such Inventory, provided that any Inventory located at any such location where Inventory on-hand has a book value of less than $100,000 shall not constitute Eligible Inventory;

(i) that is being processed offsite at a third party location or outside processor unless (i) such bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably request or (ii) a Rent Reserve has been established by the Administrative Agent with respect to such Inventory, provided that any Inventory located at any such location where Inventory on-hand has a book value of less than $100,000 shall not constitute Eligible Inventory;

(j) that is a discontinued product or component thereof;

(k) that is not reflected in a current perpetual inventory report of the applicable Collateral Party;

(l) for which reclamation rights have been asserted by the seller;

(m) that consists of detonators, explosives or any similar device;

(n) in the case of Inventory consisting of work-in-process related to manufacturing of Inventory sold by any Collateral Party in the ordinary course of business, that has been determined by an appraiser (or by the Administrative Agent in its Permitted Discretion in connection with a field exam) as not being commodity-like in nature or not likely to be finished or sold in its current form; or

(o) that the Administrative Agent determines in its Permitted Discretion is unacceptable, with any such determination to be effective three Business Days after delivery of written notice thereof to the Borrowers and the Lenders.

In determining the value of the Inventory (on a cost basis) at any time, there shall be deducted (x) the aggregate amount of restocking and delivery fees associated with such Inventory and (y) that portion of the cost of such Inventory attributable to intercompany profits among the applicable Collateral Party and its Affiliates.

“Eligible Raw Material Inventory” means Eligible Inventory of (x) the U.S. Collateral Parties at such time, in the case of the U.S. Borrowing Base, or (y) the Canadian Collateral Parties at such time, in the case of the Canadian Borrowing Base, in each case consisting of raw materials (as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion and consistent with past practices).

“Eligible WIP Inventory” means Eligible Inventory of (x) the U.S. Collateral Parties at such time, in the case of the U.S. Borrowing Base, or (y) the Canadian Collateral Parties at such time, in the case of the Canadian Borrowing Base, in each case consisting of work-in-process related to manufacturing of Inventory sold by any Collateral Party in the ordinary course of its business (as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion and consistent with past practices).

“Environmental Laws” means all treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the generation, management, use, presence, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means liabilities, obligations, claims, actions, suits, judgments, or orders under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to (a) any violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Securities” means, collectively, Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the U.S. Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Commitments of all Revolving Lenders and (ii) the Aggregate Borrowing Base, in each case at such time, minus (b) the aggregate Revolving Exposure of all Revolving Lenders at such time.

“Exchange Rate” means, on any day, the rate at which Canadian dollars may be exchanged into dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for Canadian dollars. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the U.S. Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., Local Time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Swap Guarantor” means any Loan Party (other than the U.S. Borrower) all or a portion of whose Guarantee of, or grant of a security interest to secure, any Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Swap Obligations” means, with respect to any Loan Party (other than the U.S. Borrower), any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the U.S., or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by either Borrower under Section 2.18(b)), any U.S. withholding tax resulting from any law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any, or, in the case of an SPV, its Granting Lender) was entitled, immediately before the time of designation of a new lending office (or assignment or grant, as applicable), to receive additional amounts from a Loan Party with respect to any withholding Tax pursuant to Section 2.16(a), (d) Taxes attributable to such recipient’s failure to comply with Section 2.16(f), (e) any Taxes imposed under FATCA and (f) any Canadian Taxes imposed on a payment by or on account of any obligation of a Loan Party to a Credit Party arising as a result of (i) the Loan Party not dealing at arms’ length (within the meaning of the Canadian Tax Act) with a Credit Party at the time of making such payment or (ii) the Credit Party being a “specified shareholder” (within the meaning of Section 18(5) of the Canadian Tax Act) of any Loan Party that is a resident of Canada for the purposes of the Canadian Tax Act at the time of payment.

“Existing Credit Agreement” has the meaning assigned to such term in the preamble hereto.

“Existing Letters of Credit” means the letters of credit previously issued for the account of the U.S. Borrower or any Subsidiary pursuant to the Existing Credit Agreement that are outstanding thereunder as of the Restatement Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into or legislation or official rules adopted pursuant to such intergovernmental agreements and any current or future regulations or official interpretations of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, however, that if such rate shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement..

“Financial Covenant Threshold Amount” means, at any time, an amount equal to 10% of the lesser of (a) the aggregate Revolving Commitment at such time and (b) the Aggregate Borrowing Base at such time.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, “Financial Officer” shall refer to a Financial Officer of the U.S. Borrower.

“Fixed Charges” means, with reference to any period, without duplication, (a) the sum of (i) Net Consolidated Interest Expense for such period and (ii) any interest accrued and paid in cash during such period in respect of Indebtedness of the U.S. Borrower or any Subsidiary that is required to be capitalized rather than included in Net Consolidated Interest Expense for such period in accordance with GAAP, plus (b) principal payments scheduled to be made by the U.S. Borrower or any Subsidiary on Indebtedness during such period (regardless of whether such payment is actually made in such period, but giving effect to any reductions thereof resulting from any prepayment thereof in any earlier period), plus (c) prepayments of principal made by the U.S. Borrower or any Subsidiary on Indebtedness during such period that reduce the scheduled principal payments in respect of such Indebtedness required to be paid in any subsequent period, plus (d) expense for Taxes paid in cash during such period, plus (e) Restricted Payments paid in cash during such period by the U.S. Borrower or any Subsidiary (other than any such Restricted Payments paid to the U.S. Borrower or any Subsidiary), plus (f) cash contributions during such period to any Plan or Canadian Pension Plan, plus (g) Capital Lease Obligation payments made during such period, all calculated for the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, “Fixed Charges” shall exclude any amounts referenced in the immediately preceding sentence comprised of (i) principal payments made, escrowed or otherwise set aside or deposited by the U.S. Borrower in connection with the redemption, repayment, defeasance or other discharge of any of the Senior Notes or any other notes issued by the U.S. Borrower or any Subsidiary (including the Borrower’s 5.5% Senior Notes Due 2025) or any industrial revenue bonds issued by the U.S. Borrower or any Subsidiary (x) until irrevocably paid and/or (y) to the extent funded through refinancing, conversion, securities offering, equity contribution or other similar mechanic (in each case, not involving the use of cash from operations of the U.S. Borrower or any Subsidiary), (ii) principal payments not to exceed $1,100,000,000, in the aggregate, made during the 2016 fiscal year of the U.S. Borrower with respect to the repayment of any of the U.S. Borrower’s 6.3% Notes due 2016, 7.875% Notes due 2020 and 5.875% Notes due 2021, and/or (iii) principal payments made in the form of Indebtedness or Equity Interests issued by the U.S. Borrower or any Subsidiary (in each case, only if such issuance is permitted hereunder) or with the net cash proceeds of any such issuance that have not otherwise been applied.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each fiscal quarter of the U.S. Borrower for the most-recently ended four fiscal quarters of the U.S. Borrower, of (a) Consolidated EBITDA for such four-fiscal-quarter period minus the unfinanced portion of Capital Expenditures for such four-fiscal-quarter period to (b) Fixed Charges for such four-fiscal-quarter period, all calculated for the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the U.S. Borrower is located, except that in respect of the Canadian Borrower, “Foreign Lender” means a Lender that is not a Canadian Resident. For purposes of this definition, the U.S., each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fully Diluted Basis” means, with respect to the determination of whether a Change in Control has occurred, the Voting Securities that would be outstanding after giving effect to the conversion or exchange of all outstanding Convertible Securities and the exercise of all outstanding Rights to Purchase Voting Securities, in each case, whether or not presently convertible, exchangeable or exercisable.

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) having jurisdiction over the U.S. Borrower, any Subsidiary or any Lender as the context may require.

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement, dated as of January 7, 2009, and amended and restated as of October 22, 2014 (as amended from time to time, including pursuant to the Amendment and Restatement Agreement), among the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties.

“Hazardous Materials” means (a) any petroleum products or byproducts and all other hydrocarbons, radon gas, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances; or (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Incur” means create, incur, assume, Guarantee or otherwise become responsible for, and “Incurred” and “Incurrence” shall have correlative meanings.

“Indebtedness” of any Person means (subject to Section 1.04), without duplication and excluding trade accounts payable incurred in the ordinary course of business, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) [reserved], (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided, however, that so long as such Person is not obligated under such Indebtedness other than with respect to such Lien, such Indebtedness shall be considered to be Indebtedness of such Person only to the extent of the lesser of the value of (i) any limit in value of the Lien or (ii) the value of the property that is subject to any such Lien, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in connection with any acquisition, the term “Indebtedness” shall not include (x) contingent post-closing purchase price adjustments, non-compete payments or earn-outs to which the seller in such acquisition may become entitled and (y) solely for the purposes of the definitions of “Fixed Charges” and “Material Indebtedness”, intercompany obligations owing solely by and among the U.S. Borrower and the Subsidiaries.

“Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan) or Canadian Prime Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurodollar Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the U.S. Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any Eurodollar Borrowing or CDOR Borrowing for any Interest Period (or for purposes of determining the Alternate Base Rate in accordance with clause (c) of the definition thereof or for purposes of determining the Canadian Prime Rate in accordance with clause (b) of the definition thereof), a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate or CDOR Screen Rate, as applicable, for the longest maturity for which a LIBO Screen Rate or CDOR Screen Rate, as applicable, is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate or CDOR Screen Rate, as applicable, for the shortest maturity for which a LIBO Screen Rate or CDOR Screen Rate, as applicable, is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time (or, in the case of a CDOR Borrowing, 11:00 a.m., Local Time), two Business Days prior to the commencement of (or in the case of a CDOR Borrowing, the commencement date of) such Interest Period.

“Inventory” has the meaning assigned to such term in the Security Agreements.

“Inventory Reserves” shall mean, without duplication of any other applicable Reserves or eligibility exclusions, reserves against Inventory equal to the sum of the following:

(a) a reserve for shrink, or discrepancies that arise pertaining to Inventory quantities on hand between a Collateral Party’s perpetual accounting system and physical counts of the Inventory which will be based on the applicable Collateral Party’s historical practice and experience and in an amount acceptable to the Administrative Agent in its Permitted Discretion;

(b) a reserve determined by the U.S. Borrower in accordance with GAAP and satisfactory to the Administrative Agent in its Permitted Discretion for Inventory that is discontinued, obsolete, slow-moving, unmerchantable, defective or unfit for sale;

(c) the lower of the cost or market reserve for any differences between the applicable Collateral Party’s actual cost to produce such Inventory and the selling price of such Inventory to third parties;

(d) a reserve whereby capitalized favorable variances under the standard cost method of accounting shall be deducted from Eligible Inventory and unfavorable variances thereunder shall not be added to Eligible Inventory;

(e) a reserve for vendor rebates owed to a Collateral Party; and

(f) any other reserve as deemed appropriate by the Administrative Agent in its Permitted Discretion from time to time.

“Investment Grade Account Debtor” means, at any time, an Account Debtor that has a corporate credit rating of at least (a) BBB- by S&P, (b) Baa3 by Moody’s or (c) in the case of any Account Debtor of a Canadian Collateral Party for purposes of determining the Canadian Borrowing Base, BBB (low) by DBRS, in each case at such time.

“Investment Grade Customer” means, with respect to any Inventory that has been consigned by a Loan Party (as consignor) in accordance with clause (e) of the definition of “Eligible Inventory”, a customer of either Borrower or any other Loan Party that has, at the time of such consignment and thereafter during the term of such consignment, a corporate credit rating of at least (a) BBB- by S&P, (b) Baa3 by Moody’s or (c) in the case of any customer of a Canadian Collateral Party for purposes of determining the Canadian Borrowing Base, BBB (low) by DBRS.

“Issuing Bank” means, as the context may require, (a) each of (i) JPMCB, (ii) Bank of America (iii) Wells Fargo and (iv) any other consenting Revolving Lender, in each case satisfactory to the U.S. Borrower and the Administrative Agent, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank reasonably acceptable to the U.S. Borrower, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“JPMCB Toronto” means JPMorgan Chase Bank, N.A., Toronto Branch, in its individual capacity, and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 9.21(a).

“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 9.21(a).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the U.S. LC Exposure and (b) the Canadian LC Exposure, in each case at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.19 or Section 9.04 (together with, in any case, its respective branches or Affiliates as contemplated in Section 2.02(b)), other than any such Person that ceases to be a party hereto pursuant to Section 9.04. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement (including each Existing Letter of Credit).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance (including a statutory deemed trust), charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity Amount” means, as of any time, the sum of (a) the Excess Availability at such time plus (b) the aggregate amount of Unrestricted Cash (and restricted cash and Permitted Liquid Investments solely to the extent that such cash and Permitted Liquid Investments is dedicated to the redemption, repayment, defeasance or other discharge of any Senior Notes) of the U.S. Borrower and the Subsidiaries at such time.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, the Amendment and Restatement Agreement, the Collateral Documents, the Guarantee Agreement, the Perfection Certificate, any Borrowing Base Certificate, any Commitment Increase Amendment, any Letter of Credit application, any agreement by any Borrower and any Issuing Bank regarding such Issuing Bank’s commitment in respect of Letters of Credit hereunder or the respective rights and obligations between the Borrowers and such Issuing Bank in connection with the issuance of Letters of Credit, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(i) and such other instruments, documents and agreements executed and delivered by a Loan Party and designated therein as constituting a Loan Document. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the U.S. Loan Parties and the Canadian Loan Parties.

“Loans” means the loans made by the Administrative Agent or the Lenders to either Borrower pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances, as well as any loans made by the Lenders to the applicable Borrower that are outstanding under the Existing Credit Agreement on the Restatement Effective Date (which loans shall remain outstanding hereunder on the terms set forth herein).

“Local Time” means (a) with respect to a Loan or Borrowing made to the U.S. Borrower or a Letter of Credit issued for the account of the U.S. Borrower or a U.S. Subsidiary, New York City time, and (b) with respect to a Loan or Borrowing made to the Canadian Borrower, or a Letter of Credit issued for the account of the Canadian Borrower or a Canadian Subsidiary, Toronto time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets or condition, financial or otherwise, of the U.S. Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its material obligations under any Loan Document or (c) the material rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and the Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the U.S. Borrower and the Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the U.S. Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the U.S. Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, at any time, (a) United States Gypsum Company, a Delaware corporation, (b) USG Interiors, LLC, a Delaware limited liability company, (c) Otsego Paper, Inc., a Delaware corporation, (d) USG Foreign Investments, Ltd., a Delaware corporation, (e) CGC Inc., a New Brunswick corporation, (f) any Subsidiary that becomes the Successor Canadian Borrower and (g) each other Subsidiary that is, on or after the Restatement Effective Date, determined to be a “significant subsidiary” (as such term is defined in Regulation S-X) of the U.S. Borrower as and when required to be determined in accordance with the periodic and current reporting requirements under the Securities Exchange Act as well as Regulation S-X (it being understood that the determination as to whether any Subsidiary is a “significant subsidiary” shall be made at least annually in connection with the preparation of the annual financial statements of the U.S. Borrower).

“Maturity Date” means the Original Maturity Date; provided, however, that if, as of the Early Maturity Date with respect to any series of Senior Notes, a Senior Notes Event with respect to such series of Senior Notes has not occurred, then the Maturity Date shall be the Early Maturity Date with respect to such series of Senior Notes (the occurrence of the event described in this proviso, an “Early Maturity Event”); provided further, however, that if a Senior Notes Event with respect to such series of Senior Notes has not occurred prior to the Early Maturity Date with respect to such series of Senior Notes, but as of the Early Maturity Date with respect to such series of Senior Notes the Liquidity Amount is equal to or greater than $250,000,000, then (i) an Early Maturity Event shall be deemed not to have occurred and (ii) the Maturity Date shall continue to be the Original Maturity Date unless, as of any time (the date on which such time occurs, the “Accelerated Maturity Date”) on or after the Early Maturity Date with respect to such series of Senior Notes but (x) prior to the occurrence of a Senior Notes Event with respect to such series of Senior Notes, the Liquidity Amount is less than $250,000,000, in which event the Maturity Date shall be the Accelerated Maturity Date or (y) on or prior to the time immediately after the occurrence of a Senior Notes Event with respect to such series of Senior Notes, the Liquidity Amount is less than $150,000,000, in which event the Maturity Date shall be the Accelerated Maturity Date. In addition, with respect to any series of Senior Notes, if (A) the Senior Notes Documents have been amended in respect of any series of Senior Notes in order to cause a Senior Notes Event as set forth in clause (b) of the definition thereof, or if any of the Senior Notes have been refinanced with Indebtedness in order to cause a Senior Notes Event as set forth in clause (c) of the definition thereof, and (B) the Senior Notes Documents (or the operative documents in respect of any such refinancing Indebtedness) are subsequently amended or modified such that the conditions set forth in such clause (b) or (c), as the case may be, of the definition “Senior Notes Event” are no longer satisfied, then the Maturity Date shall be the date of such amendment or modification (or, if such amendment or modification occurs before the Early Maturity Date with respect to such series of Senior Notes, shall be the Early Maturity Date with respect to such series of Senior Notes).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Consolidated Interest Expense” means, for any period, the sum, without duplication, of (a) the total net consolidated interest expense of the U.S. Borrower and the Subsidiaries for such period (as shown on a consolidated income statement of the U.S. Borrower for such period) plus (b) all cash dividends paid or payable during such period in respect of Disqualified Equity Interests of the U.S. Borrower or any Subsidiary (but expressly excluding any such dividends paid or payable to the U.S. Borrower or any Subsidiary).

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent in its Permitted Discretion (including pursuant to an appraisal requested by the U.S. Borrower in accordance with Section 5.07(c)), net of all costs of liquidation thereof.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Investment Grade Account Debtor” means, at any time, any Account Debtor that is not an Investment Grade Account Debtor at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“Obligation Currency” has the meaning assigned to such term in Section 9.21(a).

“Obligations” means, collectively, (a) the Canadian Obligations and (b) the U.S. Obligations.

“Original Maturity Date” means May 1, 2022, or any earlier date on which the Revolving Commitments are reduced to zero or are otherwise terminated pursuant to the terms hereof.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” has the meaning assigned to such term in Section 2.04(d).

“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means, with respect to any Revolving Lender, any Person as to which such Revolving Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iv).

“Payment Conditions” means, at any time of determination, the requirement that either (a) Excess Availability at such time exceeds an amount equal to the greater of (i) $22,000,000 (or, when determining whether the Payment Conditions are satisfied for purposes of Section 6.07, $27,500,000) and (ii) 15% (or, when determining whether the Payment Conditions are satisfied for purposes of Section 6.07, 17.5%) of the lesser of (A) the aggregate Revolving Commitment at such time and (B) the Aggregate Borrowing Base at such time or (b) each of (x) Excess Availability at such time exceeds an amount equal to the greater of (i) $18,500,000 (or, when determining whether the Payment Conditions are satisfied for purposes of Section 6.07, $23,500,000) and (ii) 12.5% (or, when determining whether the Payment Conditions are satisfied for purposes of Section 6.07, 15%) of the lesser of (A) the aggregate Revolving Commitment at such time and (B) the Aggregate Borrowing Base at such time and (y) the Fixed Charge Coverage Ratio at such time, determined for the period of four consecutive fiscal quarters most recently ended at or prior to such time, is greater than or equal to 1.00 to 1.00, in each case, as calculated after giving pro forma effect to the transaction which is subject to the testing of the Payment Condition.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate, dated as of the Restatement Effective Date, delivered by the Borrowers on behalf of the Collateral Parties and in the form of Exhibit G.

“Permitted Account Debtor Jurisdiction” means each of Australia, New Zealand, Singapore, Hong Kong, Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom and each other jurisdiction as may be requested by the U.S. Borrower and agreed to by the Administrative Agent, in its reasonable discretion, from time to time.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges and Canadian Statutory Priority Claims that are not yet overdue or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) pledges and deposits to secure the performance of bids, trade contracts, leases, tenders, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way, covenants and similar encumbrances on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the U.S. Borrower or any Subsidiary;

(g) Liens created by sale contracts documenting unconsummated asset dispositions permitted pursuant to this Agreement, provided that such Liens attach only to assets subject to such sales contracts;

(h) Liens consisting of the interest of the lessee under any lease or sublease granted to others by the U.S. Borrower or the Subsidiaries in its ordinary course of business, provided that such Liens attach only to the assets subject to such lease or sublease;

(i) customary rights of setoff, revocation, refund or chargeback under consolidated banking, cash management, operation of account, credit card, payment processing or deposit agreements or under the UCC of banks or other financial institutions where the U.S. Borrower or any Subsidiary maintains deposits in the ordinary course of business;

(j) Liens arising from the granting of a license to any Person in the ordinary course of business of the U.S. Borrower or any Subsidiary, provided that such Liens attach only to the assets subject to such license and the granting of such license is permitted hereunder;

(k) Liens attaching to cash earnest money deposits made by the U.S. Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted under Section 6.04;

(l) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(m) Liens incurred with respect to rights of agents for collection for the U.S. Borrower and the Subsidiaries under assignments of chattel paper, accounts, instruments or general intangibles for purposes of collection in the ordinary course of business;

(n) Liens in favor of customs and revenues authorities that secure payment of customs duties in connection with the importation of goods, provided that such Liens attach solely to such goods being so imported and in respect of which such duties are owing;

(o) Liens representing any interest or title of a licensor, lessor, sublicensor or sublessor under any lease or license permitted by this Agreement; and

(p) Liens on consigned Inventory of the Loan Parties (in an aggregate amount not in excess of $25,000,000) in favor of the creditors of the consignees thereof,

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means any investment permitted pursuant to the U.S. Borrower’s Statement of Investment Objective and Guidelines in effect on the Restatement Effective Date as set forth on Schedule 1.01(a), as the same may be amended from time to time in a manner not adverse to the Lenders unless otherwise consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld).

“Permitted Liquid Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.) or, in the case of any Canadian Subsidiary (including the Canadian Borrower), the Government of Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the Government of Canada), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody’s or, in the case of any Canadian Subsidiary (including the Canadian Borrower), DBRS;

(c) investments in certificates of deposit, banker’s acceptances and time or demand deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof, or, in the case of any Canadian Subsidiary (including the Canadian Borrower), any commercial bank, trust company or loan and trust company organized under the laws of Canada or any province thereof, in each case that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 of the Investment Company Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f) in the case of any Canadian Subsidiary (including the Canadian Borrower), “money market mutual funds” having portfolio assets of at least $2,000,000,000 and other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in Canada (or any province or territory thereof) for cash management purposes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the U.S. Borrower or any ERISA Affiliate.

“Poison Pill” means any plan, agreement, rights, securities or instruments that are commonly referred to as a “poison pill” because they have the effect of diluting or otherwise discriminating against a particular “acquiring person” (or any similar term) by reason of such person’s ownership of a particular amount of Voting Securities.

“Pooled Cash Arrangement” means a cash pooling arrangement managed by the U.S. Borrower or a Subsidiary of the U.S. Borrower.

“PPSA” means the Personal Property Security Act as in effect from time to time (except as otherwise specified) in any applicable province or territory of Canada.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to the determination of Consolidated EBITDA as of any date, that such calculation shall give pro forma effect to all acquisitions, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms), all repayments or prepayments of Indebtedness and all sales, transfers or other dispositions of any material assets outside the ordinary course of business that have occurred during the four consecutive fiscal quarter period of the U.S. Borrower most-recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X, as interpreted by the Staff of the SEC, and as certified by a Financial Officer).

“Protective Advances” shall have the meaning assigned to such term in Section 2.21.

“Qualified Equity Interests” means Equity Interests of the U.S. Borrower other than Disqualified Equity Interests.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation S-X” means Regulation S-X as promulgated by the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Rent Reserve” means, with respect to any warehouse, distribution center or other location not owned by a Collateral Party where Inventory on-hand having a book value of at least $100,000 is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) three months’ rent in the case of leased facilities and (b) three months of fees in the case of third-party warehouses and outside processors.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits with respect to the Inventory of the Collateral Parties or the books and records relating to the Accounts of the Collateral Parties from information furnished by or on behalf of the Collateral Parties, after the Administrative Agent has exercised its rights of inspection, field examination or appraisal pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposure and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposure and unused Revolving Commitments (in each case, as calculated without giving effect to the Revolving Exposure or unused Revolving Commitment of any Defaulting Lender) at such time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means Rent Reserves and any other reserves that the Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral or any Collateral Party (including reserves in respect of (a) the aggregate amount of Designated Banking Services Obligations and Designated Swap Obligations (giving effect to any netting agreements) and (b) solely as it relates to the Canadian Borrowing Base, the aggregate amount of obligations secured by Canadian Statutory Priority Liens (other than those that are not capable of ranking either prior to or pari passu with the Liens created under the Loan Documents securing the Secured Obligations) (as such amount shall be estimated, in good faith, by the Borrowers and reflected in each Borrowing Base Certificate), but not in duplication of any amounts which would otherwise be ineligible for lending against pursuant to the definitions of “Eligible Accounts” and/or “Eligible Inventory” (or any related definitions included therein)), provided that such reserves have been established upon not less than three Business Days’ notice to the U.S. Borrower; provided further that no reserve shall be taken with respect to the solvency deficiency, wind-up deficit or similar deficiency in respect of any Canadian Pension Plan unless and until Excess Availability is less than $100,000,000 (for clarity, with any such reserve described in this proviso to be established only against the Canadian Borrowing Base and only if deemed necessary in the Administrative Agent’s Permitted Discretion, as contemplated by this definition).

“Restatement Effective Date” has the meaning assigned to such term in the Amendment and Restatement Agreement.

“Restatement Transactions” means the execution and delivery of the Amendment and Restatement Agreement by each Person party thereto and the satisfaction of the conditions to the effectiveness thereof.

“Restricted Collateral Party” means each of United States Gypsum Company, a Delaware corporation, USG Interiors, LLC, a Delaware limited liability company, CGC Inc., a New Brunswick corporation, and any Subsidiary that becomes the Successor Canadian Borrower.

“Restricted Group” means, collectively, (a) Berkshire, (b) any Controlled Affiliate of Berkshire and (c) any group (that would be deemed to be a “person” by Section 13(d)(3) of the Securities Exchange Act with respect to the securities of the U.S. Borrower) of which Berkshire or any Person directly or indirectly Controlling, Controlled by or under common Control with Berkshire is a member. For purposes of this definition, “Affiliate” and “Control” have the respective meanings given to such terms under Rule 405 under the Securities Act of 1933, as amended (and “Controlled” and “Controlling” shall have correlative meanings), provided that no Person shall be deemed to Control another Person solely by his or her status as a director of such other Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the U.S. Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the U.S. Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the U.S. Borrower or any Subsidiary, or any other payment (including any payment under any equity Swap Agreement) that has a substantially similar effect to any of the foregoing. For purposes of clarity, neither (a) the conversion of convertible Indebtedness of the U.S. Borrower or any Subsidiary into Equity Interests in accordance with the terms of such Indebtedness nor (b) the repayment, redemption, defeasance or other discharge of any such convertible Indebtedness prior to the conversion thereof into Equity Interests, shall be a Restricted Payment.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans, Overadvances and Protective Advances hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, Section 2.18(b) or Section 9.02(c), (b) reduced or increased from time to time pursuant to assignments by or to such Lender, respectively, pursuant to Section 9.04 and (c) increased from time to time pursuant to Revolving Commitment Increases made pursuant to Section 2.19. The initial amount of each Lender’s Revolving Commitment is set forth on the Schedule 2.01, or in the Assignment and Assumption or Commitment Increase Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments on the Restatement Effective Date is $220,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.19(b).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of such Lender’s U.S. Revolving Exposure and Canadian Revolving Exposure at such time. The aggregate Revolving Exposure at any time shall be the aggregate amount of the Revolving Exposure of all Lenders at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Rights to Purchase Voting Securities” means options, warrants and rights issued by the U.S. Borrower (whether presently exercisable or not) to purchase Voting Securities or Convertible Securities, excluding any rights issued under any Poison Pill.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State, or (b) any Canadian Governmental Authority, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or any other similar sanctions authority.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SEC Filing” has the meaning assigned to such term in Section 3.11.

“Secured Obligations” means, collectively, (a) the Canadian Secured Obligations and (b) the U.S. Secured Obligations.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Banks, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Secured Obligations, (e) each provider of Banking Services which constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Agreements” means, collectively, the U.S. Security Agreement and the Canadian Security Agreement.

“Senior 7.75% Notes” means the U.S. Borrower’s 7.75% Notes due 2018.

“Senior Notes” means, collectively, the Senior 7.75% Notes and any other senior notes of the U.S. Borrower that are issued to refinance all or a portion of such Senior Notes and having a stated maturity date that is earlier than the Original Maturity Date.

“Senior Notes Documents” means the Indenture dated as of November 1, 2006, by and between the U.S. Borrower and HSBC Bank USA, National Association (as successor to Wells Fargo Bank, National Association), as Trustee (including the Officer’s Certificate dated September 27, 2007 pursuant to such Indenture), all side letters, instruments, agreements and other documents evidencing or governing any of the Senior Notes, providing for any guarantee or other right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.

“Senior Notes Event” means, with respect to any series of Senior Notes, any of the following: (a) the redemption, repayment, defeasance or other discharge, in full, of such series of Senior Notes (including, in each case, all accrued but unpaid interest, fees and other amounts in respect thereof) in accordance with the terms of the applicable Senior Notes Documents (other than with the proceeds of Indebtedness); (b) the amendment to or other modification of such series of Senior Notes and the applicable Senior Notes Documents causing the maturity date of such series of Senior Notes to be extended to a date that is at least 91 days after the Original Maturity Date; and/or (c) the refinancing of such series of Senior Notes with Indebtedness permitted under Section 6.01 having a maturity date that is at least 91 days after the Original Maturity Date, provided that, in the case of clauses (b) and (c) of this definition, such series of Senior Notes as so amended, or any refinancing Indebtedness in respect thereof, do not require (i) any mandatory prepayment or redemption at the option of the holders thereof (except for redemptions in respect of asset sales and changes in control on terms (other than with respect to the amount of the premium above par paid to the holders thereof in connection with a mandatory prepayment or redemption in respect of changes in control) not less favorable to the Lenders than the terms of such series of Senior Notes as in effect on the date hereof) prior to the date that is 91 days after the Original Maturity Date and (ii) more than 20% of the original principal amount of such Indebtedness to be amortized prior to the date that is 91 days after the Original Maturity Date.

“Specified Swap Obligation” means, with respect to any Loan Party (other than the U.S. Borrower), an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of §1a(47) of the Commodity Exchange Act.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves)

expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any direct or indirect subsidiary of the U.S. Borrower (including, for purposes of clarity, the Canadian Borrower) or, where context requires, of the Canadian Borrower.

“Successor Canadian Borrower” has the meaning assigned to such term in Section 6.03.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the U.S. Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Loan Party means any and all obligations (including obligations existing as of the Restatement Effective Date) of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancelations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans made to the U.S. Borrower outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means, at any time, an amount equal to the greater of (a) $14,500,000 and (b) 10.0% of the lesser of (i) the aggregate Revolving Commitments at such time and (ii) the Aggregate Borrowing Base at such time.

“Trade Date” has the meaning assigned to such term in Section 9.04(f)(i).

“Transaction Costs” means all fees, costs and expenses incurred or payable by the U.S. Borrower or any Subsidiary in connection with the Transactions, including fees payable on the Restatement Effective Date pursuant to fee letters between the Administrative Agent and the U.S. Borrower.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which they are party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder (including the Restatement Transactions) and (b) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, Canadian Prime Rate or CDOR Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unrestricted Cash” means, at any time, the aggregate amount of unrestricted and unencumbered (other than by Liens created under the Loan Documents) cash and Permitted Liquid Investments of the U.S. Borrower and the Subsidiaries at such time.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S.” means the United States of America.

“U.S. Banking Services Obligations” of the U.S. Loan Parties means any and all obligations (including obligations existing as of the Restatement Effective Date) of the U.S. Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services.

“U.S. Borrower” means USG Corporation, a Delaware corporation.

“U.S. Borrowing Base” means, at any time and subject to the Borrowing Base Acquisition Adjustment Principles, an amount equal to the sum of (a) the sum of (i) 85% of the Adjusted Eligible Accounts of Non-Investment Grade Account Debtors at such time and (ii) 90% of the Adjusted Eligible Accounts of Investment Grade Account Debtors at such time plus (b) the sum of (i) the Available Finished Goods Inventory, (ii) the Available Raw Materials Inventory and (iii) the Available WIP Inventory (for clauses (a) and (b) of this definition, in each case of the U.S. Collateral Parties at such time) less (c) without duplication of other Reserves included in the foregoing components of the U.S.

Borrowing Base, the amount of any other Reserves established in accordance with the following sentence by the Administrative Agent in its Permitted Discretion at such time. The Administrative Agent may, in its Permitted Discretion and based on new information or a change in circumstances, adjust Reserves, with any such change to be effective three Business Days after delivery of written notice thereof to the U.S. Borrower and the Lenders. Subject to the immediately preceding sentence, the U.S. Borrowing Base at any time shall be determined by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.01(e) (or, in the case of the initial Borrowing Base Certificate delivered in connection with this Agreement, pursuant to Section 5(f) of the Amendment and Restatement Agreement), subject to adjustments made by the Administrative Agent in its Permitted Discretion to address any events or conditions relating to any of the Collateral occurring on or after the date with respect to which such Borrowing Base Certificate relates.

“U.S. Collateral” means Collateral of the U.S. Collateral Parties.

“U.S. Collateral Parties” means, collectively, the U.S. Loan Parties (in each case, other than any Subsidiary that is not a wholly owned Subsidiary).

“U.S. Collection Account” means the “Collection Account” as defined in the U.S. Security Agreement.

“U.S. dollars” or “$” refers to lawful money of the U.S.

“U.S. Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in U.S. dollars, such amount, and (b) with respect to any amount in Canadian dollars, the equivalent in U.S. dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such currency at that time in effect under the provisions of such Section (or as otherwise determined in accordance with the express provisions hereof).

“U.S. LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued for the account of the U.S. Borrower (or for which the U.S. Borrower is a co-applicant) and (b) the aggregate amount of all LC Disbursements on Letters of Credit issued for the account of the U.S. Borrower (or for which the U.S. Borrower is a co-applicant) that have not yet been reimbursed (including with the proceeds of Revolving Loans hereunder) by or on behalf of the U.S. Borrower at such time. The U.S. LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate U.S. LC Exposure at such time.

“U.S. Loan Party” means (a) the U.S. Borrower, (b) each Domestic Material Subsidiary (other than any Domestic Material Subsidiary that is not required to become a Loan Party in accordance with Section 5.10(a), including any CFC Holdco or any Domestic Subsidiary of a CFC or CFC Holdco), and (c) each other Domestic Subsidiary designated by the U.S. Borrower, on or after the Restatement Effective Date, in writing to the Administrative Agent to be a “Loan Party” hereunder to the extent that the requirements of Section 5.10 have been satisfied with respect to such Domestic Subsidiary as if such Domestic Subsidiary were a Domestic Material Subsidiary (it being understood that any such Subsidiary so designated shall be deemed to be a Material Subsidiary for purposes of the Loan Documents).

“U.S. Obligations” means (a) the due and punctual payment by the U.S. Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the U.S. Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the U.S. Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the U.S. Borrower to any of the Secured Parties under any Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment of all the obligations of each other U.S. Loan Party under or pursuant to any Loan Document.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Revolving Exposure” means, at any time, the sum of (without duplication) (a) the aggregate outstanding principal amount of U.S. Revolving Loans at such time, (b) the U.S. LC Exposure at such time, (c) the U.S. Swingline Exposure at such time, (d) the aggregate outstanding principal amount of Overadvances at such time made to the U.S. Borrower and (e) the aggregate outstanding principal amount of the Protective Advances at such time made to the U.S. Borrower. The U.S. Revolving Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the U.S. Revolving Exposure at such time.

“U.S. Revolving Loan” means a Loan made to the U.S. Borrower pursuant to Section 2.01.

“U.S. Secured Obligations” means all U.S. Obligations, together with (a) U.S. Banking Services Obligations and (b) Swap Obligations owing by U.S. Loan Parties to one or more Lenders or their respective Affiliates, provided that, except with respect to Swap Obligations owing to one or more of the Lenders or their respective Affiliates as of the Restatement Effective Date, not later than the date that is ten calendar days after the date that any transaction relating to such Swap Obligation is executed (or amended, supplemented or otherwise modified to designate such Swap Obligations as U.S. Secured Obligations), the Lender (or the applicable Affiliate) party thereto (other than JPMCB) shall have delivered written notice to the Administrative Agent and the U.S. Borrower that such a transaction has been entered into (or has been amended, supplemented or otherwise modified, as the case may be) and that it constitutes a U.S. Secured Obligation entitled to the benefits of the Collateral Documents. Notwithstanding the foregoing, for purposes of clauses (a) and (b) of this defined term, the amount of Swap Obligations and U.S. Banking Services Obligations, as applicable owing to one or more of the Lenders or their respective Affiliates at any time shall be deemed to be reduced by the aggregate amount of cash collateral provided in respect of such Swap Obligations or U.S. Banking Services Obligations, as applicable, at such time pursuant to cash collateralization terms agreed to by the applicable counterparties to such Swap Obligations or the provisions of such U.S. Banking Services Obligations, as applicable. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “U.S. Secured Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of January 7, 2009, as amended as of October 22, 2014 (as amended from time to time, including pursuant to the Amendment and Restatement Agreement), among the U.S. Collateral Parties and the Administrative Agent, for the benefit of the Secured Parties.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f).

“Voting Securities” means the common stock and any other securities of the U.S. Borrower of any kind or class having power generally to vote for the election of directors of the U.S. Borrower.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors.

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person. Unless otherwise specified, “wholly owned Subsidiary” means a wholly owned Subsidiary of the U.S. Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Loan Party making the payment potentially subject to withholding or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“WURA” means the Winding Up and Restructuring Act (Canada).

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, (a) Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar U.S. Revolving Loan”), and Borrowings also may be classified and referred to by Class (e.g., a “U.S. Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar U.S. Revolving Borrowing”) and (b) “Revolving Borrowings” means the U.S. Revolving Borrowings, the Canadian Revolving Borrowings or both, as the context may require

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any statute or to any agreement, instrument or other document herein (other than the Existing Credit Agreement) shall be construed as referring to such statute or such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that (i) if the U.S. Borrower notifies the Administrative Agent that the

U.S. Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts, baskets and ratios referred to herein shall be made, without giving effect to any elections under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to Accounting Standard Codifications), to value any Indebtedness of the U.S. Borrower or any Subsidiary at “fair value”, as defined therein. In addition to the foregoing, all leases (or other agreements deemed to be leases, in accordance with GAAP), of any Person (including leases or other such agreements entered into after the date hereof) that are or would be treated as operating leases or otherwise be accounted for “off the balance sheet” in accordance with GAAP as in effect on December 31, 2015, shall continue to be accounted for as operating leases or off-balance sheet (and none of the obligations of the lessee thereunder shall constitute capital leases, Capital Lease Obligations, Indebtedness or Capital Expenditures) for purposes of this Agreement regardless of any change in GAAP (or the effectiveness of any change in GAAP), including Accounting Standard Codification Topic 840 or Topic 842 (and any successor or replacement provisions or any pronouncements in connection therewith) after such date that would otherwise require any of the obligations of the lessee thereunder to be treated as capital leases, Capital Lease Obligations, Indebtedness or Capital Expenditures.

SECTION 1.05. Pro Forma Calculations. With respect to any period during which any acquisition, sale, transfer or other disposition of any material assets outside the ordinary course of business occurs, for purposes of determining Consolidated EBITDA, calculations with respect to such period shall be made on a Pro Forma Basis.

SECTION 1.06. Currency Translation. (a) Except as specifically provided in paragraph (b) of this Section 1.06, for purposes of determining compliance as of any date with the terms of any Loan Document, amounts incurred or outstanding in Canadian dollars shall be translated into U.S. dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the U.S. Borrower. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. dollars in any Loan Document (other than the limits and sublimits for Revolving Exposure set forth in Article II of this Agreement) being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b) (i)The Administrative Agent shall determine the U.S. Dollar Equivalent of any Borrowing, LC Disbursement or Letter of Credit denominated in Canadian dollars, as well as of each component of each Borrowing Base, as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of each request for the issuance, amendment, renewal or extension of such Letter of Credit, using the Exchange Rate for the applicable currency in relation to U.S. dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Letter of Credit (or such Borrowing Base component, as the case may be) until the next required calculation thereof pursuant to this paragraph (b)(i) (or, in the case of such Borrowing Base component, pursuant to paragraph (b)(ii) or (b)(iv)) of this Section 1.06.

(ii) The Administrative Agent shall determine the U.S. Dollar Equivalent of any Borrowing denominated in Canadian Dollars, as well as of each component of each Borrowing Base, as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Borrowing Request or Interest Election Request, or as of each date of any termination or reduction of Commitments hereunder or the prepayment of Loans hereunder, in each case using the Exchange Rate for the applicable currency in relation to U.S. dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Borrowing (or such Borrowing Base component, as the case may be) until the next required calculation thereof pursuant to this paragraph (b)(ii) (or, in the case of such Borrowing Base component, pursuant to paragraph (b)(i) or (b)(iv)) of this Section 1.06.

(iii) The Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Banks of each calculation of the U.S. Dollar Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

(iv) In addition to the requirements set forth in paragraphs (b)(i) and (b)(ii) of this Section 1.06, the Administrative Agent shall determine the U.S. Dollar Equivalent of each applicable component of each Borrowing Base as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of delivery of each Borrowing Base Certificate hereunder, in each case using the Exchange Rate for the applicable currency in relation to U.S. dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Borrowing Base component until the next required calculation thereof pursuant to paragraph (b)(i), (b)(ii) or (b)(iv) of this Section 1.06.

ARTICLE II

The Credits

SECTION 2.01. Revolving Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the U.S. Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, in each case at such time, (ii) the aggregate Revolving Exposure exceeding the aggregate Revolving Commitments, in each case at such time or (iii) the aggregate U.S. Revolving Exposure at such time exceeding the lesser of (A) the Revolving Commitments at such time minus the Canadian Revolving Exposure at such time and (B) (1) the U.S. Borrowing Base at such time minus (2) the amount by which (x) the aggregate Canadian Revolving Exposure at such time exceeds (y) the Canadian Borrowing Base at such time, subject in each case to the Administrative Agent’s authority, in its sole discretion, to make Overadvances pursuant to the terms of Section 2.04 and Protective Advances pursuant to the terms of 2.21. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow Revolving Loans. All Loans made to the U.S. Borrower shall be made in dollars.

(b) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, in each case at such time, (ii) such Lender’s Canadian Revolving Exposure exceeding such Lender’s Canadian Revolving Sub-Commitment, in each case at such time, (iii) the aggregate Revolving Exposure at such time exceeding the aggregate Revolving Commitments at such time or (iv) the aggregate Canadian Revolving Exposure at such time exceeding the lesser of

(A) the aggregate Canadian Revolving Sub-Commitments at such time and (B) (1) the Aggregate Borrowing Base at such time minus (2) the aggregate U.S. Revolving Exposure at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Revolving Loans. All Loans made to the Canadian Borrower shall be made in U.S. dollars or Canadian dollars.

(c) All Revolving Loans, Overadvances, Swingline Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan, Overadvance or Protective Advance) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made by the Lenders (i) in the case of U.S. Revolving Borrowings, ratably in accordance with their respective Revolving Commitments and (ii) in the case of Canadian Revolving Borrowings, ratably in accordance with their respective Canadian Revolving Sub-Commitments, in each case as of the date of such Borrowing. Any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04, and any Protective Advance shall be made in accordance with the procedures set forth in Section 2.21. The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i) each U.S. Revolving Borrowing shall be comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans as the U.S. Borrower may request in accordance herewith and (ii) each Canadian Revolving Borrowing shall be (x) if denominated in U.S. dollars, comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans or (y) if denominated in Canadian dollars, comprised entirely of Canadian Prime Loans or CDOR Loans, in each case as the Canadian Borrower may request in accordance herewith. Each Swingline Loan, Overadvance and Protective Advance shall be an ABR Loan (or, in the case of an Overadvance or Protective Advance denominated in Canadian dollars, a Canadian Prime Loan). Each Lender at its option may (A) allocate its portion of the Canadian Revolving Sub-Commitment to any domestic or foreign branch or Affiliate of such Lender, and cause such branch or Affiliate to make any Loan, or fund any participation in any Letter of Credit, under or in respect of the Canadian Revolving Sub-Commitment and (B) otherwise, make any Loan, or fund any participation in any Letter of Credit, by causing any such branch or Affiliate to make such Loan or fund such participation; provided that (x) any exercise of any such option shall not affect the obligation of either Borrower to repay any such Loan or participation in accordance with the terms of this Agreement and (y) each such branch or Affiliate shall, for all purposes of this Agreement and the other Loan Documents, be treated in the same manner as the respective Lender (and shall have all rights hereunder and obligations hereunder and thereunder to the extent of such allocation, and shall be entitled to all indemnities and similar provisions in respect of its acting as such, subject to all of the requirements and limitations herein or therein).

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (or, in the case of a Borrowing denominated in Canadian dollars, an integral multiple of C$1,000,000 and not less than C$1,000,000) or, if less the amount of the then remaining Revolving Commitment (or Canadian Revolving Sub-Commitment). At the time that each ABR Revolving Borrowing or Canadian Prime Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000 (or, in the case of a Borrowing denominated in Canadian dollars, an integral multiple of C$100,000 and not less than C$1,000,000) or, if less the amount of the then remaining Revolving Commitment (or Canadian Revolving Sub-Commitment). Each Swingline Loan shall be in an amount that is not less than $500,000. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings and CDOR Borrowings, in the aggregate, outstanding. Notwithstanding anything to the contrary in this Section 2.02(c), (A) an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) and (B) a Canadian Prime Revolving Borrowing may be in the aggregate amount which is equal to (or the U.S. Dollar Equivalent is equal to) the entire unused balance of the aggregate Canadian Revolving Sub-Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

(d) Notwithstanding any other provision of this Agreement, neither Borrower shall be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing or CDOR Borrowing if the Interest Period requested with respect thereto would end after the Original Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing, (c) in the case of a Canadian Prime Borrowing, not later than 12:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing, provided that any such notice of a Canadian Prime Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing or (d) in the case of a CDOR Borrowing, not later than 12:00 p.m., Local Time, two Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or Adobe pdf file to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

(a) the Borrower requesting such Borrowing;

(b) the currency and aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Borrowing or a CDOR Borrowing;

(e) in the case of a Eurodollar Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(g) that as of such date the conditions set forth in Sections 4.02(a) and (b) are satisfied.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (A) in the case of a U.S. Revolving Borrowing, an ABR Borrowing and (B) in the case of a Canadian Revolving Borrowing, a Canadian Prime Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. If no currency is specified with respect to any Canadian Revolving Borrowing, then the currency of such Canadian Revolving Borrowing shall be Canadian dollars (unless the applicable Borrowing request otherwise specified that such Borrowing shall be an ABR Revolving Borrowing or Eurodollar Revolving Borrowing, in which case the currency of such Canadian Revolving Borrowing shall be U.S. dollars).

SECTION 2.04. Swingline Loans and Overadvances. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the U.S. Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000, (ii) the aggregate Revolving Exposure exceeding the aggregate Revolving Commitments, in each case at such time or (iii) the aggregate U.S. Revolving Exposure at such time exceeding the lesser of (A) the aggregate Revolving Commitments at such time minus the Canadian Revolving Exposure at such time or (B) (1) the U.S. Borrowing Base at such time minus (2) the amount by which (x) the aggregate Canadian Revolving Exposure at such time exceeds (y) the Canadian Borrowing Base at such time, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow Swingline Loans. Swingline Loans shall be denominated in U.S. dollars.

(b) To request a Swingline Loan, the U.S. Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or by Adobe pdf file), not later than 12:00 noon, New York City time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the U.S. Borrower. The Swingline Lender shall make each Swingline Loan available to the U.S. Borrower by means of a credit to the general deposit account of the U.S. Borrower maintained with the Swingline Lender (or (i) in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, to such Lenders and such Issuing Bank as their interests may appear and (ii) in the case of a Swingline Loan made to finance the repayment of another Loan or fees or expenses as provided by Section 2.17(c), by remittance to the Administrative Agent to be distributed to the Lenders as their interests may appear) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day (but, in any event with respect to a Swingline Loan, not later than seven Business Days after such Swingline Loan was funded by the Swingline Lender), require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender

hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the U.S. Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the U.S. Borrower (or other party on behalf of the U.S. Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the U.S. Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the U.S. Borrower of any default in the payment thereof.

(d) Any provision of this Agreement to the contrary notwithstanding, at the request of a Borrower, the Administrative Agent may in its sole discretion (but with absolutely no obligation) make Loans to such Borrower, on behalf of the Revolving Lenders, in amounts that exceed the availability pursuant to Sections 2.01(a) and 2.01(b), as applicable, immediately prior to the making of such Loans (any such excess Loans are herein referred to collectively as “Overadvances”), provided that no Overadvance shall result in a Default due to the U.S. Borrower’s failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. All Overadvances shall be (i) ABR Borrowings, in the case of (x) Overadvances made to the U.S. Borrower and (y) Overadvances denominated in U.S. dollars made to the Canadian Borrower, or (ii) Canadian Prime Borrowings, in the case of Overadvances denominated in Canadian dollars made to the Canadian Borrower. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount the U.S. Dollar Equivalent of which is not to exceed $25,000,000 at any time, no Overadvance may remain outstanding for more than 30 days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Revolving Commitment, provided that the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(e) Upon the making of an Overadvance by the Administrative Agent, each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Administrative Agent may, at any time, require the Revolving Lenders to fund their participations in any Overadvance. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Overadvance.

SECTION 2.05. Letters of Credit. (a) General. As of the Restatement Effective Date, each Existing Letter of Credit, automatically and without any action on the part of any Person, has been deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents. Subject to the terms and conditions set forth herein, at the request of the U.S. Borrower each requested Issuing Bank hereby agrees to issue Letters of Credit for the U.S. Borrower’s own account (or for the account of any Subsidiary so long as the U.S. Borrower and such Subsidiary are co-applicants), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. All Letters of Credit issued for the account of the U.S. Borrower or any Subsidiary (with respect to which the U.S. Borrower is a co-applicant) shall be denominated in U.S. dollars. Subject to the terms and conditions set forth herein, at the request of the Canadian Borrower each requested Issuing Bank hereby agrees to issue Letters of Credit for the Canadian Borrower’s own account (or for the account of any Canadian Subsidiary so long as the Canadian Borrower and such Canadian Subsidiary are co-applicants), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. All Letters of Credit issued for the account of the Canadian Borrower or any Canadian Subsidiary (with respect to which the Canadian Borrower is a co-applicant) shall be denominated in either U.S. dollars or Canadian dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by either Borrower to, or entered into by either Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $70,000,000, (ii) the Canadian LC Exposure shall not exceed $5,000,000, (iii) none of JPMCB, Bank of America or Wells Fargo shall have LC Exposure that exceeds $30,000,000 each, (iv) the aggregate Revolving Exposure shall not exceed the Revolving Commitments, in each case at such time, (v) the aggregate U.S. Revolving Exposure at such time shall not exceed the lesser of (A) the Revolving Commitments at such time minus the Canadian Revolving Exposure at time and (B) (1) the U.S. Borrowing Base at such time minus (2) the amount by which (x) the aggregate Canadian Revolving Exposure at such time exceeds (y) the Canadian Borrowing Base at such time, and (vi) the aggregate Canadian Revolving Exposure shall not exceed the lesser of (A) the aggregate Canadian Revolving Sub-Commitments at such time and (B) (1) the Aggregate Borrowing Base at such time minus (2) the aggregate U.S. Revolving Exposure at such time. Notwithstanding the foregoing, neither Wells Fargo or any of its Affiliates shall be under any obligation to issue Letters of

Credit for the account of the Canadian Borrower (or for which the Canadian Borrower is a co-applicant), it being agreed that this provision shall not be deemed to limit Wells Fargo’s obligation to participate in any such Letters of Credit issued for the account of the Canadian Borrower (or for which the Canadian Borrower is a co-applicant) in accordance with Section 2.05(d). The obligations of each Issuing Bank to issue Letters of Credit hereunder shall be several and not joint.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Original Maturity Date; provided, however, that a Letter of Credit may, upon the request of the applicable Borrower and with the consent of applicable Issuing Bank, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Original Maturity Date) unless such Issuing Bank, in its discretion, notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed. Notwithstanding the foregoing, any Letters of Credit may mature later than five Business Days prior to the Original Maturity Date if the applicable Borrower has entered into a cash collateral arrangement with respect to such Letter of Credit on terms satisfactory to the applicable Issuing Bank.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower or the applicable Subsidiary on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower or the applicable Subsidiary for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., Local Time, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than (i) 3:00 p.m., Local Time, on the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 11:00 a.m., Local Time, on the day of receipt, or (ii) 12:00 noon, Local Time, on the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to 11:00 a.m., Local Time, on the day of receipt, provided that, if such LC Disbursement is not less than $250,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein (other than the minimum borrowing amount requirements set forth in Section 2.02(c)), request in accordance with Section 2.03 or 2.04 that such payment be financed with (A) in the case of a Letter of Credit issued for the account of the U.S. Borrower or a Subsidiary (with respect to which the U.S. Borrower is a co-applicant), an ABR Revolving Borrowing or Swingline

Loan, in each case made by the U.S. Borrower, and (B) in the case of a Letter of Credit issued for the account of the Canadian Borrower or a Canadian Subsidiary (with respect to which the Canadian Borrower is a co-applicant), (x) if such Letter of Credit is denominated in U.S. dollars, an ABR Revolving Borrowing or (y) if such Letter of Credit is denominated in Canadian dollars, a Canadian Prime Revolving Borrowing, in each case made by the Canadian Borrower, and in each of cases (A) and (B), in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Canadian Prime Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders) and in the same currency as the applicable LC Disbursement, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Canadian Prime Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The applicable Borrower’s obligation, subject to Section 9.19, to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower and/or its Subsidiaries that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof (and except as otherwise required by applicable law), the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (i) ABR Revolving Loans, in the case of (x) Letters of Credit issued for the account of the U.S. Borrower or any Domestic Subsidiary and (y) Letters of Credit denominated in U.S. dollars that are issued for the account of the Canadian Borrower or any Canadian Subsidiary, and (ii) Canadian Prime Loans, in the case of Letters of Credit denominated in Canadian dollars that are issued for the account of the Canadian Borrower or any Canadian Subsidiary, provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Banks. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor Issuing Bank. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on or after the Business Day on which either Borrower receives notice from the Administrative Agent or the Required Lenders that the maturity of the Loans has been accelerated and the Revolving Commitments have been terminated, Revolving Lenders with LC Exposure representing greater than 50% of the LC Exposure may demand the deposit of cash collateral pursuant to this paragraph, and the U.S. Borrower (in the case of the U.S. LC Exposure) and the Canadian Borrower (in the case of the Canadian LC Exposure), in each case subject to Section 9.19, shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders designated for the U.S. LC Exposure or the Canadian LC Exposure, as applicable, an amount in cash equal to (x) 102% of the sum of the U.S. LC Exposure and that portion of the Canadian LC Exposure attributable to Letters of Credit denominated in U.S. dollars, in each case as of such date plus any accrued and unpaid interest thereon (the cash collateral deposited pursuant to this clause (x) to be denominated in U.S. dollars) and (y) 102% of the portion of the Canadian LC Exposure attributable to Letters of Credit denominated in Canadian dollars as of such date plus any accrued and unpaid interest thereon (the cash collateral deposited pursuant to this clause (y) to be denominated in Canadian dollars), provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in paragraph (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral pursuant to this paragraph (including with respect to the percentage of the face amount of Letters of Credit and the applicable currency of the deposit as described in the immediately preceding sentence) as and to the extent required by Section 2.09(b) or Section 2.10(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the applicable LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the LC Exposure), be applied to satisfy other obligations of the applicable Borrower under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default and acceleration of the maturity of the Loans, as described above, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all Events of Default have been cured or waived. If either Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower as and to the extent that, after giving effect to such return, the applicable Borrower would remain in compliance with Section 2.10(b) and no Default shall have occurred and be continuing.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans and Overadvances shall be made as provided in Section 2.04 and Protective Advances shall be made as provided in Section 2.21. The Administrative Agent will make such Loans available to the applicable Borrower by promptly, and in no event later than 3:00 p.m., Local Time, crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City or Toronto, as the case may be, and designated by such Borrower from time to time in writing to the Administrative Agent (including in the applicable Borrowing Request), provided that ABR Revolving Loans and Canadian Prime Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear, (ii) an Overadvance shall be retained by the Administrative Agent or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.04(e) to reimburse the Administrative Agent in respect of any such Overadvance, remitted by the Administrative Agent to such Revolving Lenders as their interests may appear or (iii) a Protective Advance shall be retained by the Administrative Agent or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.21(b) to finance the repayment of a Protective Advance, applied by the Administrative Agent for such purpose.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) (1) if such amount corresponds to a Borrowing made by the U.S. Borrower, the NYFRB Rate and (2) if such amount corresponds to a Borrowing made by the Canadian Borrower, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount (less interest) shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurodollar Borrowing or CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing or CDOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or by Adobe pdf file to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D signed by the applicable Borrower. Notwithstanding the foregoing, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for any Eurodollar Revolving Borrowing or CDOR Revolving Borrowing that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Borrowing or a CDOR Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing or a CDOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a Eurodollar Borrowing, such Borrowing shall be converted to an ABR Borrowing or (ii) in the case of a CDOR Borrowing, such Borrowing shall be converted to a Canadian Prime Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing or CDOR Borrowing and (ii) unless repaid, each Eurodollar Borrowing or CDOR Borrowing shall be converted to an ABR Borrowing or a Canadian Prime Borrowing, respectively, at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate, or from time to time reduce, in either case, without premium or penalty (other than, with respect to Eurodollar Borrowings, payments that may become due under Section 2.15), the Revolving Commitments or the Canadian Revolving Sub-Commitments, provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate Revolving Exposure (excluding, in the case of any termination of the Revolving Commitments, the portion of the Revolving Exposure attributable to outstanding Letters of Credit if and to the extent that the applicable Borrower has made arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank with respect to such Letters of Credit) would exceed the aggregate Revolving Commitments, (iii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the U.S. Revolving Loans in accordance with Section 2.10, the aggregate U.S. Revolving Exposure would exceed the lesser of (A) the aggregate Revolving Commitments at such time minus the Canadian Revolving Exposure at such time or (B) (1) the U.S. Borrowing Base at such time minus (2) the amount by which (x) the aggregate Canadian Revolving Exposure at such time exceeds (y) the Canadian Borrowing Base at such time, (iv) the Borrowers shall not terminate or reduce the Canadian Revolving Sub-Commitments if, after giving effect to any concurrent prepayment of the Canadian Revolving Loans in accordance with Section 2.10, the aggregate Canadian Revolving Exposure would exceed the lesser of (A) the aggregate Canadian Revolving Sub-Commitments and (B) (x) the Aggregate Borrowing Base at such time minus (y) the aggregate U.S. Revolving Exposure at such time and (v) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to such termination or reduction, the aggregate Canadian Revolving Sub-Commitments would exceed the aggregate Revolving Commitments.

(c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments or Canadian Revolving Sub-Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable, provided that a notice of termination or reduction of Revolving Commitments or Canadian Revolving Sub-Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments or Canadian Revolving Sub-Commitments shall be permanent, subject to any increases effected pursuant to Section 2.19. Each reduction of the Revolving Commitments or Canadian Revolving Sub-Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments or Canadian Revolving Sub-Commitments.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay, subject to Section 9.19, (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender to such Borrower on the Maturity Date, (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan to such Borrower on the Maturity Date, provided that on each date that a U.S. Revolving Borrowing is made, the U.S. Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested, (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earliest of (x) the Maturity Date, (y) the day that is 30 days after the making of such Overadvance and (z) demand by the Administrative Agent, and (iv) to the Administrative Agent the then unpaid principal amount of each Protective Advance on the earlier of (x) the Maturity Date and (y) demand by the Administrative Agent.

(b) On each Business Day during any Cash Dominion Period, the Administrative Agent shall apply, subject to Section 9.19, all immediately available funds credited to (i) the Canadian Collection Account to the Canadian Secured Obligations and (ii) the U.S. Collection Account to the U.S. Secured Obligations or, in the Administrative Agent’s discretion if no funds are then credited to the Canadian Collection Account, the Canadian Secured Obligations, in each case, first to prepay any

Overadvances that may be outstanding, pro rata, second to prepay any Protective Advances that may be outstanding, pro rata, third, to prepay Swingline Loans and to reimburse any LC Disbursements that may be outstanding, pro rata, and fourth to prepay any Revolving Loans that may be outstanding and, if no such Loans are outstanding, to deposit cash collateral in an account with the Administrative Agent to be retained pursuant to Section 2.05(j), it being understood that any prepayments of Revolving Loans shall be applied in accordance with the penultimate sentence of Section 2.17(b).

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error), provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of either Borrower to repay the Loans and pay interest thereon in accordance with the terms of this Agreement.

(f) Any Lender may request that Revolving Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note, substantially in the form of Exhibit H, payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.10. Prepayment of Loans. In each case, subject to to Section 9.19:

(a) Each Borrower shall have the right at any time and from time to time to prepay without premium or penalty (other than, with respect to Eurodollar Borrowings, payments that may become due under Section 2.15) any Borrowing by such Borrower in whole or in part, subject to the requirements of this Section.

(b) Except for Overadvances permitted under Section 2.04, (i) in the event and on such occasion that the aggregate U.S. Revolving Exposure exceeds the lesser of (A) the aggregate Revolving Commitments at such time minus the Canadian Revolving Exposure at such time and (B) (1) the U.S. Borrowing Base at such time minus (2) the amount by which (x) the aggregate Canadian Revolving Exposure at such time exceeds (y) the Canadian Borrowing Base at such time, the U.S. Borrower shall prepay Protective Advances made to the U.S. Borrower, U.S. Revolving Borrowings and/or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent to be retained pursuant to Section 2.05(j) for so long as such condition exists) in an aggregate amount equal to such excess and (ii) in the event and on such occasion that the aggregate Canadian Revolving Exposure exceeds the lesser of (A) the aggregate Canadian Revolving Sub-Commitments at such time and (B) (x) the Aggregate Borrowing Base at such time minus (y) the aggregate U.S. Revolving Exposure at such time, the Canadian Borrower shall prepay Protective Advances made to the Canadian Borrower and/or the Canadian Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent to be retained pursuant to Section 2.05(j) for so long as such condition exists) in an aggregate amount equal to such excess.

(c) Prior to any optional prepayment or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) Other than in connection with any prepayment made in accordance with Section 2.09(b) or 2.10(b), the applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy or by Adobe pdf file) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing or CDOR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or Canadian Prime Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case such notice of prepayment may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans) the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees.

(a) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee, which shall accrue at the rate of 0.25% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued unused commitment fees shall be payable in arrears on the third Business Day following the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All unused commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing unused commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and each of the Swingline Exposure of such Lender and such Lender’s participation in Overadvances and Protective Advances shall be disregarded for such purpose).

(b) Each of the U.S. Borrower (with respect to the portion of the LC Exposure constituting U.S. LC Exposure) and the Canadian Borrower (with respect to the portion of the LC Exposure constituting Canadian LC Exposure) agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in the applicable

Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the average daily amount of the applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The U.S. Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the U.S. Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) Except as set forth in Section 2.12(c), (i) the Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate, (ii) the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, (iii) the Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate and (iv) the Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate plus the Applicable Rate. All Borrowings denominated in Canadian dollars shall be either Canadian Prime Borrowings or CDOR Borrowings.

(b) [Reserved.]

(c) Each Overadvance and Protective Advance shall bear interest at (i) in the case of Overadvances and Protective Advances denominated in U.S. dollars, the Alternate Base Rate plus the Applicable Rate plus 2.00% and (ii) in the case of Overadvances and Protective Advances denominated in Canadian dollars, the Canadian Prime Rate plus the Applicable Rate plus 2.00%.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to (A) in the case of amounts owed by the

U.S. Borrower, ABR Revolving Loans as provided in paragraph (a) of this Section, (B) in the case of an amount owed by the Canadian Borrower and denominated in U.S. Dollars, ABR Revolving Loans as provided in paragraph (a) of this Section, or (C) in the case of an amount owed by the Canadian Borrower denominated in Canadian Dollars, Canadian Prime Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments, subject to Section 9.19, provided that (i) interest accrued pursuant to paragraph (c) or (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Canadian Prime Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, (ii) the Canadian Prime Rate or (iii) CDOR Rate shall be computed on the basis of a year of 365 days (or, only in the case of clause (i) hereof, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, Canadian Prime Rate or CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) Solely for purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated based on a year of 360 days or 365 days, as the case may be, the rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to such rate multiplied by a fraction, the numerator of which is the actual number of days in the relevant calendar year and the denominator of which is 360 or 365, as the case may be, (ii) the rates of interest under this Agreement are nominal rates and not effective rates or yields and (iii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the CDOR Rate, as the case may be, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or CDOR Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy or by Adobe pdf file as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing or CDOR Borrowing, as the case may be, shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing or CDOR Borrowing, such Borrowing Request shall be deemed a request for (A) in the case of a Borrowing

Request for a Borrowing denominated in U.S. dollars, an ABR Borrowing and (B) in the case of a Borrowing Request for a Borrowing denominated in Canadian dollars, Canadian Prime Borrowing, provided that following the first day that such condition shall cease to exist, such Borrowings may be made as or converted to Eurodollar Borrowings (in the case of Borrowings denominated in U.S. dollars) or CDOR Borrowings (in the case of Borrowings denominated in Canadian dollars) (at the request of and in accordance with the elections of the applicable Borrower).

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans or CDOR Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes (B) Excluded Taxes and (C) capital taxes imposed by Canada or any political subdivision thereof) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender or such Issuing Bank, as applicable, the applicable Borrower (in accordance with Section 9.19) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the applicable Borrower (in accordance with Section 9.19) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail calculations of the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable

Borrower (in accordance with Section 9.19) shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything in this Section 2.14 to the contrary, a Lender or Issuing Bank may request a payment under this Section 2.14 in respect of a Change in Law described in the proviso to such defined term in Section 1.01 only if such Lender is generally requesting payments of that type from similarly situated borrowers.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or CDOR Loan (or to convert any ABR Loan into a Eurodollar Loan or Canadian Prime Loan into a CDOR Loan) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower to replace a Lender pursuant to Section 2.18(b) or Section 9.02(c) or (e) the removal of a Lender pursuant to 2.18(b), then, in any such event, the applicable Borrower (in accordance with Section 9.19) shall compensate each Lender for the loss, cost and reasonable expense attributable to such event; provided that no such losses, costs or expenses arising in connection with the removal or replacement of a Defaulting Lender shall be payable to any Defaulting Lender. In the case of a Eurodollar Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate or CDOR Rate, as applicable (without consideration of the Applicable Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (without consideration of the Applicable Rate). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after such Borrower’s receipt thereof.

SECTION 2.16. Taxes.

(a) Subject to Section 9.19, any and all payments by or on account of any obligation any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law, provided that if any Loan Party shall be required to deduct any Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without limiting the provisions of paragraph (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Subject to Section 9.19, each Loan Party shall severally indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Loan Party under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Subject to Section 9.19, each Lender shall severally indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(iv) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by either Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)	duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the U.S. is a party,

(2)	duly completed copies of Internal Revenue Service Form W-8ECI,

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not (x) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (ii) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E,

(4)	to the extent a Foreign Lender is not the beneficial owner, duly completed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, Internal Revenue Service Form W-9 and/or other certification documents from each beneficial owner, as applicable, provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of such direct or indirect partner, or

(5)	any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification previously delivered by such Lender pursuant to this Section 2.16 expires or becomes obsolete or inaccurate in any material respect, such Lender shall update such form or certification or promptly notify such Borrower and the Administrative Agent in writing of such Lender’s legal inability to do so.

(g) If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Loan Party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Existing Credit Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17. Payments Generally; Allocation of Proceeds; Sharing of Setoffs. In each case, subject to Section 9.19:

(a) Each Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15, 2.16 or 9.03, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Local Time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account or accounts as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan or of any breakage indemnity in respect of any Loan shall be made in the currency of such Loan; all other payments under each Loan Document shall be made in U.S. dollars, except as otherwise expressly provided therein.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied to the U.S. Secured Obligations and the Canadian Secured Obligations, as applicable (and subject to Section 9.19) (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (based on the U.S. Dollar Equivalent of such amounts, determined using the Exchange Rate at such time), and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties (based on the U.S. Dollar Equivalent of such amounts, determined using the Exchange Rate at such time). Notwithstanding the immediately preceding sentence, any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees, reimbursement of LC Disbursements or other sum payable under the Loan Documents (which shall be applied as specified by the applicable Borrower in accordance with the terms hereof), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10) or (C) amounts to be applied from the Collection Account during any Cash Dominion Period (which shall be applied in accordance with Section 2.09(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied (in each case ratably as interests may appear (based on the U.S. Dollar Equivalents of the amounts so owing, determined using the Exchange Rate at such time)) as follows: (x) in the case of U.S. Collateral, first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent from the Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of the Overadvances, fourth, to pay the principal of the Overadvances, fifth, to pay interest due in respect of the Protective Advances, sixth, to pay the principal of the Protective Advances, seventh, to pay interest then due and payable on the Loans, eighth, to prepay principal on the Loans and unreimbursed LC Disbursements and, to the extent that Reserves have been established with respect to such amounts, amounts owing with respect to Designated Banking Services Obligations and Designated Swap Obligations, ninth, to pay an amount to the Administrative Agent equal to 102% of the aggregate undrawn face amount of all outstanding Letters of Credit (for each Letter of Credit, to be denominated in the currency of such Letter of Credit) to be held as cash collateral for such Obligations, tenth, to the payment of any other Secured Obligation (other than Banking Services Obligations and Swap Obligations) due to the Secured Parties by the Loan Parties, and eleventh, to pay any amounts owing with respect to all other Banking Services Obligations and Swap Obligations that are Secured Obligations, and (y) in the case of Canadian Collateral, first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent from the Canadian Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Canadian Loan Parties (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of the Overadvances that are Canadian Secured Obligations, fourth, to pay the principal of the Overadvances, fifth, to pay interest due in respect of the Protective Advances that are Canadian Secured Obligations, sixth, to pay the principal of the Protective Advances that are Canadian Secured Obligations, seventh, to pay interest then due and payable on the Loans made to the Canadian Borrower, eighth, to prepay principal on the Loans made to the Canadian Borrower and unreimbursed LC Disbursements in respect of Letters of Credit issued for the account of the Canadian Borrower (or any Canadian Subsidiary) and, to the extent that Reserves have been established with respect to such amounts, amounts owing with respect to Designated Banking Services Obligations and Designated Swap Obligations, in each case, that are Canadian Secured Obligations, ninth, to pay an amount to the Administrative Agent equal to 102% of the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of the Canadian Borrower (or any Canadian Subsidiary with respect to which the Canadian Borrower is a co-applicant) (for each Letter of Credit, to be denominated in the currency of such Letter of Credit) to be held as cash collateral for such Obligations, tenth, to the payment of any other Canadian Secured Obligation (other than Banking Services Obligations and Swap Obligations) due to the Secured Parties by the Loan Parties, and eleventh, to pay any amounts owing with respect to all other Banking Services Obligations and Swap Obligations that are Canadian Secured Obligations; provided, however, that the proceeds of U.S. Collateral shall not be applied to the Canadian Secured Obligations until such time as the proceeds of all Canadian Collateral have been applied to the Canadian Secured Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the U.S. Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment that it receives to a Eurodollar Loan or CDOR Loan, as applicable, except (x) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or CDOR Loan, as applicable or (y) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Loans, respectively, and, in any such event, the applicable Borrower shall pay the break funding payment required in accordance with Section 2.15. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations in accordance with the terms of this Agreement.

(c) At the election of the Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including all reimbursement for fees and expenses pursuant to Section 9.03) and other sums payable under the Loan Documents that are not paid when due in accordance with the Loan Documents (after giving effect to any applicable grace period(s)) may be paid from the proceeds of Borrowings made hereunder whether made following a request by the applicable Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of applicable Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing in the name of the applicable Borrower for the purpose of paying each payment of principal, interest and fees payable by such Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, as the case may be, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.21, as applicable, and (ii) if an Event of Default has occurred and is continuing and the Loans have been accelerated, the Administrative Agent to charge any deposit account of such Borrower maintained with the Administrative Agent for each payment of principal, interest and fees payable by such Borrower as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements, Swingline Loans, Overadvances or Protective Advances resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, Swingline Loans, Overadvances and Protective Advances and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements, Swingline Loans, Overadvances and Protective Advances of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements, Swingline Loans, Overadvances and Protective Advances, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by either Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the U.S. Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) no Lender shall exercise any right of setoff, counterclaim or otherwise against any Canadian Loan Party or any of its assets with respect to any Obligations other than Canadian Secured Obligations. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the applicable Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative

Agent, at the greater of (i)(A) in the case of Loans made to, and LC Disbursements under Letters of Credit issued for the account of, the U.S. Borrower (or in the case of Letters of Credit, any Domestic Subsidiary), the NYFRB Rate or (B) in the case of Loans made to, and LC Disbursements under Letters of Credit issued for the account of, the Canadian Borrower (or, in the case of Letters of Credit, any Canadian Subsidiary), the rate reasonably determined by the Administrative Agent to be the cost of it funding such amount, and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c) or (e), 2.05 (d) or (e), 2.06(a) or (b), 2.17(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(g) In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any compliance certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Average Daily Excess Availability for such period), then, if such inaccuracy is discovered prior to the termination of the Revolving Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, each Borrower shall pay to the Administrative Agent, for distribution to the Lenders and the Issuing Banks (or former Lenders and Issuing Banks) as their interests may appear, the accrued interest or fees that should have been paid by such Borrower but were not paid as a result of such misstatement.

SECTION 2.18. Mitigation Obligations; Replacement/Removal of Lenders. (a) If any Lender requests compensation under Section 2.14, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender. Each Borrower, subject to Section 9.19, hereby agrees to pay all reasonable costs and expenses incurred by any Lender on behalf of such Borrower in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) require such Lender to assign and delegate (without its signature or consent), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee acceptable to the U.S. Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the U.S. Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, Swingline Loans, Overadvances and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (iii) the U.S. Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b) and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments or (2) remove such Lender by paying such Lender an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, Swingline Loans, Overadvances and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder. Effective immediately upon such removal, the Commitment of such removed Lender shall terminate. Such removal will not, however, affect the Commitments of any other Lenders hereunder. A Lender shall not be required to make any such assignment and delegation and the U.S. Borrower may not remove such Lender if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the U.S. Borrower to require such assignment and delegation or removal cease to apply.

SECTION 2.19. Revolving Commitment Increases. (a) The U.S. Borrower may from time to time (and more than one time), by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the aggregate Revolving Commitments be increased by an amount not less than $10,000,000 (and integral multiples of $1,000,000 in excess thereof) for any such increase, except to the extent necessary to utilize the remaining unused amount of increase permitted under this Section 2.19(a), provided that after giving effect to any such increase the sum of the total Revolving Commitments shall not exceed $450,000,000. Such notice shall set forth the amount of the requested increase in the Revolving Commitments and the date on which such increase is requested to become effective (which shall be not less than ten Business Days or more than 60 days after the date of such notice), and shall offer each Lender (provided that such Lender shall be reasonably satisfactory to the Administrative Agent) the opportunity to increase its Revolving Commitment by such Lender’s Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the U.S. Borrower and the Administrative Agent given not more than ten days after the date of the U.S. Borrower’s notice, either agree to increase its applicable Revolving Commitment by all or a portion of the offered amount or decline to increase its applicable Commitment (and any Lender that does not deliver such a notice within such period of ten days shall be deemed to have declined to increase its Commitment). In the event that, on the tenth day after the U.S. Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have declined to increase their Revolving Commitments or have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the total Revolving Commitments requested by the U.S. Borrower, the U.S. Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution, together with any existing Lender that agrees to increase its applicable Revolving Commitment pursuant to the immediately preceding sentence, being called an “Augmenting Lender”) to provide Revolving Commitments or increase their existing Revolving Commitments in an aggregate amount equal to the unsubscribed amount, provided that each Augmenting Lender (other than any such Augmenting Lender that is a Lender immediately prior to giving effect to the applicable Revolving Commitment Increase) shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall not be subject to the approval of any other Lenders, and the U.S. Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Revolving Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any increase in the aggregate Revolving Commitments may be made in an amount that is less than the increase requested by the U.S. Borrower if the U.S. Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders. For purposes of clarity, the Canadian Revolving Sub-Commitment may not be increased pursuant to this Section 2.19.

(b) Each of the parties hereto hereby agrees that, upon the effectiveness of any increase in the aggregate Revolving Commitments pursuant to this Section 2.19 (the “Revolving Commitment Increase”), this Agreement may be amended (such amendment, a “Commitment Increase Amendment”) without the consent of any Lenders to the extent (but only to the extent) necessary to reflect the existence and terms of the Revolving Commitment Increase evidenced thereby as provided for in Section 9.02(b). Upon each Revolving Commitment Increase pursuant to this Section, (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Augmenting Lender providing a portion of such Revolving Commitment Increase, and each such Augmenting Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit, Swingline Loans, Overadvances and Protective Advances such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit, (B) participations hereunder in Swingline Loans, (C) participations hereunder in Overadvances and (D) participations hereunder in Protective Advances held by each Lender (including each such Augmenting Lender) will equal such Lender’s Applicable Percentage and (ii) if, on the date of such Revolving Commitment Increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such Revolving Commitment Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.15. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c) Increases and new Revolving Commitments created pursuant to this Section 2.19 shall become effective on the date specified in the notice delivered by the U.S. Borrower pursuant to the first sentence of paragraph (a) above or on such other date as agreed upon by the U.S. Borrower, the Administrative Agent and the applicable Augmenting Lenders.

(d) Notwithstanding the foregoing, no increase in the Revolving Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied as of such date (as though the effectiveness of such increase were a Borrowing) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists, or any Overadvance or Protective Advance is outstanding, at the time such Revolving Lender becomes a Defaulting Lender, then:

(i) all or any part of the Swingline Exposure, LC Exposure, participation interest in Overadvances or participation interest in Protective Advances of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that and so long as (A) the sum of all non-Defaulting Lenders’ Revolving Exposure plus such Defaulting Lender’s Swingline Exposure, LC Exposure, participation interest in Overadvances and participation interest in Protective Advances does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (B) the sum of any non-Defaulting Lender’s Revolving Exposure plus such non-Defaulting Lender’s Applicable Percentage of the Defaulting Lender’s Swingline Exposure, LC Exposure, participation interest in Overadvances and participation interest in Protective Advances does not exceed such non-Defaulting Lender’s Revolving Commitment and (C) the conditions set forth in Sections 4.02(a) and (b) are satisfied as of the date of such reallocation (assuming, solely for purpose of this clause (C), that such reallocation is a “Borrowing” as such term is used in Section 4.02);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within one Business Day following notice by the Administrative Agent (w) first, prepay such Swingline Exposure (or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender), (x) second, prepay such Overadvance (or, if agreed by the Administrative Agent, cash collateralize that portion of such Overadvance attributable to such Defaulting Lender’s participation interest therein on terms satisfactory to the Administrative Agent, (y), third, prepay such Protective Advance (or, if agreed by the Administrative Agent, cash collateralize that portion of such Protective Advance attributable to such Defaulting Lender’s participation interest therein on terms satisfactory to the Administrative Agent and (z) fourth, cash collateralize for the benefit of the Issuing Banks only the applicable Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if either Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ respective Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Revolving Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks until and to the extent that such LC Exposure is so reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, the Administrative Agent shall not be required to fund any Overadvance or Protective Advance, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, in each case unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure, Swingline Exposure and participation interest in Overadvances and Protective Advances will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.20(c), and participation interests in any newly-made Swingline Loan, Overadvance or Protective Advance or any newly-issued, amended or increased Letter of Credit shall be allocated among the non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or Bail-In Action with respect to a Parent of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Administrative Agent, the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, then the Administrative Agent shall not be required to fund any Overadvance or Protective Advance, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless (A) the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be, to address any risk to it in respect of such Revolving Lender hereunder or (B) in the case of an event specified in clause (i) of this paragraph, the requirements set forth in Section 2.20(d) are satisfied in respect of such Revolving Lender, in which case such Revolving Lender shall be deemed to be a Defaulting Lender for purposes of this Section 2.20.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, the LC Exposure and the participations in Overadvances and Protective Advances of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21. Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Revolving Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to either Borrower, on behalf of all Revolving Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses described in Section 9.03) and other sums payable under the Loan Documents (any such Loans are herein referred to as “Protective Advances”); provided that the aggregate amount of Protective Advances outstanding at any time shall not exceed an amount the U.S. Dollar Equivalent of which is $25,000,000; provided further, that the making of any such Loan will not result in (A) the aggregate Revolving Exposure exceeding the aggregate Revolving Commitments, in each case at such time, (B) the aggregate U.S. Revolving Exposure at such time exceeding the lesser of (1) the aggregate Revolving Commitments at such time minus the Canadian Revolving Exposure at such time and (2) the U.S. Borrowing Base at such time minus the amount by which (x) the aggregate Canadian Revolving Exposure at such time exceeds (y) the Canadian Borrowing Base at such time or (C) the aggregate Canadian Revolving Exposure at such time exceeding the lesser of (1) the aggregate Canadian Revolving Sub-Commitments at such time and (2) (x) the Aggregate Borrowing Base at such time minus (y) the aggregate U.S. Revolving Exposure at such time. Protective Advances may be made even when a Default exists or the conditions precedent set forth in Section 4.02 are not otherwise satisfied. The Protective Advances shall be secured by the Liens created by the Collateral Documents and shall constitute Obligations. All Protective Advances shall be (i) ABR Borrowings, in the case of (x) Protective Advances made to the U.S. Borrower and (y) Protective Advances denominated in U.S. dollars made to the Canadian Borrower, or (ii) Canadian Prime Borrowings, in the case of Protective Advances denominated in Canadian dollars made to the Canadian Borrower. Without affecting Protective Advances already made, the Administrative Agent’s authorization to make future Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The Administrative Agent may at any time (i) request, on behalf of the applicable Borrower, the Revolving Lenders to make, subject to the limitations set forth in Section 2.01 and to the satisfaction of the conditions precedent set forth in Section 4.02, (x) ABR Loans to repay any Protective Advance that is denominated in U.S. dollars or (y) Canadian Prime Loan to repay and Protective Advances denominated in Canadian dollars or (ii) require the Lenders to acquire participations in any Protective Advance as provided in paragraph (b) of this Section.

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent and applied in respect of such Protective Advance.

ARTICLE III

Representations and Warranties

The Borrowers represent and warrant to the Lenders that:

SECTION 3.01. Organization; Powers. Each Borrower and each of the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required,

action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrowers or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) filings with any Governmental Authority necessary to perfect Liens created under the Loan Documents and (ii) such as have been obtained or made and are in full force and effect, except such consents, approvals, registrations or filings, the failure of which to have been obtained, received or made will not materially impair the effectiveness of the Transactions or materially adversely affect the operations of the U.S. Borrower and the Subsidiaries, taken as a whole, (b) will not violate any material Requirement of Law applicable to the U.S. Borrower or any Material Subsidiary, (c) will not violate or result in a material default under any material indenture, agreement or other instrument binding upon the U.S. Borrower or any Material Subsidiary or their respective assets, or give rise to a right thereunder to require any material payment to be made by the U.S. Borrower or any Material Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any material obligation thereunder, and (d) will not result in the creation or imposition of any Lien (other than a Lien permitted under Section 6.02) on any asset of the U.S. Borrower or any Material Subsidiary.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The U.S. Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2016, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2017 (and comparable period for the prior fiscal year). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the U.S. Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) On and as of the Restatement Effective Date, except as arising out of the Disclosed Matters, no event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or liabilities (including contingent liabilities) of the U.S. Borrower and the Subsidiaries, taken as a whole, since December 31, 2016.

SECTION 3.05. Properties. (a) The U.S. Borrower and each of the Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for any defects that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) The U.S. Borrower and each of the Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the U.S. Borrower and the Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the U.S. Borrower or any Material Subsidiary, threatened against or affecting the U.S. Borrower or any Material Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the U.S. Borrower nor any Material Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each Borrower and each of the Material Subsidiaries is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property, except, in each of the cases of (a) and (b) above, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the U.S. Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. The U.S. Borrower and each of the Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) has paid or caused to be paid all Taxes required to have been paid by it, except any Taxes that are being contested in good faith by appropriate proceedings, provided that the U.S. Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor and the failure to pay such Taxes would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Canadian Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities and all contributions thereto have been withheld, remitted and paid in a timely manner in accordance with its terms and the requirements of any and all applicable laws, statutes, regulations and orders, (ii) no Canadian Pension Plan Event has occurred or is reasonably expected to occur and (iii) neither of the Borrowers nor any Subsidiary has sponsored, sponsors, has contributed to or contributes to a Canadian Multi-Employer Plan.

(c) Except as disclosed in Schedule 3.10(c), as of the date hereof, each Canadian Pension Plan that provides benefits on a defined benefit basis is fully funded on a solvency basis, going concern basis and wind-up basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities).

(d) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority or any Canadian Pension Plan administrator or trustee, with respect to any Canadian Pension Plan which has resulted in or could reasonably be expected to result in a Material Adverse Effect. There has been no breach of the prohibited transaction or fiduciary responsibility rules with respect to any Canadian Pension Plan, as set forth under applicable law, or any breach by any Loan Party of the terms of any Canadian Pension Plans or any whole or partial termination or wind-up of any Canadian Pension Plan, in each case which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of (i) the U.S. Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, and the other filings of the U.S. Borrower made with the SEC in 2017 (but prior to the Restatement Effective Date) (collectively, the “SEC Filings”) nor (ii) any of the other reports, financial statements, certificates or other information furnished by or on behalf of the U.S. Borrower to the Administrative Agent or any Lender pursuant to any Loan Document or delivered thereunder (as modified or supplemented by other information furnished by or on behalf of the U.S. Borrower to the Administrative Agent in connection herewith), as of the date such disclosures are delivered, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information or forward looking statements, the U.S. Borrower represents only that such information or statements were prepared or made in good faith based upon assumptions believed by it to be reasonable at the time delivered (unless otherwise updated subsequent thereto, in which case such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time updated).

SECTION 3.12. Insurance. On the Restatement Effective Date, the U.S. Borrower provided to the Administrative Agent a description of all insurance maintained by or on behalf of the Loan Parties and the Material Subsidiaries as of the Restatement Effective Date. As of the Restatement Effective Date, all premiums due in respect of such insurance have been paid.

SECTION 3.13. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, for so long as UCC financing statements, PPSA financing statements or Deposit Account Control Agreements or, where applicable, possession thereof, as the case may be, with respect to such Collateral have not been terminated by the Administrative Agent (or otherwise amended by the Administrative Agent in a manner that adversely affects the Lien in favor of the Secured Parties thereby perfected), such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Liens permitted under clauses (b) through (d), (f) and (j) of Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law.

SECTION 3.14. Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns or any other labor disputes against the U.S. Borrower or any Material Subsidiary pending or, to the knowledge of the U.S. Borrower or any Material Subsidiary, threatened or planned, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. Anti-Terrorism Laws; Anti-Corruption Laws.

(a) To the extent applicable, the U.S. Borrower and each of the Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,

Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and the applicable similar laws of Canada, including the Special Economic Measures Act (Canada), the United Nations Act (Canada) and the Export and Import Permits Act (Canada) and in all cases any regulations thereunder, as amended from time to time, (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any regulations thereunder, as amended from time to time, and (iii) the USA PATRIOT Act. No part of the proceeds of the Loans or any Letter of Credit will be used by the U.S. Borrower or any of the Subsidiaries, directly or, to the knowledge of the U.S. Borrower or any Subsidiary, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable similar anti-bribery and anti-corruption laws.

(b) Neither the U.S. Borrower nor any Subsidiary nor, to the knowledge of the U.S. Borrower or any Subsidiary, any director, officer, agent, employee or Affiliate of the U.S. Borrower or any Subsidiary, (i) is a Blocked Person or (ii) is controlled by Persons that are, currently the target of any Sanctions; and neither the U.S. Borrower nor any Subsidiary will directly, or, to the knowledge of the U.S. Borrower or any Subsidiary, indirectly, use, or lend, contribute or make available to any other Person, the proceeds of the Loans or any Letter of Credit for the purpose of financing the activities of any Person, or in any country or territory, that is, at the time of such use, the target of, or whose government is the target of, any Sanctions, except to the extent permitted for a Person required to comply with Sanctions.

ARTICLE IV

Conditions

SECTION 4.01. [Intentionally Omitted]

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a deemed Borrowing under Section 2.17(c) and a Protective Advance made under Section 2.21), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the receipt by the Administrative Agent of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(i) Other than the representation and warranty set forth in Section 3.04(b) and Section 3.14, each of which shall only be deemed made as of the Restatement Effective Date, the representations and warranties of the Loan Parties set forth in the Loan Documents that are qualified by materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

(ii) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full in cash and all Letters of Credit shall have expired or been terminated (or cash collateralized in an amount equal to 102% of the aggregate undrawn amount of all outstanding Letters of Credit (for each Letter of Credit, denominated in the currency of such Letter of Credit) or otherwise collateralized (i.e., by issuance of backstop letters of credit to the applicable Issuing Banks in respect thereof), in each case in a manner satisfactory to the applicable Issuing Banks) and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees, subject to Section 9.19, with the Lenders that:

SECTION 5.01. Financial Statements; Borrowing Base and Other Information. The U.S. Borrower will furnish to the Administrative Agent for prompt delivery to each Lender:

(a) within 90 days after the end of each fiscal year of the U.S. Borrower, the U.S. Borrower’s audited consolidated balance sheet and audited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the U.S. Borrower, the U.S. Borrower’s unaudited consolidated balance sheet and unaudited consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery or deemed delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer substantially in the form of Exhibit E (i) certifying as to whether a Default has occurred during the period covered by such Financial Statements and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the financial covenant (and the components thereof) contained in Section 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the later of the date of the U.S. Borrower’s most recent audited financial statements referred to in Section 3.04 and the date of the prior certificate delivered pursuant to this paragraph (c) indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) not later than 90 days subsequent to the commencement of each fiscal year of the U.S. Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly if requested by the Administrative Agent, any significant revisions of such budget;

(e) as soon as available but in any event within 15 Business Days of the end of each calendar month, as of the last day of the preceding calendar month, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to each Borrowing Base as the Administrative Agent may reasonably request (it being understood that certain categories of ineligible Accounts and Inventory will be computed using a deemed ineligible amount determined annually based on historical ineligibility amounts for the preceding fiscal year, in each case as notified by the Borrowers to the Administrative Agent; provided that if, and for so long as, (i) an Event of Default is continuing or (ii) the aggregate Revolving Exposure as of the applicable date of determination exceeds the lesser of (x) $60,000,000 and (y) 50% of the aggregate Revolving Commitment as of such date, then the Administrative Agent may, in its Permitted Discretion, by written notice to the Borrowers, not permit the Borrowers to use such annual computations and, instead, require the Borrowers to use actual computations of such categories of ineligible Accounts and Inventory in lieu thereof). Notwithstanding any provision of this Agreement to the contrary, commencing on any date on which Excess Availability has been less than the Threshold Amount for a period of five consecutive Business Days (and ending on the next subsequent date on which Excess Availability has exceeded the Threshold Amount for a period of thirty consecutive calendar days), the U.S. Borrower shall be required to deliver a Borrowing Base Certificate no earlier than three Business Days prior to any new Borrowing or request for issuance of any Letter of Credit; provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this sentence;

(f) concurrently with the delivery of each Borrowing Base Certificate, and at such other times as may be reasonably requested by the Administrative Agent, all Borrowing Base Supplemental Documentation (unless otherwise agreed by the Administrative Agent in its sole discretion) for the month (or such shorter period as contemplated by clause (e) of this Section) then ended;

(g) promptly as reasonably practicable after the request therefor, such additional information concerning the Accounts and Inventory of the Collateral Parties or adjustments thereto as may be reasonably requested by the Administrative Agent from time to time;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the U.S. Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the U.S. Borrower to the holders of its Equity Interests generally, as the case may be;

(i) promptly upon obtaining knowledge of any such event, circumstance or change, a written notice of any event, circumstance or change that has occurred since the delivery of the most recent Borrowing Base Certificate in accordance with the terms of this Agreement that would materially reduce the aggregate amount of the Eligible Accounts or the Eligible Inventory or result in a material portion of the Eligible Accounts ceasing to be Eligible Accounts or a material portion of the Eligible Inventory ceasing to be Eligible Inventory;

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the U.S. Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (on behalf of any Lender) may reasonably request;

(k) promptly upon receipt thereof, a copy of (i) any notice of any Governmental Authority’s intention to terminate a defined benefit plan or have a third party appointed to administer such defined benefit plan or determination that a whole or partial termination has occurred in respect of a defined benefit pension plan and (ii) any material notice of non-compliance in respect of a defined benefit pension plan received from a Governmental Authority; and

(l) (i) promptly upon receipt thereof, final plan texts for all defined benefit Canadian Pension Plans, (ii) promptly upon receipt thereof, each annual information return and actuarial report (including schedules) in respect thereof, (iii) where an actuarial report on a defined benefit Canadian Pension Plan discloses a solvency or wind-up deficiency, on a quarterly basis thereafter whenever and for so long as a solvency or wind-up deficiency exists promptly following the end of each fiscal quarter of the Canadian Borrower, a summary actuarial update for such defined benefit Canadian Pension Plan, which summary update shall reflect the updated value of the assets of the defined benefit Canadian Pension Plan and discount rates at the end of the quarter to which the summary relates but otherwise utilizing the facts and assumptions set forth in the most recently delivered actuarial report, and (iv) when requested by the Administrative Agent, the most recent defined benefit Canadian Pension Plan financial statements.

Information required to be delivered pursuant to Sections 5.01(a), (b) and (h) shall be deemed to have been delivered on the date on which such information has been posted on the SEC website on the Internet at www.sec.gov, or through a link on the Borrower’s website at www.usg.com, or at another website identified in such notice and accessible by the Lenders without charge, provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02. Notices of Material Events. The U.S. Borrower will furnish to the Administrative Agent (for prompt distribution to each Lender through the Administrative Agent) written notice promptly, but in any event within five Business Days of, when any of the Chief Executive Officer, the President or the General Counsel of the U.S. Borrower or any Financial Officer (or, with respect to any Canadian Pension Event, any senior officer of the Canadian Borrower) obtains actual knowledge of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the U.S. Borrower or any Subsidiary, affecting U.S. Borrower or any Affiliate thereof that has a reasonable likelihood of being adversely determined, and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event or Canadian Pension Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event or Canadian Pension Event will occur that, in either case, alone or together with any other ERISA Events or Canadian Pension Event that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;

(d) any negative change in the U.S. Borrower’s corporate credit rating by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place the credit facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, issuing a corporate credit rating for the U.S. Borrower; and

(e) any other development (including notice of any Environmental Liability and any violation of any applicable law) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Financial Officer or other executive officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each Borrower will, and will cause each Material Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, amalgamation, liquidation, disposition or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Taxes. Each Borrower will, and will cause each Subsidiary to, pay its liabilities for those Taxes and Canadian Statutory Priority Claims, the amounts of which are material to such Borrower and the Subsidiaries taken as a whole, before such liabilities shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. Each Borrower will, and will cause each Subsidiary to, keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except for properties, the failure of which to maintain, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Insurance. (a) Each Borrower will, and will cause each Material Subsidiary to, maintain, with financially sound and reputable insurance companies, (i) insurance in such amounts (with no greater risk retention) and against such risks as is (A) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (B) considered adequate by each Borrower and (ii) all other insurance as may be required by law, provided that self-insurance through any captive insurance Subsidiary or through deductibles or copayments shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses similarly self-insure. Each Borrower will furnish to the Lenders, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

(b) All insurance policies required under paragraph (a) of this Section 5.06, to the extent such insurance policies insure any portion of the Collateral, shall name the Administrative Agent (for the benefit of the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, that provide that (i) all proceeds thereunder with respect to any Collateral shall be jointly payable to the Collateral Parties and the Administrative Agent and (ii) such policy and loss payable or mortgagee clauses may be canceled, amended or terminated only upon at least 30 days’ prior written notice given to the Administrative Agent.

(c) If the U.S. Borrower or any Material Subsidiary shall fail to obtain any insurance as required by paragraph (a) of this Section 5.06, the Administrative Agent may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the U.S. Borrower’s or such Material Subsidiary’s failure to maintain such insurance.

SECTION 5.07. Books and Records; Inspection Rights; Field Examinations; Inventory Appraisals. (a) Each Borrower will, and will cause each Material Subsidiary to, keep proper books of record and account in which entries that are full, true and correct in all material respects are made of all material dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each Loan Party to, permit any representatives designated by the Administrative Agent (who may be accompanied by a representative of any Lender at such Lender’s expense), upon reasonable prior notice and during normal workings hours, periodically (but no more frequently than annually, except if an Event of Default shall be continuing), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants.

(b) The Administrative Agent shall be entitled to conduct, at its reasonable discretion, on reasonable prior notice and during normal working hours, periodic field examinations of the books and records relating to the Accounts of the Collateral Parties and the Inventory of the Collateral Parties, in each case to ensure the adequacy of the Collateral that constitutes the U.S. Borrowing Base and the Canadian Borrowing Base and the related reporting and control systems; provided, however, that so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be limited in any twelve-calendar-month period to (i) one such field examination and (ii) an additional field examination if such field examination is commenced at a time that Excess Availability is less than the Threshold Amount.

(c) At any time that the Administrative Agent requests, each of the Collateral Parties will provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, and such appraisals or updates, as the case may be, will include information required by applicable law and regulations; provided, however, that (unless the U.S. Borrower otherwise requests in writing to the Administrative Agent that additional appraisals of Inventory be conducted in the relevant twelve-calendar-month period) so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be limited in any twelve-calendar-month period to (i) one such appraisal and (ii) an additional appraisal if such appraisal is commenced at a time that Excess Availability is less than the Threshold Amount. Each such appraisal shall be at the sole expense of the Collateral Parties.

(d) Each Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, field examination or appraisal pursuant to this Section 5.07, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.08. Compliance with Laws. Each Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law with respect to it or its property, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect or where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 5.09. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to (i) pay fees and expenses incurred in connection with the Amendment and Restatement Agreement and (ii) finance general working capital needs and for other general corporate purposes (including investments, acquisitions and Restricted Payments, in each case permitted hereunder), in each case of the U.S. Borrower and the Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be used only for general corporate purposes. Neither Borrower nor any Subsidiary will use the proceeds of any Loan or any Letter of Credit in violation of the representation set forth in Section 3.15.

SECTION 5.10. Further Assurances. (a) Each Borrower shall cause (i) (A) each Domestic Material Subsidiary and each Canadian Material Subsidiary, in each case formed or acquired on or after the date of this Agreement in compliance with the terms of this Agreement and (B) each Subsidiary that otherwise qualifies as either a Domestic Material Subsidiary or a Canadian Material Subsidiary on or after the date of this Agreement, in each case, to become a Loan Party by executing a supplement to the Guarantee Agreement in the form attached to the Guarantee Agreement and (ii) (A) each Domestic Material Subsidiary and each Canadian Materially Subsidiary, in each case that is a wholly owned Subsidiary and formed or acquired on or after the date of this Agreement in compliance with the terms of this Agreement and (B) each Subsidiary that otherwise qualifies as a Domestic Material Subsidiary or a Canadian Material Subsidiary that is a wholly owned Subsidiary on or after the date of this Agreement, in each case, to become a Collateral Party by executing a supplement to (1) in the case of a Domestic Subsidiary, the U.S. Security Agreement in the form attached thereto and (2) in the case of a Canadian Subsidiary, the Canadian Security Agreement in the form attached thereto, provided that the terms of this Section 5.10(a) shall not be required to be satisfied with respect to any Subsidiary (x) that is subject to any legal or any contractual restriction (to the extent such restriction does not violate any of the terms of any Loan Document) preventing or prohibiting it from satisfying such requirement, (y) that is a CFC Holdco or a Domestic Subsidiary of a CFC or CFC Holdco or (z) with respect to which the Administrative Agent determines that the cost of satisfaction of such requirement with respect thereto exceeds the value afforded thereby (and any such Subsidiary that does not so satisfy the terms of this Section 5.10(a) shall not become a Loan Party and/or a Collateral Party hereunder). Notwithstanding the foregoing and for the avoidance of doubt, neither the Canadian Loan Parties nor any other CFC shall guarantee, pledge assets in support of, or otherwise be liable for, the U.S. Secured Obligations.

(b) Subject to the limitations set forth in the applicable Security Agreement, each Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to carry out the terms and conditions of this Agreement and the other Loan Documents, and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. Each Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full in cash and all Letters of Credit have expired or been terminated (or cash collateralized in an amount equal to 102% of the aggregate undrawn amount of all outstanding Letters of Credit (for each Letter of Credit, denominated in the currency of such Letter of Credit) or otherwise collateralized (i.e., by issuance of backstop letters of credit to the applicable Issuing Banks in respect thereof), in each case in a manner satisfactory to the applicable Issuing Banks) and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. (a) Neither the U.S. Borrower nor any of the Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, the incurrence of which would cause the U.S. Borrower to violate the financial covenant set forth in Section 6.12 (giving effect to such incurrence of Indebtedness on a pro forma basis as if such incurrence (and the application of any proceeds therefrom, including the repayment of any Indebtedness with the proceeds of the Indebtedness being so incurred) occurred on the first day of the applicable four fiscal quarter period ended immediately prior to such incurrence) to the extent such Section is in effect as of the date of such determination (or would be in effect after giving effect to such incurrence of Indebtedness). It is understood and agreed that any Indebtedness incurred (or deemed to be incurred) under Section 6.01(a) of the Existing Credit Agreement, to the extent such Indebtedness was, at the time of such incurrence (or deemed incurrence), permitted to be so incurred thereunder (or deemed incurred thereunder), shall be deemed to have been incurred under, and in compliance with, this Section 6.01(a) as of the Restatement Effective Date.

(b) Neither the U.S. Borrower nor any of the Subsidiaries shall at any time permit the sum, without duplication, of (i) the aggregate principal amount of all Indebtedness of the U.S. Borrower and the Subsidiaries (including Subsidiaries acquired after the Restatement Effective Date) secured by Liens described in clauses (g) and (i) of Section 6.02 plus (ii) the aggregate principal amount of all Indebtedness of the U.S. Borrower and the Subsidiaries (including Subsidiaries acquired after the Restatement Effective Date) secured by Liens described in clause (d) of Section 6.02 in excess of $250,000,000, plus (iii) the aggregate principal amount of all unsecured Indebtedness of the Subsidiaries (including Subsidiaries acquired after the Restatement Effective Date) to exceed $500,000,000 at any time outstanding.

(c) Notwithstanding anything to the contrary in paragraph (b) of this Section 6.01, the following Indebtedness of the U.S. Borrower and the Subsidiaries (including Subsidiaries acquired after the Restatement Effective Date) shall not be prohibited by Section 6.01(b) and shall not be included in calculating the levels of Indebtedness permitted under Section 6.01(b) regardless of whether such Indebtedness is secured as permitted by Section 6.02:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not be Indebtedness of an obligor that was not an obligor with respect to the original Indebtedness being extended, renewed or replaced (other than in the case of Guarantees otherwise permitted by clause (iv) of this Section 6.01(c)), (B) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon), (C) shall not have an earlier maturity date or shorter weighted average life to maturity than the Indebtedness being extended, renewed or replaced and (D) shall be subordinated to the Obligations to the same extent as the Indebtedness being extended, renewed or replaced, if applicable;

(iii) Indebtedness of the U.S. Borrower to any Subsidiary and of any Subsidiary to the U.S. Borrower or any other Subsidiary, provided that (A) Indebtedness of any Subsidiary (other than a Loan Party) owing to any Loan Party shall be subject to Section 6.04 and (B) Indebtedness of either Borrower to any Subsidiary (other than a Loan Party) or of any other Loan Party to any other Subsidiary (other than a Loan Party) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(iv) Guarantees by the U.S. Borrower of Indebtedness of any Subsidiary, and by any Subsidiary of Indebtedness of the U.S. Borrower or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed shall not be prohibited by this Section (other than clause (c)(ii)) and (B) Guarantees by any Loan Party of Indebtedness of any Subsidiary (other than a Loan Party) shall be subject to Section 6.04;

(v) (A) Indebtedness of the U.S. Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness that is assumed by the U.S. Borrower or any Subsidiary or that remains Indebtedness of an acquired entity in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (B) extensions, renewals and replacements of any such Indebtedness so long as the outstanding principal amount of such extensions, renewals and replacements does not exceed the principal of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon), provided that the aggregate principal amount of Indebtedness permitted by this clause (iv) incurred after the Restatement Effective Date shall not exceed $125,000,000 at any time outstanding;

(vi) Indebtedness in respect of Swap Agreements permitted by Section 6.06;

(vii) Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(viii) Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (in each case, other than in respect of other Indebtedness), in each case provided in the ordinary course of business; and

(ix) any letters of credit (other than Letters of Credit) to the extent they are cash collateralized on terms that are satisfactory to the applicable issuer thereof.

SECTION 6.02. Liens. Neither Borrower will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the U.S. Borrower or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.02, provided that (A) such Lien shall not apply to any other property or asset of the U.S. Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (B) such Lien shall secure only those obligations that it secured on the Restatement Effective Date and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon);

(d) any Lien existing on any property or asset prior to the acquisition thereof by the U.S. Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or asset of the U.S. Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon);

(e) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by either the U.S. Borrower or any Subsidiary after the Restatement Effective Date, provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (v)(A) of Section 6.01(c) or to extend, renew or replace such Indebtedness and permitted by clause (v)(B) of Section 6.01(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement (provided that this clause (B) shall not apply to any Indebtedness permitted by clause (v)(B) of Section 6.01(c) or any Lien securing such Indebtedness), (C) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (v)(A) of Section 6.01(c), its fair market value at the time such security interest attaches, and in any event, the aggregate principal amount of such Indebtedness does not exceed $125,000,000 at any time outstanding and (D) such Liens shall not apply to any other property or assets of the U.S. Borrower or any Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business);

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens granted by a Subsidiary in respect of Indebtedness permitted by Section 6.01;

(h) Liens securing obligations (other than Designated Swap Obligations) under Swap Agreements (and related netting agreements) permitted under Section 6.06 in an amount not to exceed $150,000,000 on a marked-to-market basis at any time outstanding (after giving effect to any such netting agreements);

(i) Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed $100,000,000; and

(j) Liens created by sales contracts documenting unconsummated asset dispositions permitted hereby, provided that such Liens attach only to those assets that are the subject of the applicable sales contract.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Collateral, other than those permitted under clauses (a) through (d), (f) and (j) of this Section 6.02.

SECTION 6.03. Fundamental Changes. (a) Neither Borrower will, nor will it permit any Material Subsidiary (other than in connection with a transaction permitted under Section 6.03(c)) to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving corporation, (ii) any Subsidiary may amalgamate with the Canadian Borrower in a transaction in which the Canadian Borrower is the continuing entity or the continuing entity (the “Successor Canadian Borrower”) (A) is organized under the laws of Canada (or any province or territory thereof), (B) expressly assumes the Canadian Borrower’s obligations under this Agreement and the other Loan Documents to which the Canadian Borrower is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (or, if the Successor Canadian Borrower is organized under the laws of jurisdiction that is different than the jurisdiction of organization of the Canadian Borrower, then the Successor Canadian Borrower shall enter into such other Collateral Documents as the Administrative Agent shall reasonably request in order to effect the intent of the foregoing), (C) each Loan Party, unless it is the other party to such amalgamation, shall have, by a supplement to the Guarantee Agreement, each of the Security Agreements and, if reasonably requested by the Administrative Agent, each other Collateral Document to which such Loan Party is a party, confirmed that its obligations thereunder shall apply to the Successor Canadian Borrower’s obligations under this Agreement and (D) has delivered to the Administrative Agent and each Lender all documentation and other information requested by the Administrative Agent and required under applicable “know your customer” rules and regulations, including all information required to be delivered pursuant to Section 9.13 (it being understood that, if the foregoing conditions in clauses (A) through (D) are satisfied, then the Successor Canadian Borrower will automatically succeed to, and be substituted for, the Canadian Borrower under this Agreement) and (iii) any Person (other than a Borrower) may merge into or amalgamate with any Subsidiary (other than the Canadian Borrower) in a transaction in which the surviving entity or continuing entity, as applicable, is a Subsidiary and (if any party to such merger or amalgamation is a Restricted Collateral Party, a Collateral Party or a Loan Party) is a Restricted Collateral Party, a Collateral Party or a Loan Party, as the case may be, provided that any such merger or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamation shall not be permitted unless also permitted by Section 6.04.

(b) Neither Borrower will, nor will it permit any Material Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the U.S. Borrower and the Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto.

(c) Neither Borrower will, nor will it permit any other Loan Party, to sell, transfer, lease or otherwise dispose of all or substantially all its assets, provided that this clause (c) shall not prohibit any such sale, transfer, lease or other disposition (i) by any Collateral Party to any other Collateral Party (or to any Person that, upon consummation of such sale, transfer, lease or other disposition, will be, or will contemporaneously therewith become, a Collateral Party), (ii) by any wholly owned Subsidiary (other than a Collateral Party) to either Borrower or any other wholly owned Subsidiary (or to any Person that, upon consummation of such sale, transfer, lease or other disposition, will be, or will contemporaneously therewith become, a wholly owned Subsidiary) or (iii) of assets the aggregate fair value of which, determined as of the date of such sale, transfer, lease or other disposition and when combined with the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of pursuant to this clause (iii) (in each case, determined as of the date of the sale, transfer, lease or other disposition of the applicable assets), does not exceed 15% of the consolidated assets of the Loan Parties as determined on such date. Notwithstanding the foregoing, (A) no Restricted Collateral Party may issue any Equity Interests (other than to the U.S. Borrower or to another wholly owned Subsidiary), (B) neither the U.S. Borrower nor any other Subsidiary may sell, transfer or otherwise dispose of any Equity Interests of any Restricted Collateral Party (other than to the U.S. Borrower or to any wholly owned Subsidiary) except in a transaction pursuant to clause (iii) of this paragraph (c) in which 100% of the Equity Interests of such Restricted Collateral Party are sold, transferred or otherwise disposed of and (C) neither the U.S. Borrower nor any Restricted Collateral Party may sell, transfer, lease or otherwise dispose of all or substantially all its assets (other than to the U.S. Borrower or to another Restricted Collateral Party) except in a transaction pursuant to clause (iii) of this paragraph (c).

SECTION 6.04. Investments. Neither Borrower will, nor will it permit any Loan Party to, purchase or acquire (including pursuant to any merger with such Person) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, or Guarantee any Indebtedness of, any other Person (other than a Loan Party), or purchase or otherwise acquire (in one transaction or a series of transactions) any of the assets of any other Person (other than a Loan Party, provided that only a Collateral Party may acquire such assets of any other Collateral Party pursuant to this exception) constituting a business unit (each, an “Investment”), at any time when the Payment Conditions are not satisfied or if, immediately after giving effect to such Investment (and the establishment of any Reserve in connection with such Investment, including any Reserve with respect to the solvency deficiency, wind-up deficit or similar deficiency in respect of Canadian Pension Plans of the U.S. Borrower, any Subsidiary and any Person to be acquired by the U.S. Borrower or any Subsidiary in connection with such Investment), the Payment Conditions would not be satisfied. Notwithstanding the foregoing, the following Investments shall be deemed not to be covered or restricted by this Section:

(a) Investments existing on the Restatement Effective Date and set forth on Schedule 6.04 and Permitted Investments;

(b) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the U.S. Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments in the form of Swap Agreements permitted by Section 6.06;

(e) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the U.S. Borrower or any Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(f) Investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

(g) Investments received in connection with the disposition of any asset permitted by Section 6.03(c);

(h) receivables or other trade payables owing to the U.S. Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the U.S. Borrower or any Subsidiary deems reasonable under the circumstances;

(i) Investments in or to any Loan Party;

(j) Investments to the extent funded with the proceeds of any substantially concurrent issuance of Qualified Equity Interests to the extent that such issuance does not result in a Change in Control;

(k) Investments made or outstanding at any time the Payment Conditions were satisfied (so long as any such Investment did not result in the Payment Conditions failing to be satisfied) and any extension or refinancing thereof; provided that such extension or refinancing shall not increase the aggregate amount of such Investment;

(l) Investments in the form of (i) Guarantees by a Loan Party of the Indebtedness of any Subsidiary other than a Loan Party and (ii) loans by a Loan Party to another Subsidiary other than a Loan Party; provided that the sum of (x) aggregate principal amount of Indebtedness at any time outstanding that is subject to a Guarantee made in reliance on subclause (i) of this clause (l) and (y) the aggregate principal amount of loans at such time outstanding made in reliance on subclause (ii) of this clause (l) shall not exceed $20,000,000; and

(m) so long as, at the time such Investment is made, no Event of Default has occurred and is continuing or would result therefrom, Investments utilizing cash from any Pooled Cash Arrangement; provided that all such cash to be utilized was pooled under such Pooled Cash Arrangement at a time when the Payment Conditions were satisfied (and such pooling did not result in the Payment Conditions failing to be satisfied).

SECTION 6.05. Sale and Leaseback Transactions. Neither the U.S. Borrower nor any of the Subsidiaries shall become liable, directly or by way of a Guarantee, with respect to any lease, whether or not such lease results in a Capital Lease Obligation, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, that the U.S. Borrower or any Subsidiary has sold or transferred or is to sell or transfer to any other Person after the Restatement Effective Date (a “Sale and Leaseback Transaction”), provided that the U.S. Borrower or a Subsidiary may enter into a Sale and

Leaseback Transaction if (a) at the time of such Sale and Leaseback Transaction, no Event of Default is continuing, (b) the proceeds from the sale of the subject property shall be at least equal to 80% of its fair market value and (c) if such Sale and Leaseback Transaction results in a Capital Lease Obligation, such Capital Lease Obligation is not prohibited by Section 6.01 and any Lien made the subject of such Capital Lease Obligation is not prohibited by Section 6.02.

SECTION 6.06. Swap Agreements. Neither Borrower will, nor will it permit any Subsidiary to, enter into any Swap Agreement for speculative purposes.

SECTION 6.07. Restricted Payments. Neither Borrower will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, if (a) a Default has occurred and is continuing or would result therefrom, (b) such Restricted Payment is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Borrower or such Subsidiary or (c) the Payment Conditions are not satisfied at the time such Restricted Payment is made and immediately after giving effect thereto, provided that this Section 6.07 shall not restrict (x) dividends or similar distributions, payable solely in Qualified Equity Interests, (y) dividends or similar distributions made by Subsidiaries to wholly owned Subsidiaries or to the U.S. Borrower (it being understood that this proviso shall not permit any such dividend or similar distribution (A) from a Domestic Subsidiary to a Foreign Subsidiary (other than a Collateral Party) or (B) in the case of any such dividend or distribution comprised of Collateral, from a Collateral Party to an entity that is not a Collateral Party) or (z) so long as no Event of Default has occurred and is continuing or would result therefrom, dividends or similar distributions utilizing cash from any Pooled Cash Arrangement; provided that, in this case of this clause (z), all such cash was pooled under such Pooled Cash Arrangement at a time when the Payment Conditions were satisfied (and such pooling did not result in the Payment Conditions failing to be satisfied).

SECTION 6.08. Transactions with Affiliates. Neither Borrower shall, nor shall it suffer or permit any Material Subsidiary to, enter into any transaction with any Affiliate (other than the U.S. Borrower or a wholly owned Subsidiary) of the U.S. Borrower, except (a) transactions (i) entered into in good faith and (ii) at prices and on terms and conditions not less favorable to the U.S. Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (b) transactions not otherwise permitted under this Section 6.08 involving aggregate consideration of not more than $50,000,000 in any calendar year.

SECTION 6.09. Restrictive Agreements. Neither Borrower will, nor will it permit any Material Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the U.S. Borrower or any Material Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Material Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the U.S. Borrower or any other Subsidiary or to Guarantee Indebtedness of either Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) law or (B) any Loan Document, (ii) the foregoing shall not apply to restrictions or conditions existing on the Restatement Effective Date and identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment, modification or replacement expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply to any existing or future joint venture agreement that restricts the ability of any party to such agreement to create, incur or permit a Lien on the equity interests in the joint venture, provided that the U.S. Borrower and any Material Subsidiary party to such agreement collectively own no more than 81 percent of the equity interests in such joint venture and (vii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement if the terms of such agreement expressly permit the creation, incurrence and existence of Liens to secure Indebtedness or other Secured Obligations under this Agreement and extensions, renewals and replacements of any such Indebtedness or other Secured Obligations.

SECTION 6.10. Amendment of Material Documents. Neither Borrower will, nor will it permit any Subsidiary to, amend, modify, waive, terminate or release its certificate of incorporation, by-laws or other organizational documents, if the effect of such amendment, modification, waiver, termination or release is materially adverse to the U.S. Borrower and the Subsidiaries, taken as a whole, or the Lenders.

SECTION 6.11. Changes in Fiscal Periods. Without the prior consent of the Administrative Agent, the U.S. Borrower will neither (a) permit its fiscal year or the fiscal year of any Subsidiary to end on a day other than December 31, nor (b) change its method of determining fiscal quarters.

SECTION 6.12. Fixed Charge Coverage Ratio. If, at any time, Excess Availability is less than the Financial Covenant Threshold Amount, then, until the next subsequent date on which Excess Availability has exceeded the Financial Covenant Threshold Amount for a period of thirty consecutive calendar days, the U.S. Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (any such event, an “Event of Default”) shall occur:

(a) either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the U.S. Borrower or any Material Subsidiary in any Loan Document, any amendment or modification thereof or waiver thereunder, or any certificate required to be executed and delivered by an officer of any Loan Party pursuant to the terms hereof, in each case that is qualified by materiality shall prove to have been incorrect or any representation or warranty that is not so qualified by materiality shall prove to have been incorrect in any material respect when made or deemed made;

(d) either Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of either Borrower) or 5.09 or in

Article VI of this Agreement or any Collateral Party shall fail to observe or perform any covenant, condition or agreement contained in Section 4.01(j) or Article VII, in each case of either Security Agreement; provided, however, that, without limiting the effect of any other Default or Event of Default under this Article VII, any Default arising under Section 5.02 (or any Default arising under a failure of the conditions set forth in Section 4.02 arising solely as a result of a failure to comply with Section 5.02) or under Section 4.01(j) of either Security Agreement, in each case shall be deemed to be cured upon the giving of such notice by the U.S. Borrower;

(e) the U.S. Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and, except as otherwise provided in such Loan Document, such failure shall continue unremedied for a period of 30 days after notice thereof from any Lender or the Administrative Agent to the U.S. Borrower;

(f) the U.S. Borrower or any Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after the expiration of any applicable grace periods;

(g) any event or condition occurs (including the triggering of any change in control or similar event with respect to either Borrower) (i) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired, provided that, during the applicable grace period, no additional consideration is paid or additional rights are granted in respect of such Material Indebtedness) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the effect of which event or condition is to cause, or to permit the holder or holders of any Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to require, with the giving of notice if required, any Material Indebtedness to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of either Borrower or any Material Subsidiary or their debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including the BIA, the CCAA and the WURA) or (ii) the appointment of a receiver, interim receiver, receiver and manager, monitor, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any Material Subsidiary or for a substantial part of their assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the U.S. Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, monitor, trustee, custodian, sequestrator, conservator or similar official for the U.S. Borrower or any Material Subsidiary or for a substantial part of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) file any proposal or notice of intention to file a proposal under the BIA or the CCAA, or the board of directors of the U.S. Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the foregoing actions listed in subclauses (i) through (vi) (inclusive) of this clause (i);

(j) the U.S. Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against either Borrower, any Material Subsidiary or any combination thereof (provided that in determining whether the foregoing threshold is satisfied, there shall be excluded any portion of such judgments that is fully covered by a third party insurance company rated not less that “B++” by A.M. Best (less any applicable deductible) and as to which the insurer has not disputed, in writing, its responsibility to cover such judgment) and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of either Borrower or any Material Subsidiary to enforce any such judgment;

(l) an ERISA Event or Canadian Pension Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events or Canadian Pension Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m) any Loan Document shall for any reason be asserted by either Borrower not to be a legal, valid and binding obligation of such Borrower;

(n) a Change in Control shall occur;

(o) the Guarantee Agreement shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Guarantee Agreement, or any Loan Party shall deny that it has any further liability under the Guarantee Agreement to which it is a party, or shall give notice to such effect; or

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms hereof or of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, then, and in every such event (other than an event with respect to either Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the U.S. Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each

Borrower; and in case of any event with respect to either Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower (it being understood, for purposes of clarity, that the foregoing shall not affect the maturity or other terms of, or the obligations or rights of any party under, the definitive documentation in respect of any Swap Agreement).

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither Borrower shall have rights as a third party beneficiary of any of such provisions.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 2.05(j) or Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the U.S. Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.05(j) or Section 9.02 or believed by the Administrative Agent in good faith to be necessary) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Adobe pdf file, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that the Administrative Agent shall remain liable for the performance of such obligations and duties. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties, provided that the Administrative Agent shall remain liable for the performance of such obligations and duties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or an Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time upon notice to the Lenders, the Issuing Banks and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrowers in the absence of a continuing Event of Default, to appoint a successor. If no successor shall have been so appointed by the U.S. Borrower and the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a commercial bank with an office in New York, New York, or an Affiliate of any such commercial bank, in either case, acceptable to the U.S. Borrower in the absence of a continuing Event of Default (such acceptance not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all its duties and obligations under the Loan Documents. The fees payable by the U.S. Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the U.S. Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished thereunder.

Notwithstanding anything herein to the contrary, none of the Arrangers and the other agents listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

In furtherance of the foregoing and not in limitation thereof, no Swap Agreement the obligations under which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by such Person as the direct or indirect result of disclosure of any such Report to a third party by such indemnifying Lender in violation of the terms hereof.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or Adobe pdf file, as follows:

(i) if to the U.S. Borrower or any Loan Party (other than the Canadian Borrower or any Canadian Collateral Party), to the U.S. Borrower at:

550 West Adams Street

Chicago, IL 60661

Attention: Treasurer

Email: kbanas@usg.com

with copies to:

Corporate Secretary

Telecopy No.: (312) 672-6815

Assistant Treasurer

Email: eganchev@usg.com;

(ii) if to the Canadian Borrower or any Canadian Collateral Party, to the Canadian Borrower at:

350 Burnhamthorpe Road, 5th Floor

Mississauga, Ontario L5B 3J1

Attention: Financial Accounting Manager

Email: kpotter@usg.com

with copies to:

Corporate Secretary

Telecopy No.: (312) 672-6815

Assistant Treasurer

Email: eganchev@usg.com;

(iii) if to JPMCB in its capacity as the Administrative Agent, an Issuing Bank or the Swingline Lender, to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Newark, DE 19713

Attention: Dan Lougheed and Shawn Campbell

Telecopy No.: (201) 639-5215; (302) 634-4733

email: Dan.P.Lougheed@jpmorgan.com;

Shawn.Campbell@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: Peter Predun

Telecopy No.: (212) 270-5100

email: peter.predun@jpmorgan.com; and

(iv) if to JPMCB Toronto in its capacity as the Administrative Agent, to:

JPMorgan Chase Bank, N.A., Toronto Branch

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Newark, DE 19713

Attention: Dan Lougheed and Shawn Campbell

Telecopy No.: (201) 639-5215; (302) 634-4733

email: Dan.P.Lougheed@jpmorgan.com;

Shawn.Campbell@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, NY 10179

Attention: Peter Predun

Telecopy No.: (212) 270-5100

email: peter.predun@jpmorgan.com

(v) if to any other Issuing Bank, to it at its address (or telecopy number) most recently specified by it in a notice to the Administrative Agent and the U.S. Borrower (or, in the absence of any such notice, to the address (or telecopy number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

provided that, in addition to delivery to the applicable recipients set forth above, each Borrowing Base Certificate and any related notices in respect of either Borrowing Base shall also be delivered, by Adobe pdf file to the following addresses: (A) ib.cbc@jpmchase.com and (B) covenant.compliance@jpmchase.com.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by telecopy or by Adobe pdf file shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. Each of the Administrative Agent and the Borrowers (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications (as defined below) on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of either Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

(e) Competitor. In the event that the Borrowers update the list of Competitors, the Borrowers shall notify the Administrative Agent thereof in writing at the following address: JPMDQ_Contact@jpmorgan.com.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice to or demand on either Borrower or any other Loan Party in any case shall entitle either Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.19 with respect to any Revolving Commitment Increase, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the U.S. Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the applicable Loan Parties, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (d) or any other provision of this Agreement in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Commitments on the Restatement Effective Date), (vi) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(e) without the written consent of such SPV, (vii) release any material Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (viii) release all or substantially all the Collateral from the Liens of the Collateral Documents, without the written consent of each Lender, (ix) change any of the provisions of the definitions of “Eligible Accounts”, “Eligible Inventory”, “U.S. Borrowing Base” or “Canadian Borrowing Base” (including any defined term used therein relevant to the determination of either Borrowing Base, but excluding the advance rates referenced therein), without the written consent of Lenders having Revolving Exposure and unused Revolving Commitments, if any, representing more than 66 2⁄3% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time or (x) change any of the advance rates referenced in the definitions of “U.S. Borrowing Base” or “Canadian Borrowing Base” or any defined term used therein, without the written consent of each

Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the U.S. Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate (without its signature or consent), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the U.S. Borrower shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Overadvances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts) and (iii) the Loan Parties or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) Subject to Section 9.19, the Borrowers shall jointly and severally (in the case of the U.S. Borrower) and severally (in the case of the Canadian Borrower) pay (i) all reasonable out-of-pocket expenses (including reasonable expenses incurred in connection with due diligence) incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout or restructuring (and related negotiations) in respect of such Loans or Letters of Credit.

(b) Subject to Section 9.19, the Borrowers shall jointly and severally (in the case of the U.S. Borrower) and severally (in the case of the Canadian Borrower) indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all out-of-pocket losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the U.S. Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by the U.S. Borrower or any Subsidiary, or any other Environmental Liability related in any way to the U.S. Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (each, a “Proceeding”), whether based on contract, tort or any other theory, whether brought by a third party or by the U.S. Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (A) the gross negligence, bad faith or wilful misconduct of such Indemnitee, (B) a material breach by such Indemnitee of its obligations under this Agreement or any other Loan Document or (C) claims of one or more Indemnitees against another Indemnitee (other than claims against the Administrative Agent or any Arranger in their respective capacities as such) and not involving any act or omission by either Borrower, any of the Subsidiaries or any of their respective Affiliates (or any of such Person’s Related Parties). The Borrowers shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought under this Section 9.03(b) by such Indemnitee unless such settlement (x) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (y) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnitee or any injunctive relief or other non-monetary remedy. The Borrowers shall not be liable for any settlement of any Proceeding if the amount of such settlement was effected without the Borrowers’ consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrowers’ written consent or if there is a judgment by a court of competent jurisdiction for the plaintiff in any such Proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, penalties, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 9.03(b). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

(c) To the extent that either Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section and without limiting such Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, neither Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than three Business Days after written demand therefor setting forth the basis for such claim in reasonable detail.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the U.S. Borrower, provided that no consent of the U.S. Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent; and (C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the U.S. Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the U.S. Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.18(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any Tax forms required by Section 2.16(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; (E) any assignment of all or a portion of a Revolving Lender’s Revolving Commitment shall be accompanied by a simultaneous assignment of a pro rata portion of such Lender’s Canadian Revolving Sub-Commitment (it being understood and agreed that a Revolving Lender may not separately assign all or a portion of such Lender’s Canadian Revolving Sub-Commitment other than as contemplated by this clause (E)); and (F) no assignment shall be made to (1) a Person that is a natural person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (2) a Competitor.

For purposes of paragraph (b) of this Section, the term “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof in the Register pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 (subject to the requirements and limitations therein) and 9.03) and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any Tax forms required by Section 2.16(f) (unless the assignee shall already be a

Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (in each case, other than a Competitor) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant shall be subject to Section 2.18 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant shall be subject to Section 2.17(d) as though it were a Lender.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant complies with Section 2.16(f) as though it were a Lender.

(iv) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time, without the consent of the Borrowers or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers the option to provide to the applicable Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which is hereby assumed by and shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the U.S. Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(f) Competitors.

(i) No assignment or participation shall be made to any Person that was a Competitor as of the date (the “Trade Date”) on which the assigning or participating Lender entered into a binding agreement to sell and assign or participate, as the case may be, all or a portion of its rights and obligations under this Agreement to such Person (unless the U.S. Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Competitor after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Competitor”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender and (y) the execution by the U.S. Borrower of an Assignment and Assumption with respect to such assignee shall not by itself result in such assignee no longer being considered a Competitor. Any assignment in violation of this Section 9.04(f)(i) shall not be void, but the other provisions of this Section 9.04(f) shall apply.

(ii) If any assignment or participation is made to any Competitor without the U.S. Borrower’s prior written consent in violation of Section 9.04(f)(i), or if any Person becomes a Competitor after the applicable Trade Date, the U.S. Borrower may, at its sole expense and effort, upon notice to the applicable Competitor and the Administrative Agent, (A) terminate any Revolving Commitment of such Competitor and repay all obligations of the Borrowers owing to such Competitor in connection with such Revolving Commitment and/or (B) require such Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more assignees permitted under Section 9.04(b)(ii) at the lesser of (x) the principal amount thereof and (y) the amount that such Competitor paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Competitors (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrowers or any their respective Affiliates or by the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Loan Document, each Competitor will be deemed to have consented in the same proportion as the Lenders that are not Competitors consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Law, each Competitor party hereto hereby agrees (1) not to vote on such plan, (2) if such Competitor does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Competitors provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Electronic System, including that portion of the Electronic System that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers and the other Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation (as distinguished from the Secured Obligations) under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. The provisions of Section 9.12 hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the termination of this Agreement or any provision hereof or the resignation, removal or assignment by or of the Administrative Agent, any Issuing Bank or any Lender hereunder.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by Adobe pdf file shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, subject to Section 9.19, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the applicable Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that none of the Lenders, the Issuing Banks or any of their respective Affiliates shall exercise any right of setoff under this Section 9.08 against any Canadian Loan Party or any of its assets or apply any deposits of any Canadian Loan Party, in each case with respect to any Obligations other than Canadian Secured Obligations. The applicable Lender and the applicable Issuing Bank shall notify the applicable Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) Except as expressly provided in Section 9.20, this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The parties hereto hereby agree that the U.S. Borrower shall be the authorized agent for the Canadian Borrower, upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement and the other Loan Documents or the performance of services hereunder or thereunder which may be instituted in any court referred to in Section 9.09(b). Service of process upon the U.S. Borrower shall be deemed, in every respect, effective service of process upon the Canadian Borrower.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)); provided that no disclosure of Information may be made under this clause (f)(i) to any Competitor, or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Loan Parties and their obligations under the Loan Documents, (g) with the consent of the U.S. Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than a Loan Party, and in the case of clauses (b), (c) and (e) of this Section 9.12, the Administrative Agent, the applicable Issuing Bank or the applicable Lender, as the case may be, agrees to inform the U.S. Borrower reasonably in advance thereof (or if not legally permitted or practicable, as promptly thereafter as is legally permitted and/or practicable) to allow facilitate the U.S. Borrower’s contesting the need for or limiting the scope of such disclosure. For the purposes of this Section, “Information” means all information received from a Loan Party and/or its Related Parties or representatives relating to any Loan Party, its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Loan Party and/or its Related Parties or representatives, provided that, in the case of information received from either Borrower and/or its Related Parties or any Subsidiary after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that information as defined in Section 9.12(a) furnished to it pursuant to this Agreement may include material non-public Information concerning the Loan Parties and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures, applicable law, including Federal and state securities laws, and the terms hereof.

(c) All information, including waivers and amendments, furnished by the Loan Parties, their Related Parties or representatives or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public Information about the Loan Parties and their Related Parties or their respective securities and its securities. Accordingly, each Lender represents to the Borrowers (on behalf of the Loan Parties) and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public Information in accordance with its compliance procedures, applicable law and the terms hereof.

SECTION 9.13. USA PATRIOT Act. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act, and each Loan Party agrees to provide such information from time to time to such Lender, such Issuing Bank and the Administrative Agent, as applicable. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective for each Lender, each Issuing Bank and the Administrative Agent.

SECTION 9.14. Disclosure. The Borrowers and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.15. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC, the applicable provisions of the PPSA or any other applicable law, can be perfected only by possession. Should any Lender (other than the Lender serving hereunder as the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan or LC Disbursement or participation therein hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum

Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17. Existing Credit Agreement; Effectiveness of Amendment and Restatement. Until this Agreement becomes effective in accordance with the terms of the Amendment and Restatement Agreement, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Effective Date, all obligations of the U.S. Borrower under the Existing Credit Agreement shall become obligations of the U.S. Borrower hereunder and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof.

SECTION 9.18. No Fiduciary Relationship. Each Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions and communications. Each of the Administrative Agent, each Lender, each Issuing Bank and each of their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their respective stockholders and/or their respective Affiliates.

SECTION 9.19. Bifurcation. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, except with respect to Secured Obligations for which the Canadian Loan Parties (as distinguished from the Loan Parties generally) are expressly liable under this Agreement or any other Loan Document, neither the Canadian Borrower nor any other Canadian Loan Party shall guaranty, pledge assets in support of, be subject to any right of setoff with respect to, or otherwise be liable for any Obligations that are not Canadian Secured Obligations, including all indemnities and costs and expenses that do not solely relate to the Canadian Secured Obligations, the Canadian Loan Parties or any Canadian Collateral. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Canadian Loan Party for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the U.S. Secured Obligations; and the Collateral of the Canadian Loan Parties shall not secure or be applied in satisfaction, by way of payment, prepayment or otherwise, of all or any portion of the U.S. Secured Obligations. For the avoidance of doubt, the U.S. Loan Parties shall be jointly and severally liable for all U.S. Secured Obligations and all Canadian Secured Obligations.

SECTION 9.20. Quebec Collateral Matters. (a) Power of Attorney. Without limiting the powers of the Administrative Agent hereunder or under any other Loan Document to the extent applicable, each of the Lenders hereby acknowledges that the Administrative Agent (or a collateral agent designated by the Administrative Agent) shall, for the purposes of holding any security granted by any Loan Party on the property of such Loan Party pursuant to the laws of the Province of Quebec, be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future holders of any bond or other title of indebtedness issued by such Loan Party to the Administrative Agent (or such designated collateral agent) for the benefit of the Lenders and secured by a hypothec granted by such Loan Party pursuant to the laws of the Province of Quebec. Each of the Lenders hereby irrevocably constitutes, to the extent necessary, the Administrative

Agent (or such designated collateral agent) as the holder of such irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by the Loan Parties in the Province of Quebec. Each Person that becomes a Lender pursuant to Section 9.04 (for purposes of this Section 9.20, an “Assignee”) shall be deemed to have confirmed and ratified the appointment of the Administrative Agent (or such designated collateral agent) as the holder of such irrevocable power of attorney (fondé de pouvoir) by execution of an Assignment and Assumption. Notwithstanding the provisions of Section 32 of An Act respecting the Special Powers of Legal Persons (Quebec), the Borrowers and the Lenders irrevocably agree that the Administrative Agent may acquire and be the holder of any bond or other title of indebtedness issued by a Loan Party and secured by a hypothec granted by such Loan Party pursuant to the laws of the Province of Quebec at any time and from time to time. The Borrowers hereby acknowledge that any such bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(b) Quebec Bond Pledge. Each Borrower hereby expressly acknowledges, declares, agrees and confirms that any Assignee, through the Administrative Agent, shall have all the benefits of and is hereby acknowledged for all purposes of the Loan Documents as being a payee under any bond or other title of indebtedness issued by any Loan Party to the Administrative Agent (or such designated collateral agent) and secured by a hypothec granted by such Loan Party pursuant to the laws of the Province of Québec, jointly with the other Lenders, in the same manner and to the same extent as though such Assignee were an original named payee thereunder and pursuant to any pledge of such bond or other title of indebtedness in favor of the Administrative Agent (or such designated collateral agent), the Administrative Agent (or such designated collateral agent) shall hold such bond or other title of indebtedness as pledgee for the benefit of such Assignee, jointly with the other Lenders.

(c) Quebec Law Governing. This Section 9.20 shall be governed by, and construed and interpreted in accordance with, the law in force in the Province of Quebec.

SECTION 9.21. Judgment Currency. (a) The obligations of any Loan Party under this Agreement and the other Loan Documents to make payments in U.S. dollars or in Canadian dollars (in any such case, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the respective Issuing Bank or the respective Lender, as the case may be, of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, such Issuing Bank or such Lender, as the case may be, under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing a judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency, the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange quoted by the Administrative Agent, determined, in each case, as of the business day immediately preceding the day on which the judgment is given (such business day, the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the actual date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining any rate of exchange for this Section 9.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 9.22. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of any EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SCHEDULE 1.01(a)

USG CORPORATION

STATEMENT OF INVESTMENT OBJECTIVE AND GUIDELINES

(see following attached pages)

Exhibit A

Investment Policy

Dated: September 2016

Scope

This policy shall apply to USG Corporation and the corporate cash managed by internal treasury staff of USG Corporation as well as external managers that are utilized. This policy does not cover cash managed by foreign entities, pension assets or the 401K plan. All investments covered under this policy will be purchased in U.S. dollars.

USG Corporate cash will be segmented into two categories based in the different characteristics of each and the business needs. As the cash levels change, the segmentation strategy may be updated.

Tier I: Operating Cash: Cash balances, overnight sweep investments and short-term investments that are held for working capital and daily operating needs. This segment of cash requires preservation of principal, late-day access and liquidity.

Tier II: Reserve Cash: Excess cash that is not required for operating cash and set aside for specific purposes such as the $500 million maturity of the Senior Notes on January 15, 2018.

Investment Objectives

The investment objectives of this policy are, in priority order:

•	Maintain safety and preservation of principal through a well-diversified portfolio of high-grade fixed income securities.

•	Provide sufficient liquidity of investments to meet projected operating cash requirements.

•	Deliver yields in excess of selected benchmarks, in relationship to the guidelines and tax considerations. At the time of the inception of this Investment Policy, USG Corporation is not a taxpaying entity.

Roles and Responsibilities

•	The CFO and Treasurer are authorized to approve and amend the investment policy.

•	The Assistant Treasurer and his/her staff are responsible for executing the policy.

•	Tier I cash is managed by the treasury staff at the Corporate Headquarters and Tier II cash is managed by outside investment managers.

Investment Parameters

Specific eligible securities for U.S. cash Investments- see Appendix 1

Credit Rating Requirements1

Investments must be rated by at least one of the three following credit rating agencies at the time of purchase: if rated by more than one agency the lowest rating shall prevail.

Moody’s Investors Service

Standard & Poor’s

Fitch Ratings

[1]	Excludes Money Market Mutual Funds

Investment Policy – Rev. September 2016	Page 1

Average Credit Quality

The minimum weighted average credit quality of each investment portfolio must be “A” or higher.

Security Downgrade

In the event a security in the portfolio is downgraded below the minimum credit quality allowed for the category, the external investment manager and/or Treasury personnel responsible for the internal management of the corporate cash will contact the Assistant Treasurer as soon as possible. A plan of action will be determined in a reasonable time. It is not mandatory that the security must be sold. However, if the decision is made to hold the investment, the reason for the decision must be documented.

Realized Gains/Losses

USG Corporation will instill no restriction on gains earned from investments managed in house or by an external manager. For each quarter, the portfolio must adhere to a zero realized net loss policy (excluding realized losses from securities sold due to a credit downgrade).

Duration Limit

Portfolios managed by an external manager must maintain a weighted average duration not to exceed 1 year.

Benchmark

Tier I: The iMoneyNet First Tier Institutional will be used as the benchmark for the operating cash.

Tier II: The ML 3 month Treasury Bill Index will be the benchmark for the reserve cash. Ticker: <GO01>

Reporting and Evaluation and Compliance

The external investment manager(s) must communicate regularly with the Treasurer and Assistant Treasurer, with formal meetings at least annually. The investment manager(s) must provide detailed monthly reporting on each investment portfolio. Electronic reporting should be provided in a timely manner consistent with the Company’s calendar and cutoff dates provided by the Assistant Treasurer. The portfolio’s performance and risk profile is to be reported on a monthly, quarterly and annual basis. These reports should support accounting classifications such as “Available for Sale”, performance of the portfolio and should at least include:

*	Total securities held in the portfolio, including maturity date, coupon rate and current yield to maturity

*	Mark to market valuations

*	Liquidity/cash flow schedule

*	Portfolio value

*	Investment income

*	Performance figures

*	Comparisons to the selected benchmark index

*	Realized gains/losses

*	Portfolio risk profile

Finally, the investment manager(s) should provide a certification of compliance with the stated investment policy and a related report that explains any exceptions.

Investment Policy – Rev. September 2016	Page 2

Appendix 1

USG Corporation – Tier I: Operating Cash

INVESTMENT POLICY

SECURITY TYPE	MINIMUM CREDIT RATING	MAXIMUM MATURITY	MAXIMUM PORTFOLIO EXPOSURE	MAXIMUM ISSUER EXPOSURE
Obligations of: US Treasury, Government & Agency Securities Includes: US Treasury Bills, Notes & Bonds, Agency and GSE securities	Aa1/AA+	6 Months	100%	N/A
Commercial Paper	A-2/P-2 A-1/P-1	60 days A-2 90 days A-1	20% for A-2 30% for A-1	5%
Money Market Mutual Funds[2] Includes: Taxable & Tax-exempt Institutional Prime, Government and Municipal Money Market Funds	2a-7 compliant	Daily	100%	Our exposure cannot be greater than 5% of total assets of the money market fund*
Certificates of Deposit Includes: (Domestic, Eurodollar, and Yankee), Eurodollar Deposits, Time Deposits	A-1/P-1	6 Months	30%	5%
Obligations of Foreign Governments and Supranational Organizations	AAA/Aaa	6 Months	50%	5%

Note:	Securities issued under rule 144A or other private placements are eligible

*	At no time may the total investment in any single Money Market Mutual Fund exceed $100MM.

[2]	Due diligence review will be conducted on Money Market Fund providers. See Appendix 2.

USG Corporation – Tier II: Reserve Cash

INVESTMENT POLICY

SECURITY TYPE	MINIMUM CREDIT RATING	MAXIMUM MATURITY	MAXIMUM PORTFOLIO EXPOSURE	MAXIMUM ISSUER EXPOSURE
US Treasury, Government & Agency Securities Includes: US Treasury Bills, Notes & Bonds, Agency and GSE securities	Aa1/AA+	3 Years	100%	N/A
Repurchase Agreements Collateral type: Treasuries, Agencies, Corporates Collateral margin: 102% of the face value	Refer to rating applicable to collateral type	7 Days	50%	25%
Commercial Paper	A-1/P-1	13 Months	50%	5%
Asset Backed Commercial Paper	A-1/P-1	13 Months	50%	5%
Money Market Mutual Funds[3] Includes: Taxable & Tax-exempt	2a-7 compliant	Daily	100%	Our exposure cannot be greater than 5% of total assets of the money market fund.
Variable Rate Demand Notes Includes: Taxable & Tax-exempt	A-1/P-1/VMIG1	7 Days	50%	5%
Corporate Bonds (US & Foreign) Includes: US & Foreign corporate notes, bonds & debentures, Eurodollar/Yankee debt obligations, fixed and floating	BBB/Baa2 A3/A-	1 Year BBB/Baa2 3 Years A3/A-	15% BBB/Baa2 50% A3/A-	2% BBB/Baa2 5% A3/A-
Local, City, State Government & Agency Obligations Including but not limited to: General obligation bonds, revenue bonds, non-rated and non-rerated pre-refunded bonds and project bonds	A-1/P-1/VMIG1 BBB-/Baa3*	3 Years	50% * No more than 25% of the portfolio in BBB-/Baa3	5%
Certificates of Deposit Includes: (Domestic, Eurodollar, and Yankee), Eurodollar Deposits, Time Deposits	A-1/P-1	2 years	50%	5%
Obligations of Foreign Governments and Supranational Organizations	AAA/Aaa	3 Years	50%	5%
Credit Card and Auto Asset Backed Securities	AAA/Aaa	13 Months	15%	5%

•	Minimum credit criteria is “at time of purchase”

•	Maximum issuer exposure is “at time of purchase”

•	Maximum maturity is defined as “from settlement date”

•	Note: Securities issued under rule 144A or other private placements are eligible

•	* For Asset Backed Securities Weighted Average Life (WAL) will be used as final maturity for the purposes of duration calculation

[3]	Due diligence review will be conducted on Money Market Fund providers. See Appendix 2.

Appendix 2

Money Market Fund Guidelines

•	Fund must have at least $10B in Assets under Management (AUM). If fund is smaller, then an exception must be approved by the Treasurer.

•	Fund must be bank sponsored by a strong financial entity or be part of a large fund provider.

•	The liquidity business must be a key component of the overall business of the asset management firm.

•	Our exposure cannot be greater than 5% of total assets of the money market fund.

•	The portfolio manager and credit team must be accessible and available upon request.

•	Fund must be willing to provide, holdings, and Weighted Average Maturity (WAM) at request.

•	Fund must comply with Rule 2a(7) of the Investment Company Act

Approved by:

/s/ Evgeni Ganchev	Dated:	11/7/16
Evgeni Ganchev
Assistant Treasurer

/s/ Kenneth R. Banas	Dated:	11/7/16
Kenneth R. Banas
VP & Treasurer

/s/ Matt F. Hilzinger	Dated:	11/7/16
Matt F. Hilzinger
EVP and CFO

Schedule 1.01 (b)

to Credit Agreement

USG Corporation

Schedule of Borrowing Base Supplemental Documentation

Documents to be Submitted to the Administrative Agent

The following information is to be submitted, pursuant to Section 5.01 of the Credit Agreement, for USG Corporation as noted below:

Reporting Frequency		Monthly Reporting: Due within Fifteen (15) Business Days	Weekly Reporting: Due within Three (3) Business Days

	Borrowing Base Certificate in the form of Exhibit	X	X

Accounts Receivable Supporting Documents:

1.	Accounts receivable summary aging aged by invoice date or due date, as applicable, by operating division in an electronic format suitable to the Administrative Agent	X	X

2.	Accounts receivable rollforward by operating division in a format suitable to the Administrative Agent	X

3.	Top 10 accounts receivable balances aged per the most recent summary aging by operating division	X

4.	Reconciliation of A/R aging report to the general ledger and financial statements by operating division	X

5.	Top 10 Sales Concentration for Prior Twelve months by operating division	X

6.	Supporting documentation (system generated extract report where applicable) for the A/R ineligibles/ reserves reported on the Borrowing Base Certificate by operating division	X	X

Inventory Supporting Documents:

1.	An inventory perpetual report and schedules detailing each operating division’s inventory, in a form satisfactory to the Administrative Agent, (i) by summarized locations, (ii) by department, (iii) by volume on hand and (iv) other schedules as reasonably requested	X

2.	Gross margin and turnover by product segment by operating division	X

3.	Reconciliation of perpetual inventory reports to the general ledger and financial statements by operating division	X

4.	Schedule of monthly rent or unpaid fees related to leased or unowned locations (eg: outside processors, third party warehouses or other locations for which landlord waivers or bailee letters have not been received)	X

5.	Inventory value stated at cost by location for each operating division	X

6.	Supporting documentation (system generated extract report where applicable) for the inventory ineligibles/ reserves reported on the Borrowing Base Certificate by operating division	X	X

Other Supporting Documents:

1.	Accounts payable summary aging by vendor and by operating division in a format suitable to the Administrative Agent	X

2.	Top 10 accounts payable vendor balances by aging category and operating division	X

3.	Year-to-date top 10 purchases concentration by vendor and operating division	X

4.	Reconciliation of A/P aging to general ledger and financial statements per operating division	X

5.	Spreadsheet including threshold limits, past highest margin call analysis (if applicable), outstanding trades and net positions per counterparty (i.e., mark-to-market position for each trade) for each Designated Swap Obligation, together with associated ISDA agreements	X

6.	Cash and Cash Equivalents Balance		X

Submit to: JPMorgan Chase Bank, N.A. Email: ######	Copy to: J.P. Morgan Securities LLC Attn: Brittany S. Stark Email: ######

Schedule 2.01

Commitments

Bank	Revolving Commitments	Canadian Revolving Sub- Commitments[1]
JPMorgan Chase Bank, N.A.	$40,000,000.00	$9,090,909.09
Bank of America, N.A.	40,000,000.00	9,090,909.09
Wells Fargo Bank, National Association.	40,000,000.00	9,090,909.09
Citibank, N.A.	20,000,000.00	4,545,454.55
Goldman Sachs Bank USA	20,000,000.00	4,545,454.55
The Northern Trust Company	20,000,000.00	4,545,454.55
U.S. Bank, National Association	20,000,000.00	4,545,454.54
TD Bank, N.A.	20,000,000.00	4,545,454.54
Total:	$220,000,000.00	$50,000,000.00

[1]	Rounded to nearest cent. Notwithstanding the foregoing, the Canadian Revolving Sub-Commitment of each Lender shall be equal to such Lender’s Applicable Percentage of the aggregate Canadian Revolving Sub-Commitments.

Schedule 3.06

Disclosed Matters

None.

Schedule 3.10(c)

Canadian Pension Plans

The most recent actuarial valuation of the CGC Inc. Retirement Plan (the “Plan”) is as of January 1, 2014. The actuaries are preparing the actuarial valuation as of January 1, 2017 and estimate that the plan has a hypothetical wind up surplus of C$4.8 million as of that date.

Schedule 6.01

Existing Indebtedness

Obligor(s)	Description of Indebtedness	Amount
USG Corporation	Industrial Revenue Bonds
	Ohio Air Quality Development Authority	$45,000,000
	Ohio Air Quality Development Authority	$44,400,000
	Ohio Air Quality Development Authority	$9,000,000
	City of East Chicago, Indiana	$10,000,000
	City of East Chicago, Indiana	$10,000,000
	Pennsylvania Economic Development Financing Authority	$110,000,000
	Oregon Economic & Community Development Commission	$11,000,000
	Senior Notes
	7.75% Senior Notes Due 2018	$500,000,000
	5.5% Senior Notes Due 2025	$350,000,000

Schedule 6.02

Existing Liens

US Liens

Filing Type	Jurisdiction	File Date	File Number	Secured Party	Description
United States Gypsum Company
UCC	DE-Secretary of State	11/28/12	2012 4567337	Arch Chemicals, Inc.	Consigned Inventories of Sodium Omadine Fungicide, Zinc Omadine Antimicrobial and Zinc Omadine ZOE Antimicrobial

		11/25/15	2015 5615314	Weavexx, LLC (SP assignment from Weavexx, LLC to JPMorgan Chase Bank, N.A., as Collateral Agent filed 2/8/16, # 2016 0755700)	Goods supplied by Weavexx, LLC as Consignor to United States Gypsum Company as Consignee of Paper Machine Clothing

		3/28/16	2016 1819844	International Paper Company	Paper products consigned by International Paper Company to United States Gypsum Company

Judgment	NJ-Trenton Superior Court	1/11/15	SC 001775 04		Ionin Jared vs United States Gypsum Co $3019.00
USG Corporation

UCC	DE-Secretary of State	2/10/15	2015 0574854	Quality Edge, Inc.	Secured Party has delivered and/or will deliver the Debtr Galvanized Steel Coils labeled Quality Edge, Inc. owned by Secured Party for the purposes of processing, safekeeping and storage by Debtor pursuant to that certain agreements between Secured Party and Debtor.
USG Interiors LLC

UCC	DE-Secretary of State	8/9/10	2010 2881153	Joseph T. Ryerson & Son, Corp.	Consigned parts

		11/28/12	2012 4567337	Arch Chemicals, Inc.	Consigned Sodium Omadine Fungicide, Zinc Omadine Antimicrobial and Zinc Omadine ZOE Antimicrobial

Canadian Liens

Liens on cash collateral securing letters of credit issued by The Toronto-Dominion Bank in an aggregate principal amount of C$748,806.

Schedule 6.04

Existing Investments

1.	Donn South Africa (PTY) Ltd., a joint venture – 33% owned by USG Foreign Investments, Ltd.

2.	Gas Natural Caxitlán, S. de R.L. de C.V. – 50% owned by USG de México, S.A. de C.V.

3.	USG Boral Building Products Pte Limited – 50% owned by USG Netherlands Global Holdings B.V.

4.	USG Boral Building Products Pty Limited – 50% owned by USG Netherlands Global Holdings B.V.

5.	Investments by USG Corporation and its wholly-owned Subsidiaries in the Equity Interests of the wholly-owned Subsidiaries of USG Corporation.

6.	Loans by USG Corporation to Star-USG Building Materials Co., Ltd., pursuant to (i) that certain Loan Agreement (as amended), dated as of July 2, 2010, in an aggregate principal amount of $4,500,000, (ii) that certain Loan Agreement (as amended), dated as of February 16, 2011, in an aggregate principal amount of $3,980,000, and (iii) that certain Loan Agreement (as amended), dated as of April 10, 2012, in an aggregate principal amount of $4,000,000.

Schedule 6.09

Existing Restrictions

1.	Indenture, dated as of November 1, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee, together with the following supplements:

a.	Officer’s Certificate of USG Corporation dated September 27, 2007 Establishing Terms of a Series of Securities Under Open-End Indenture (7.750% Senior Notes due 2018), including the 7.750% Senior Notes due 2018 of USG Corporation issued pursuant thereto;

b.	Supplemental Indenture No. 6, dated as of February 24, 2015, by and among USG Corporation, each of United States Gypsum Company, L&W Supply Corporation, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee, including the 5.5% Senior Notes due 2025 of USG Corporation issued pursuant thereto.

2.	The equity ownership of the Borrower or a Subsidiary certain of their joint venture entities is subject to provisions which either (1) provide the other parties to the joint ventures with rights of first refusal or buy/sell rights with respect to such equity ownership, or (2) prohibit using such equity ownership as security for indebtedness.

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including guarantees and participations in letters of credit, swingline loans, overadvances and protective advances included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrowers:	USG Corporation, a Delaware corporation, and CGC Inc., a New Brunswick corporation

4. Administrative Agent:	JPMorgan Chase Bank, N.A.

[1]	Select as applicable.

5. Credit Agreement:	The $220,000,000 Fifth Amended and Restated Credit Agreement dated as of May 1, 2017, among USG Corporation, a Delaware corporation, CGC Inc., a New Brunswick corporation, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents
6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%

Effective Date:                                   , 20          [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including U.S. Federal and State securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit A

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

[Consented to:

USG CORPORATION

By
Name:
Title:][3]

[3]	To the extent required pursuant to Section 9.04(b)(i) of the Credit Agreement.

Exhibit A

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of either Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by either Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type and (vii) it is not a Competitor; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit A

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

Exhibit A

EXHIBIT B

[FORM OF]

BORROWING BASE CERTIFICATE

[See following pages]

USG Corporation

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in US$ 000’s)

A. US available accounts receivable	$—
B. US available total inventory	$—
C. Less:
Rent reserves	$—
Designated swap reserves	$—
Designated banking services reserves	$—
Other reserves (per terms of Credit Agreement)	$—
Reserve for Canadian Statutory Priority Liens	$—
D. US borrowing base (lines A+B-C)	$—

E. Portion of US borrowing base supporting Canadian revolving exposure	$—
F. Lower of:
(i) US borrowing base less portion of US borrowing base supporting Canadian revolving exposure (lines D-E)	$—
(ii) Revolving Commitment less Canadian revolving exposure	$—

G. US revolving exposure:
US$ loans (including overadvances and protective advances) outstanding	$—
US$ LC exposure	$—
US$ swingline exposure	$—
H. US excess availability (lines F-G)		$—

I. Canadian available accounts receivable	$—
J. Canadian available total inventory	$—
K. Less:
Rent reserves	$—
Designated swap reserves	$—
Designated banking services reserves	$—
Other reserves (per terms of Credit Agreement)	$—
Reserve for Canadian Statutory Priority Liens	$—
L. Canadian borrowing base (lines I+J-K)	$—

M. Portion of US borrowing base supporting Canadian revolving exposure	$—
N. Lower of:
(i) (US borrowing base + lesser of (x) Canadian sub-commitment and (y) Canadian borrowing base)—US revolving exposure	$—
(ii) Canadian sub-commitment	$50,000

O. Canadian revolving exposure:
Canadian Loans (including overadvances and proctective advances) outstanding	$—
Canadian LC exposure	$—
Canadian Swingline exposure	$—
P. Canadian excess availability (lines N-O)		$—

Q. Lower of:
(i) Aggregate revolving commitments	$220,000

(ii) US borrowing base + the lesser of (x) Canadian sub-commitment and (y) Canadian borrowing base	$—
R. Aggregate revolving exposure (lines G + O)	$—
S. Excess Availability (lines Q - R)		$—

Officer’s Certification:

Pursuant to the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017, the undersigned Financial Officer of USG Corporation certifies that the information provided in this certificate to JPMorgan Chase Bank, N.A. as Collateral Agent is true and correct based on the accounting records of USG Corporation.

USG Corporation

Name
Title

USG Corporation

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in US$ 000’s)

		Gypsum	Interiors	Consolidated
Net Aging Balance				$—
Addback: General Accrual Reserves included in Aging				$—

Total Aging Balance (including Accrual Reserves)		$—	$—	$—

—
Less ineligibles:	(1)			—
Non-first-priority perfected security interest	a			—
Non-Agent Liens	b			—
Payment terms greater than 60 days	c			—
Credits greater than 60 days past due, 90 days past invoice	c			—
Credits written off or uncollectible	c			—
Cross-Aged receivables (50%)	d			—
Concentration limit 20% (35% if IG or otherwise noted)	e			—
Non-conforming -covenants/reps/warrants	f			—
Non-ordinary course, no invoice, progress billing	g			—
Needs further performance, bill and hold, consigment	g			—
Sale on approval, sale and return, payments of i/r	g			—
Non-shipped/delivered	h			—
Returned uncollected	i			—
Bankrupt, liquidation, reorg, defaulted A/R, etc	j			—
Account debtor sold all assets	k			—
Foreign obligors (non US or CAN) not permitted in 5% cap	l			—
A/R not denominated / payable in US$ or C$	m			—
Government A/R	n			—
Affiliate A/R or officer > $100k or non ordinary course	o			—
Contra	p			—
Deductions , counterclaim, disputes, offsets, etc	q			—
Promissory note, chattel paper, etc	r			—
Notice of Business Activities Report	s			—
Reductions, adj, for unpaid re-invoiced A/R	t			—
Non-compliant with applicable laws	u			—
Non-collateral Party payee	v			—
Obligors with cash in advance / cash on delivery	w			—
Other (per terms of Credit Agreement)	x			—
Accrued sales & use taxes	(2)			—
A/R Reconciliation Items	(2)			—
		—	—	—

Total ineligibles:		$—	$—	$—
Eligible Accounts Receivable before dilution reserve		$—	$—	$—
Calculated Reserves *				$—
Other Reserves				$—

Total Reserves		$—	$—	$—
Implied 5% Dilution				$—

Dilution Reserve Required				$—
Adjusted Eligible Accounts Receivable:				$—

Advance rate				85.0%

Available Accounts Receivable				$—

5% Addback for IG companies				$—
Total Available Accounts Receivable

*	Interiors reserves are included in Gypsum.
(1)	Eligible Credit Agreement Reference
(2)	Referenced in the definition of Eligible Accounts

USG Corporation- Canada

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in C$ 000’s)

CGC
Net Aging Balance		$—
Addback: General Accrual Reserves included in Aging		$—

Total Aging Balance (including Accrual Reserves)		$—
—
Less ineligibles:	(1)	—
Non-first-priority perfected security interest	a	—
Non-Agent Liens	b	—
Payment terms greater than 60 days	c	—
Credits greater than 60 days past due, 90 days past invoice	c	—
Credits written off or uncollectible	c	—
Cross-Aged receivables (50%)	d	—
Concentration limit 20% (35% if IG or otherwise noted)	e	—
Non-conforming -covenants/reps/warrants	f	—
Non-ordinary course, no invoice, progress billing	g	—
Needs further performance, bill and hold, consigment	g	—
Sale on approval, sale and return, payments of i/r	g	—
Non-shipped/delivered	h	—
Returned uncollected	i	—
Bankrupt, liquidation, reorg, defaulted A/R, etc	j	—
Account debtor sold all assets	k	—
Foreign obligors (non US or CAN) not permitted in 5% cap	l	—
A/R not denominated / payable in US$ or C$	m	—
Government A/R	n	—
Affiliate A/R or officer > $100k or non ordinary course	o	—
Contra	p	—
Deductions , counterclaim, disputes, offsets, etc	q	—
Promissory note, chattel paper, etc	r	—
Notice of Business Activities Report	s	—
Reductions, adj, for unpaid re-invoiced A/R	t	—
Non-compliant with applicable laws	u	—
Non-collateral Party payee	v	—
Obligors with cash in advance / cash on delivery	w	—
Other (per terms of Credit Agreement)	x	—
Accrued sales & use taxes	(2)	—
A/R Reconciliation Items	(2)	—
—

Total ineligibles:		$—
Eligible Accounts Receivable before dilution reserve		$—
Calculated Reserves *		$—
Other Reserves		$—

Total Reserves		$—
Implied 5% Dilution		$—

Dilution Reserve Required		$—
Adjusted Eligible Accounts Receivable:		$—
Advance rate		85.0%

Available Accounts Receivable		$—

5% Addback for IG companies		$—
Total Available Accounts Receivable		$—

* Interiors reserves are included in Gypsum.
[XX/XX/XX] Exchange rate date
C$/US$

(1)	Eligible Credit Agreement Reference

(2)	Referenced in the definition of Eligible Accounts

USG Corporation

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in US$ 000’s)

		Gypsum	Interiors	Consolidated
Raw Materials Inventory
Raw Materials Per Perpetual				$—
Less Ineligibles and Inventory Reserves:	(1)			—
Non-first-priority perfected security interest	a			—
Non-Agent Liens	b			—
Non-conforming -covenants/reps/warrants	c			—
Non-ownership, interest, title	d			—
Spare parts, packaging, supplies	e			—
Consignment (except <$25mm w/ IG customers & Collateral Access Argts “CAA”)	e			—
Not located in US/CAN or intransit	f			—
Leased locations w/o docs or Rent Reserves	g			—
Inventory locations <$100,000 (2)	g			—
3rd party warehouses/storage facilities w/o docs or Rent Reserves	h			—
Processed at offsite or outside processor w/o docs or Rent Reserves	i			—
Discontinued product or component	j			—
Not in perpetual inventory report	k			—
Reclamation rights	l			—
Detonators & explosives	m			—
Damaged, defective, return to vendor, discontinued, nonsalable	o			—
Items without assigned product class	o			—
Intercompany profits included in inventory	o			—
Re-stocking and delivery fees included in inventory	o			—
Testing prototypes display items	o			—
Shrink reserve (3)	o			—
Slow moving and obsolete reserve	o			—
Lower of cost or market reserve	o			—
Capitalized favorable variances	o			—
Vendor rebate reserve	o			—
Other (per terms of the Credit Agreement)	o			—

Total Ineligible		—	—	—

Eligible Raw Materials		—	—	—
Lesser of:
(i) Advance Rate		75.0%	75.0%
NOLV %		0.0%	0.0%
(ii) 85% of Net Orderly Liquidation Rate		0.0%	0.0%

Available Raw Materials		$—	$—	$—

(1)	Eligible Credit Agreement Reference
(2)	Shrink reserve will represent % of physical inventory discrepancy observed from most recent field exam
(3)	Provided that the aggregate value of RM, WIP, and FG stated at cost is less than $100,000 at a location

USG Corporation

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in US$ 000’s)

		Gypsum	Interiors	Consolidated
Work In Process Inventory
Work In Process Per Perpetual				$—
Less Ineligibles and Inventory Reserves:	(1)
Non-first-priority perfected security interest	a			—
Non-Agent Liens	b			—
Non-conforming -covenants/reps/warrants	c			—
Non-ownership, interest, title	d			—
Spare parts, packaging, supplies	e			—
Consignment (except <$25mm w/ IG customers & Collateral Access Argts “CAA”)	e			—
Not located in US/CAN or intransit	f			—
Leased locations w/o docs or Rent Reserves	g			—
Inventory locations <$100,000 (2)	g			—
3rd party warehouses/storage facilities w/o docs or Rent Reserves	h			—
Processed at offsite or outside processor w/o docs or Rent Reserves	i			—
Discontinued product or component	j			—
Not in perpetual inventory report	k			—
Reclamation rights	l			—
Detonators & explosives	m			—
Deemed to be non-commodity-like in nature (WIP only)	n			—
Damaged, defective, return to vendor, discontinued, nonsalable	o			—
Items without assigned product class	o			—
Intercompany profits included in inventory	o			—
Re-stocking and delivery fees included in inventory	o			—
Testing prototypes display items	o			—
Shrink reserve (3)	o			—
Slow moving and obsolete reserve	o			—
Lower of cost or market reserve	o			—
Capitalized favorable variances	o			—
Vendor rebate reserve	o			—
Other (per terms of the Credit Agreement)	o			—
Total Ineligibles		—	—	—

Eligible Work In Process Inventory		—	—	—
Lesser of:
(i) Advance Rate		75.0%	75.0%
NOLV %		0.0%	0.0%
(ii) 85% of Net Orderly Liquidation Rate		0.0%	0.0%

Available Work In Process Inventory		$—	$—	$—

(1)	Eligible Credit Agreement Reference
(2)	Shrink reserve will represent % of physical inventory discrepancy observed from most recent field exam
(3)	Provided that the aggregate value of RM, WIP, and FG stated at cost is less than $100,000 at a location

USG Corporation

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in US$ 000’s)

		Gypsum	Interiors	Consolidated
Finished Goods Inventory
Finished Goods Per Perpetual				—
Less Ineligibles and Inventory Reserves:	(1)			—
Non-first-priority perfected security interest	a			—
Non-Agent Liens	b			—
Non-conforming -covenants/reps/warrants	c			—
Non-ownership, interest, title	d			—
Spare parts, packaging, supplies	e			—
Consignment (except <$25mm w/ IG customers & Collateral Access Argts “CAA”)	e			—
Not located in US/CAN or intransit	f			—
Leased locations w/o docs or Rent Reserves	g			—
Inventory locations <$100,000 (2)	g			—
3rd party warehouses/storage facilities w/o docs or Rent Reserves	h			—
Processed at offsite or outside processor w/o docs or Rent Reserves	i			—
Discontinued product or component	j			—
Not in perpetual inventory report	k			—
Reclamation rights	l			—
Detonators & explosives	m			—
Damaged, defective, return to vendor, discontinued, nonsalable	o			—
Items without assigned product class	o			—
Intercompany profits included in inventory	o			—
Re-stocking and delivery fees included in inventory	o			—
Testing prototypes display items	o			—
Shrink reserve (3)	o			—
Slow moving and obsolete reserve	o			—
Lower of cost or market reserve	o			—
Capitalized favorable variances	o			—
Vendor rebate reserve	o			—
Other (per terms of the Credit Agreement)	o			—
Total Ineligibles		—	—	—

Eligible Finished Goods		—	—	—
Lesser of:
Advance Rate		75.0%	75.0%
NOLV %		0.0%	0.0%
85% of Net Orderly Liquidation Rate		0.0%	0.0%

Available Finished Goods Inventory		$—	$—	$—

(1)	Eligible Credit Agreement Reference
(2)	Shrink reserve will represent % of physical inventory discrepancy observed from most recent field exam
(3)	Provided that the aggregate value of RM, WIP, and FG stated at cost is less than $100,000 at a location

USG Corporation- Canada

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in C$ 000’s)

CGC
Raw Materials Inventory
Raw Materials Per Perpetual		$—
Less Ineligibles and Inventory Reserves:	(1)	—
Non-first-priority perfected security interest	a	—
Non-Agent Liens	b	—
Non-conforming -covenants/reps/warrants	c	—
Non-ownership, interest, title	d	—
Spare parts, packaging, supplies	e	—
Consignment (except <$25mm w/ IG customers & Collateral Access Argts “CAA”)	e	—
Not located in US/CAN or intransit	f	—
Leased locations w/o docs or Rent Reserves	g	—
Inventory locations <$100,000 (2)	g	—
3rd party warehouses/storage facilities w/o docs or Rent Reserves	h	—
Processed at offsite or outside processor w/o docs or Rent Reserves	i	—
Discontinued product or component	j	—
Not in perpetual inventory report	k	—
Reclamation rights	l	—
Detonators & explosives	m	—
Damaged, defective, return to vendor, discontinued, nonsalable	o	—
Items without assigned product class	o	—
Intercompany profits included in inventory	o	—
Re-stocking and delivery fees included in inventory	o	—
Testing prototypes display items	o	—
Shrink reserve (3)	o	—
Slow moving and obsolete reserve	o	—
Lower of cost or market reserve	o	—
Capitalized favorable variances	o	—
Vendor rebate reserve	o	—
Other (per terms of the Credit Agreement)	o	—

Total Ineligible		—

Eligible Raw Materials		—
Lesser of:
(i) Advance Rate		75.0%
NOLV %
(ii) 85% of Net Orderly Liquidation Rate

Available Raw Materials		$—

[XX/XX/XX] Exchange rate date
C$/US$

(1)	Eligible Credit Agreement Reference
(2)	Shrink reserve will represent % of physical inventory discrepancy observed from most recent field exam
(3)	Provided that the aggregate value of RM, WIP, and FG stated at cost is less than $100,000 at a location

USG Corporation- Canada

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in C$ 000’s)

CGC
Work In Process Inventory
Work In Process Per Perpetual		$—
Less Ineligibles and Inventory Reserves:	(1)
Non-first-priority perfected security interest	a	—
Non-Agent Liens	b	—
Non-conforming -covenants/reps/warrants	c	—
Non-ownership, interest, title	d	—
Spare parts, packaging, supplies	e	—
Consignment (except <$25mm w/ IG customers & Collateral Access Argts “CAA”)	e	—
Not located in US/CAN or intransit	f	—
Leased locations w/o docs or Rent Reserves	g	—
Inventory locations <$100,000 (2)	g	—
3rd party warehouses/storage facilities w/o docs or Rent Reserves	h	—
Processed at offsite or outside processor w/o docs or Rent Reserves	i	—
Discontinued product or component	j	—
Not in perpetual inventory report	k	—
Reclamation rights	l	—
Detonators & explosives	m	—
Deemed to be non-commodity-like in nature (WIP only)	n	—
Damaged, defective, return to vendor, discontinued, nonsalable	o	—
Items without assigned product class	o	—
Intercompany profits included in inventory	o	—
Re-stocking and delivery fees included in inventory	o	—
Testing prototypes display items	o	—
Shrink reserve (3)	o	—
Slow moving and obsolete reserve	o	—
Lower of cost or market reserve	o	—
Capitalized favorable variances	o	—
Vendor rebate reserve	o	—
Other (per terms of the Credit Agreement)	o	—
Total Ineligibles		—

Eligible Work In Process Inventory		—
Lesser of:
(i) Advance Rate		75.0%
NOLV %
(ii) 85% of Net Orderly Liquidation Rate

Available Work In Process Inventory		$—

[XX/XX/XX] Exchange rate date
C$/US$

(1)	Eligible Credit Agreement Reference
(2)	Shrink reserve will represent % of physical inventory discrepancy observed from most recent field exam
(3)	Provided that the aggregate value of RM, WIP, and FG stated at cost is less than $100,000 at a location

USG Corporation- Canada

Borrowing Base Certificate

For the period ended XX/XX/XXXX (in C$ 000’s)

CGC
Finished Goods Inventory
Finished Goods Per Perpetual		$—
Less Ineligibles and Inventory Reserves:	(1)	—
Non-first-priority perfected security interest	a	—
Non-Agent Liens	b	—
Non-conforming -covenants/reps/warrants	c	—
Non-ownership, interest, title	d	—
Spare parts, packaging, supplies	e	—
Consignment (except <$25mm w/ IG customers & Collateral Access Argts “CAA”)	e	—
Not located in US/CAN or intransit	f	—
Leased locations w/o docs or Rent Reserves	g	—
Inventory locations <$100,000 (2)	g	—
3rd party warehouses/storage facilities w/o docs or Rent Reserves	h	—
Processed at offsite or outside processor w/o docs or Rent Reserves	i	—
Discontinued product or component	j	—
Not in perpetual inventory report	k	—
Reclamation rights	l	—
Detonators & explosives	m	—
Damaged, defective, return to vendor, discontinued, nonsalable	o	—
Items without assigned product class	o	—
Intercompany profits included in inventory	o	—
Re-stocking and delivery fees included in inventory	o	—
Testing prototypes display items	o	—
Shrink reserve (3)	o	—
Slow moving and obsolete reserve	o	—
Lower of cost or market reserve	o	—
Capitalized favorable variances	o	—
Vendor rebate reserve	o	—
Other (per terms of the Credit Agreement)	o	—
Total Ineligibles		—

Eligible Finished Goods		—
Lesser of:
Advance Rate		75.0%
NOLV %
85% of Net Orderly Liquidation Rate

Available Finished Goods Inventory		$—

[XX/XX/XX] Exchange rate date
C$/US$

(1)	Eligible Credit Agreement Reference
(2)	Shrink reserve will represent % of physical inventory discrepancy observed from most recent field exam
(3)	Provided that the aggregate value of RM, WIP, and FG stated at cost is less than $100,000 at a location

EXHIBIT C

[FORM OF]

BORROWING REQUEST

[Date]

JPMorgan Chase Bank, N.A.,

    as Administrative Agent

c/o Loan and Agency Services Group

500 Stanton Christiana Road

Newark, DE 19713

Attention: Dan Lougheed and Shawn Campbell

Facsimile No.: (201) 639-5215; (302) 634-4733

Email: Dan.P.Lougheed@jpmorgan.com; Shawn.Campbell@jpmorgan.com

[JPMorgan Chase Bank, N.A., Toronto Branch,

    as Canadian Administrative Agent

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Newark, DE 19713

Attention: Dan Lougheed and Shawn Campbell

Facsimile No.: (201) 639-5215; (302) 634-4733

Email: Dan.P.Lougheed@jpmorgan.com; Shawn.Campbell@jpmorgan.com]

With a copy to:

JPMorgan Chase Bank, N.A.,

383 Madison Avenue

New York, NY 10179

Attention: Peter Predun

Facsimile No.: (212) 270-5100

Ladies and Gentlemen:

The undersigned Borrower refers to the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, a Delaware corporation, CGC Inc., a New Brunswick corporation, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., as Canadian administrative agent (in such capacity, the “Canadian Agent”), and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.03 of the

Exhibit C

Credit Agreement that it requests a Borrowing under the Credit Agreement and in that connection sets forth below the terms on which such Borrowing is requested to be made:

1.	Aggregate Amount of Borrowing[1]:

2.	[Currency of Borrowing:][2]

3.	Date of Borrowing[3]:

4.	Type of Borrowing[4]:

5.	Interest Period[5]:

6.	Location and number of the undersigned Borrower’s account to which funds are to be disbursed:

111	In the case of a Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, not less than $1,000,000 and in an integral multiple of $1,000,000 (or, in the case of a Borrowing denominated in Canadian dollars, an integral multiple of C$1,000,000 and not less than C$1,000,000) or, if less the amount of the remaining Revolving Commitment (or Canadian Revolving Sub-Commitment). In the case of an ABR Revolving Borrowing or Canadian Prime Rate Borrowing, not less than $1,000,000 and in an integral multiple of $100,000 (or, in the case of a Borrowing denominated in Canadian dollars, an integral multiple of C$100,000 and not less than C$1,000,000) or, if less the amount of the remaining Revolving Commitment (or Canadian Revolving Sub-Commitment).
[2]	Include only if the Borrower under this Borrowing Request is CGC Inc. To be either U.S. dollars or Canadian dollars.
[3]	This date must be (a) a Business Day and (b)(i) in the case of a Eurodollar Borrowing, a date not earlier than three Business Days after telephonic notice of the related Borrowing Request, delivered before 11:00 a.m., New York City time, (ii) in the case of an ABR Borrowing, a date not earlier than one Business Day after telephonic notice of the related Borrowing Request, delivered before 11:00 a.m., New York City time, (iii) in the case of a Canadian Prime Borrowing, a date not earlier than one Business Day after telephonic notice of the related Borrowing Request, delivered before 12:00 p.m., Toronto time and (iv) in the case of a CDOR Borrowing, a date not earlier than three Business Days after telephonic notice of the related Borrowing Request, delivered before 12:00 p.m., Toronto time.
[4]	ABR Borrowing, Eurodollar Borrowing, Canadian Prime Borrowing or CDOR Borrowing.
[5]	Applicable only to a Eurodollar Borrowing or a CDOR Borrowing, and subject to the definition of “Interest Period”.

Exhibit C

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit C

3

The undersigned Borrower hereby represents and warrants to the Administrative Agent[, the Canadian Agent] and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Section 4.02 of the Credit Agreement are and shall be satisfied.

Very truly yours, [USG CORPORATION][CGC INC.]

By:
Name:
Title:

Exhibit C

4

EXHIBIT D

[FORM OF]

INTEREST ELECTION REQUEST

[Date]

JPMorgan Chase Bank, N.A.,

    as Administrative Agent

c/o Loan and Agency Services Group

500 Stanton Christiana Road

Newark, DE 19713

Attention: Dan Lougheed and Shawn Campbell

Facsimile No.: (201) 639-5215; (302) 634-4733

Email: Dan.P.Lougheed@jpmorgan.com; Shawn.Campbell@jpmorgan.com

[JPMorgan Chase Bank, N.A., Toronto Branch,

    as Canadian Administrative Agent

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

Newark, DE 19713

Attention: Dan Lougheed and Shawn Campbell

Facsimile No.: (201) 639-5215; (302) 634-4733

Email: Dan.P.Lougheed@jpmorgan.com; Shawn.Campbell@jpmorgan.com]

With a copy to:

JPMorgan Chase Bank, N.A.,

383 Madison Avenue

New York, NY 10179

Attention: Peter Predun

Facsimile No.: (212) 270-5100

Ladies and Gentlemen:

The undersigned Borrower refers to the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, a Delaware corporation, CGC Inc., a New Brunswick corporation, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (in such capacity, the “Canadian Agent”), and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes a notice of conversion or notice of continuation, as applicable, under

Section 2.07 of the Credit Agreement, and the undersigned Borrower hereby irrevocably notifies the Administrative Agent of the following information with respect to the conversion or continuation requested hereby:

1.	Borrowing to which this request applies[1]:

2.	Principal amount of Borrowing to be converted/continued[2]:

3.	Effective date of election[3]:

4.	Type of resulting Borrowing(s)[4]:

5.	Interest Period of resulting Borrowing(s)[5]:

[1]	Specify last day of current Interest Period.
[2]	If different options are being elected with respect to different portions of the Borrowing, indicate the portions thereof to be allocated to each resulting Borrowing.
[3]	This date must be (a) a Business Day and (b)(i) in the case of a resulting Eurodollar Borrowing, a date not earlier than three Business Days after telephonic notice of the related Interest Election Request or (ii) in the case of a resulting ABR Borrowing, a date not earlier than one Business Day after telephonic notice of the related Interest Election Request, in each case delivered before 11:00 a.m., New York City time.
[4]	ABR Borrowing, Eurodollar Borrowing, Canadian Prime Borrowing or CDOR Borrowing. If different options are being elected with respect to different portions of the Borrowing, specify type for each resulting Borrowing.
[5]	Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing or a CDOR Borrowing, and subject to the definition of “Interest Period”. Must comply with the definition of “Interest Period” and end not later than the Maturity Date. If different options are being elected with respect to different portions of the Borrowing, specify for each resulting Borrowing.

Exhibit D

2

Very truly yours,
[USG CORPORATION][CGC INC.]

By:
Name:
Title:

Exhibit D

3

EXHIBIT E

[FORM OF]

COMPLIANCE CERTIFICATE

[For the fiscal Quarter ending]

[For the fiscal Year ending]

The undersigned, duly authorized, qualified and acting Financial Officer of USG Corporation, a corporation organized under the laws of Delaware (“USG”), hereby certifies that:

(a) This certificate (“Certificate”) is furnished pursuant to Section 5.01(c) of the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG, CGC Inc., a New Brunswick corporation, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents. Capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein.

(b) As of the date hereof, no Default has occurred [.][except as follows:]

(c) No change in GAAP or in the application of GAAP, in either case, that would be required to be disclosed to the Securities and Exchange Commission, has occurred that has affected the financial statements accompanying this Certificate since the later of December 31, 2016, and the date of the prior certificate delivered under Section 5.01(c) of the Credit Agreement, except for those changes disclosed in the report of USG on Form 10-Q or 10-K, as applicable, for the period ending             , attached hereto as Exhibit A (the “Current Report”)[.] [except as follows:]

(d) The financial statements referred to in Section 5.01[(a)][(b)] of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate, together with the footnotes and supplemental information related thereto disclosed in the Current Report, fairly present in all material respects the financial condition and results of operations of USG and the Subsidiaries on a consolidated basis for the fiscal [year][quarter] then ended [(subject to normal year-end audit adjustments and the absence of footnote disclosure)]. Such financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved.

(e) The covenant listed and calculated below is based on the financial statements referred to in Section 5.01[(a)][(b)] of the Credit Agreement which are delivered concurrently with the delivery of this Certificate, together with the financial statements previously delivered pursuant to Section 5.01(a) or (b) that are necessary to determine compliance with such covenant under the Credit Agreement.

Fixed Charge Coverage Ratio (Section 6.12)

The ratio of

(i) Consolidated EBITDA (minus the unfinanced portion of Capital Expenditures) for the period of four consecutive fiscal quarters most recently ended at or prior to the date of this certificate (the “Measurement Period”)

$
To
(ii)	Fixed Charges for the Measurement Period	$

Ratio:

must be at least:		1.00 to 1.00

Please refer to Schedule 1 for a detailed calculation of the amounts set forth above.

Exhibit E

2

IN WITNESS WHEREOF, I have hereto set my name.

Dated:

USG CORPORATION

By
Name:
Title: Financial Officer

Exhibit E

3

Schedule 1 to

Compliance Certificate

Format to be agreed between JPMorgan and USG.

Exhibit E

EXHIBIT F

[FORM OF]

ADMINISTRATIVE QUESTIONNAIRE

[See following pages]

Administrative Questionnaire

DEAL NAME: USG CORPORATION

Agent Name: JP Morgan Chase	Return form to:	Chris Mosca
	Telephone:	302-634-5878
	E-mail:	chris.mosca@jpmchase.com Deal.Management.Team@jpmchase.com

Lender Markit Entity Identifier (MEI):

Legal Name of Lender to appear in Documentation:

Domestic Address	Canadian Address (if applicable)

Exhibit F

Contacts/Notification Methods: Credit Related Matters, compliance certificate, etc.

Syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) should be made available to the Credit Contact(s) and Annex A contacts. The Credit Contacts identified must be able to receive such information via your institutions method for disseminating information to syndicate lenders i.e. Intralinks.

	Primary Credit Contact	Secondary Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

Exhibit F

2

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

Administrative Agent notifications i.e. borrowings, paydowns, interest/fee payments should only be delivered to the Operational Contacts listed.

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Operations Contact	Operations Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Bid Contact	L/C Contact
Name:	N/A	N/A
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

Exhibit F

3

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

JPMORGAN’s Wire Instructions (USD)

Bank Name:	JPMorgan Chase Bank, N.A.
ABA/Routing No.:	021 000 021
Account Name:	LS2 Incoming Account
Account No.:	9008113381H0442
Attention:	Loan & Agency
Reference:	USG CORP

Exhibit F

4

Agent’s CAD Wire Instructions

Bank Name:	The Royal Bank of Canada, Toronto
SWIFT:	ROYCCAT2
Account Name:	JPMorgan Chase Bank, Toronto Branch (SWIFT BIC CHASCATT)
Account No.:	07172-1016294
FFC Account Name:	None
FFC Account No.:	None
Reference:	USG/CGC

JPM Operation Contacts

	Account Manager	Backup Account Manager
Name:	Dan P Lougheed	James A Campbell
Company:	JPMORGAN CHASE BANK NA	JPMORGAN CHASE BANK NA
Title
Address:	500 Stanton Christiana Road, NCC2, Floor 03	500 Stanton Christiana Road, NCC2, Floor 03
	Newark, DE, 19713-2107, United States	Newark, DE, 19713-2107, United States
Telephone:	302-634-1956	302-634-1929
Facsimile:
E-mail address:	dan.p.lougheed@jpmorgan.com	james.x.campbell@chase.com

Exhibit F

5

ANNEX A

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

	Additional IntraLinks Credit Contact	Additional IntraLinks Credit Contact
Name:
Company:
Title
Address:

Telephone:
Facsimile:
E-mail address:

Exhibit F

6

EXHIBIT G

[FORM OF]

PERFECTION CERTIFICATE

Reference is made to the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, a Delaware corporation (the “U.S. Borrower”), CGC Inc., a New Brunswick corporation (the “Canadian Borrower”; the U.S. Borrower and the Canadian Borrower, collectively, the “Borrowers”, and each, individually, a “Borrower”), the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable. For purposes of this Perfection Certificate (this “Certificate”), (a) “Grantors” shall mean each Borrower and each other Loan Party that is a wholly-owned Subsidiary of a Borrower, (b) “U.S. Grantors” shall mean the U.S. Borrower and each other Loan Party that is organized under the laws of the United States of America, any State thereof or the District of Columbia and (c) “Canadian Grantor” shall mean the Canadian Borrower and each other Loan Party that is organized under the laws of Canada or any province or territory thereof.

The undersigned, a Financial Officer of the U.S. Borrower and a Financial Officer of the Canadian Borrower, each hereby certifies to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

(b) Set forth below is each other legal name each Grantor has had in the past two years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past two years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past two years:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:1

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts:

Grantor	Mailing Address	County	State

(c) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any Collateral other than that referred to in Section 2(b):

Grantor	Mailing Address	County	State

(d) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor:	Jurisdiction:

(e) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

Grantor	Mailing Address	County	State

(f) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

[1]	Necessary only for Grantors organized under the laws of North Dakota or South Dakota.

Exhibit G

2

3. Unusual Transactions. All Accounts have been originated by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code and Personal Property Security Act filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC and PPSA Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each U.S. Grantor is located. Personal Property Security Act filings or other applicable personal property security filings have been prepared for filing in the proper personal property security filing offices in the proper local jurisdiction for each Canadian Grantor.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Deposit Accounts. Attached hereto as Schedule 7 is a true and correct list of Collateral Deposit Accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number.

Exhibit G

3

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate on this 1st day of May, 2017.

USG CORPORATION

By
Name:
Title: Financial Officer

CGC INC.

By
Name:
Title: Financial Officer

Exhibit G

4

EXHIBIT H-1

[FORM OF]

U.S. REVOLVING NOTE

$[Amount]	New York, New York

FOR VALUE RECEIVED, the undersigned (the “U.S. Borrower”) hereby unconditionally promises to pay to [LENDER NAME] and its registered assigns (the “Lender”), in immediately available funds, in accordance with Section 2.09 of the Credit Agreement (as defined below) on the Maturity Date (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), the principal amount of [ Amount in words ] dollars and 0/100 ($[ Amount ]) or, if less, the then unpaid principal amount of all U.S. Revolving Loans made by the Lender to the U.S. Borrower pursuant to the Credit Agreement.

The U.S. Borrower further unconditionally promises to pay interest on the unpaid principal amount of each U.S. Revolving Loan made by the Lender to the U.S. Borrower in like money at said office until paid at the rate or rates per annum, from the dates and payable on the dates set forth in the Credit Agreement.

This revolving note (this “Note”) is one of the promissory notes referred to in Section 2.09(f) of the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, a Delaware corporation, CGC Inc., a New Brunswick corporation, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and is entitled to the benefits thereof and of the other Loan Documents.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

USG CORPORATION

By
Name:
Title:

Exhibit H-1

2

EXHIBIT H-2

[FORM OF]

CANADIAN REVOLVING NOTE

$[Amount]	New York, New York

FOR VALUE RECEIVED, the undersigned (the “Canadian Borrower”) hereby unconditionally promises to pay to [LENDER NAME] and its registered assigns (the “Lender”), in immediately available funds, in accordance with Section 2.09 of the Credit Agreement (as defined below) on the Maturity Date (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), the principal amount of [ Amount in words ] dollars and 0/100 ($[ Amount ]) or, if less, the then unpaid principal amount of all Canadian Revolving Loans made by the Lender to the Canadian Borrower pursuant to the Credit Agreement.

The Canadian Borrower further unconditionally promises to pay interest on the unpaid principal amount of each Canadian Revolving Loan made by the Lender to the Canadian Borrower in like money at said office until paid at the rate or rates per annum, from the dates and payable on the dates set forth in the Credit Agreement.

This revolving note (this “Note”) is one of the promissory notes referred to in Section 2.09(f) of the Fifth Amended and Restated Credit Agreement dated as of May 1, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among USG Corporation, a Delaware corporation, CGC Inc., a New Brunswick corporation, the Lenders and Issuing Banks from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, and is entitled to the benefits thereof and of the other Loan Documents.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Canadian Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

CGC INC.

By
Name:
Title:

Exhibit H-2

2

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) by and among USG CORPORATION, a Delaware corporation (“U.S. Borrower”), CGC INC., a New Brunswick corporation (“Canadian Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent, BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and each other Agent and Lender from time to time party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                    , 20[    ]

I-1-1

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) by and among USG CORPORATION, a Delaware corporation (“U.S. Borrower”), CGC INC., a New Brunswick corporation (“Canadian Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent, BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and each other Agent and Lender from time to time party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                    , 20[    ]

I-2-1

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) by and among USG CORPORATION, a Delaware corporation (“U.S. Borrower”), CGC INC., a New Brunswick corporation (“Canadian Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent, BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and each other Agent and Lender from time to time party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

I-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                    , 20[    ]

I-3-2

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Fifth Amended and Restated Credit Agreement, dated as of May 1, 2017 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) by and among USG CORPORATION, a Delaware corporation (“U.S. Borrower”), CGC INC., a New Brunswick corporation (“Canadian Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent, BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, and each other Agent and Lender from time to time party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

I-4-1

[NAME OF LENDER]

By:
Name:
Title:

Date:                    , 20[    ]

I-4-2